UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material under §240.14a-12

Cott Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Cott Corporation 1200 Britannia Road East Mississauga, Ontario, Canada L4W 4T5 Corporate Center III Suite 400 4221 W. Boy Scout Blvd. Tampa, Florida, U.S.A. 33607

March 19, 2019

Dear Shareowners:

We are pleased to invite you to attend our annual meeting of shareowners, which will be held at the Toronto Airport Marriott, 901 Dixon Road, Toronto, Ontario, Canada at 8:30 a.m. (Toronto time) on Tuesday, April 30, 2019. At this meeting, you will have the opportunity to meet our directors and members of our senior management team, learn more about our Company and our plans for the future, and receive our financial results for the 2018 fiscal year.

The notice of meeting and proxy statement that accompany this letter describe the business to be conducted at the meeting.

We are pleased to furnish our proxy materials over the Internet in accordance with applicable law. As a result, we are mailing to many of our shareowners a notice instead of paper copies of our proxy statement, form of proxy and 2018 annual report. The notice contains instructions on how to access these materials over the Internet, as well as instructions on how shareowners can receive paper copies of these materials. Employing this distribution process will conserve natural resources and reduce the costs of printing and distributing these materials.

Even if you cannot attend the meeting, it is important that your shares be represented and voted by using the form of proxy provided. We encourage you to read the proxy statement and vote as soon as possible. We look forward to your participation.

Sincerely,

Thomas Harrington

Chief Executive Officer

Cott Corporation

Notice of Annual Meeting of Shareowners

The Annual Meeting of Shareowners of Cott Corporation (“Cott”) will be held

on:	Tuesday, April 30, 2019

at:	8:30 a.m. (local time in Toronto)

at the:	Toronto Airport Marriott, 901 Dixon Road, Toronto, Ontario, Canada

to:	• receive the financial statements for the year ended December 29, 2018 and the report on those statements by Cott’s independent registered certified public accounting firm,

• elect directors,

• approve the appointment of Cott’s independent registered certified public accounting firm,

• hold a non-binding advisory vote on executive compensation, and

• transact any other business that properly may be brought before the meeting and any adjournment of the meeting.

By order of the board of directors

Marni Morgan Poe

Vice President, General Counsel and Secretary

Tampa, Florida, U.S.A.

March 19, 2019

YOU ARE INVITED TO VOTE BY COMPLETING, DATING AND SIGNING THE FORM OF PROXY AND RETURNING IT BY MAIL OR BY FACSIMILE, OR BY FOLLOWING THE INSTRUCTIONS FOR VOTING OVER THE INTERNET IN THE PROXY STATEMENT. A VOTE BY PROXY WILL BE COUNTED IF IT IS COMPLETED PROPERLY AND IS RECEIVED BY OUR TRANSFER AGENT NO LATER THAN 5:00 P.M. TORONTO TIME ON APRIL 26, 2019 OR THE LAST BUSINESS DAY PRIOR TO ANY POSTPONED OR ADJOURNED MEETING OR IS OTHERWISE RECEIVED BY OUR SECRETARY, AS DESCRIBED HEREIN, PRIOR TO THE COMMENCEMENT OF THE MEETING OR ANY POSTPONED OR ADJOURNED MEETING. OUR TRANSFER AGENT’S MAILING ADDRESS IS COMPUTERSHARE INVESTOR SERVICES INC., 100 UNIVERSITY AVENUE, 8TH FLOOR, TORONTO, ONTARIO, CANADA, M5J 2Y1 AND FACSIMILE NUMBER IS 1-866-249-7775 OR (416) 263-9524.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON APRIL 30, 2019

This communication is not a form for voting and presents only an overview of the more complete proxy materials, which are available on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Our proxy statement, form of proxy and 2018 annual report are available at our website (www.cott.com/investor-relations), as well as our profile on SEDAR (www.sedar.com). Our proxy statement includes information on the following matters, among other things:

•	The date, time and location of the Annual Meeting of Shareowners;

•	A list of the matters being submitted to the shareowners for approval; and

•	Information concerning voting in person at the Annual Meeting of Shareowners.

If you want to receive a paper copy or e-mail of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy to Computershare Investor Services by telephone at 1-800-564-6253 or contact Cott’s Investor Relations Department directly at our principal executive office: Cott Corporation, Corporate Center III, Suite 400, 4221 W. Boy Scout Blvd., Tampa, Florida U.S.A. 33607, telephone (813) 313-1732, email InvestorRelations@cott.com.

Cott Corporation

Annual Meeting of Shareowners

THIS BOOKLET EXPLAINS:

•	details of the matters to be voted upon at the meeting, and

•	how to exercise your right to vote even if you cannot attend the meeting.

THIS BOOKLET CONTAINS:

•	the notice of the meeting,

•	the proxy statement for the meeting, and

•	a proxy form that you may use to vote your shares without attending the meeting.

REGISTERED SHAREOWNERS

A form of proxy is enclosed with this booklet. This form may be used to vote your shares if you are unable to attend the meeting in person. Instructions on how to vote using this form are found starting on page 1 of this proxy statement.

NON-REGISTERED BENEFICIAL SHAREOWNERS

If your shares are held on your behalf or for your account by a broker, securities dealer, bank, trust company or other intermediary, you will not be able to vote unless you carefully follow the instructions provided by your intermediary.

The accompanying proxy statement and form of proxy are furnished in connection with the solicitation of proxies by or on behalf of management and the board of directors for use at the annual meeting of shareowners to be held on Tuesday, April 30, 2019 and any continuation of the meeting after an adjournment of such meeting.

AVAILABILITY OF QUARTERLY FINANCIAL INFORMATION

If you are a shareowner and wish to receive (or continue to receive) our quarterly interim financial statements (and the related management discussion and analysis) by mail, you must complete and return the enclosed request form. If you do not do so, quarterly financial statements will not be sent to you. Financial results are announced by media release, and financial statements are available on our website at www.cott.com, on the SEDAR website maintained by the Canadian securities regulators at www.sedar.com and on the EDGAR website maintained by the United States Securities and Exchange Commission at www.sec.gov.

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Cott Corporation

Proxy Statement

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by or on behalf of management and the board of directors (the “Board”) of Cott Corporation (“Cott” or the “Company”) for use at the annual meeting of shareowners (the “meeting”) that is to be held at the time and place, and for the purposes, described in the accompanying notice of the meeting and any continuation of the meeting after an adjournment of such meeting.

We are first mailing or making available to shareowners this proxy statement, our 2018 annual report and related materials on or about March 19, 2019. All dollar amounts are in United States dollars unless otherwise stated. All information contained in this proxy statement is as of March 11, 2019, unless otherwise indicated. Our fiscal year ends on the Saturday closest to December 31 of each year. In this proxy statement, therefore, references to the year 2016 are to the fiscal year ended December 31, 2016, references to the year 2017 are to the fiscal year ended December 30, 2017, and references to the year 2018 are to the fiscal year ended December 29, 2018. As used herein, “GAAP” means United States generally accepted accounting principles.

VOTING AT THE MEETING

Who Can Vote

March 11, 2019 is the record date to determine shareowners who are entitled to receive notice of the meeting. Shareowners at the close of business on that date will be entitled to vote at the meeting. As of the record date, 135,965,656 common shares were outstanding. Each common share entitles the holder to one vote on all matters presented at the meeting.

Voting By Registered Shareowners

The following instructions are for registered shareowners only. If you are a non-registered beneficial shareowner, please follow your intermediary’s instructions on how to vote your shares. See below under “Voting By Non-Registered Beneficial Shareowners.”

Voting in Person

Registered shareowners who attend the meeting may vote the shares registered in their name on resolutions put before the meeting. If you are a registered holder who will attend and vote in person at the meeting, you do not need to complete or return the form of proxy, although you are requested to do so. Please register your attendance with the scrutineer, Computershare Investor Services Inc. (“Computershare”), upon your arrival at the meeting. Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy.

Voting by Proxy

If you are a registered shareowner but do not plan to attend the meeting in person, there are four ways that you can vote your proxy:

Mail: You may vote by completing, dating and signing the enclosed form of proxy and returning it to Computershare no later than 5:00 p.m. local time in Toronto on April 26, 2019, or the last business day prior to any postponed or adjourned meeting, by mail to 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1 using the envelope provided.

Fax: You may vote by completing, dating and signing the enclosed form of proxy and faxing it to Computershare at 1-866-249-7775 (toll free within Canada and the United States) or 1-416-263-9524 (outside Canada and the United States) no later than 5:00 p.m. local time in Toronto on April 26, 2019 or the last business day prior to any postponed or adjourned meeting.

Internet: You may vote over the Internet by accessing www.investorvote.com and following the proxy login and voting procedures described for the meeting. The enclosed form of proxy contains certain information required for the Internet voting process. Detailed voting instructions will then be conveyed electronically via the Internet to those who have completed the login procedure. You may vote (and revoke a previous vote) over the Internet at any time before 5:00 p.m. local time in Toronto on April 26, 2019 or the last business day prior to any postponed or adjourned meeting.

The Internet voting procedure, which complies with Canadian law, is designed to authenticate shareowners’ identities, to allow shareowners to vote their shares and to confirm that shareowners’ votes have been recorded properly. Shareowners voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareowners. Also, please be aware that Cott is not involved in the operation of the Internet voting procedure and cannot take responsibility for any access or Internet service interruptions that may occur or any inaccurate, erroneous or incomplete information that may appear.

Other: If you have not availed yourself of any of the foregoing voting procedures by 5:00 p.m. local time in Toronto on April 26, 2019 or the last business day prior to any postponed or adjourned meeting but still wish to vote by proxy, you may vote by (i) completing, dating and signing the enclosed form of proxy and faxing it to the attention of our Secretary at (813) 434-2139, or (ii) having the person you have chosen as your proxyholder deliver it in person to our Secretary, in each case so that it is received prior to the commencement of the meeting or any postponed or adjourned meeting.

What Is a Proxy?

A proxy is a document that authorizes another person to attend the meeting and cast votes on behalf of a registered shareowner at the meeting. If you are a registered shareowner, you can use the accompanying proxy form. You may also use any other legal form of proxy.

How do You Appoint a Proxyholder?

Your proxyholder is the person you appoint to cast your votes for you at the meeting. The persons named in the enclosed form of proxy are directors or officers of Cott. You may choose those individuals or any other person to be your proxyholder. Your proxyholder does not have to be a shareowner of Cott. If you want to authorize a director or officer of Cott who is named on the enclosed proxy form as your proxyholder, please leave the line near the top of the proxy form blank, as their names are pre-printed on the form. If you want to authorize another person as your proxyholder, fill in that person’s name in the blank space located near the top of the enclosed proxy form.

Your proxy authorizes the proxyholder to vote and otherwise act for you at the meeting, including any continuation of the meeting if it is adjourned.

How Will a Proxyholder Vote?

If you mark on the proxy how you want to vote on a particular issue, your proxyholder must cast your votes as instructed. By checking “WITHHOLD” on the proxy form, you will be abstaining from voting.

If you do NOT mark on the proxy how you want to vote on a particular matter, your proxyholder is entitled to vote your shares as he or she sees fit. If your proxy does not specify how to vote on any particular matter, and if you have authorized a director or officer of Cott to act as your proxyholder, your shares will be voted at the meeting:

•	FOR the election of the nominees named in this proxy statement as directors;

•	FOR the approval of the appointment of PricewaterhouseCoopers LLP as Cott’s independent registered certified public accounting firm; and

•

FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as such information is disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure beginning on page 19 (commonly referred to as “say-on-pay”).

For more information on these matters, please see “Election of Directors,” beginning on page 6, “Independent Registered Certified Public Accounting Firm—Approval of Appointment of Independent Registered Certified Public Accounting Firm” on page 65, and “Advisory Vote on Executive Compensation” on page 68.

If any amendments are proposed to these matters, or if any other matters properly arise at the meeting, your proxyholder can generally vote your shares as he or she sees fit. The notice of the meeting sets out all the matters to be presented at the meeting that are known to management as of March 11, 2019.

How do You Revoke Your Proxy?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the meeting by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date, by voting via the Internet at a later date or by attending the meeting and voting in person. You may send a written notice to our Secretary to the following address: Corporate Center III, Suite 400, 4221 W. Boy Scout Blvd., Tampa, Florida U.S.A. 33607.

This revocation must be received by our Secretary before the meeting (or before the date of the reconvened meeting if it is adjourned), or in any other way permitted by law.

If you revoke your proxy and do not replace it with another form of proxy that is properly deposited, you may still vote shares registered in your name in person at the meeting.

Voting By Non-Registered Beneficial Shareowners

If your common shares are not registered in your name but in the name of an intermediary (typically a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates), then you are a non-registered beneficial shareowner (as opposed to a registered shareowner). Copies of this document have been distributed to intermediaries who are required to deliver them to, and seek voting instructions from, our non-registered beneficial shareowners. Intermediaries often use a service company (such as Computershare or Broadridge Investor Communications (“Broadridge”)) to forward meeting materials to beneficial shareowners. Cott intends to pay for intermediaries to deliver proxy-related materials and the request for voting instructions (Form 54-101F7) to “objecting beneficial owners” in accordance with National Instrument 54-101. If you are a non-registered beneficial shareowner, you can vote your common shares by proxy, by following the instructions your intermediary provides to you, through your intermediary or at the meeting. As a non-registered beneficial shareowner, while you are invited to attend the meeting, you will not be entitled to vote at the meeting unless you make the necessary arrangements with your intermediary to do so.

Voting in Person

A non-registered beneficial shareowner who received a voting instruction form from the intermediary and who wishes to attend and vote at the meeting in person (or have another person attend and vote on their behalf) should strike out the proxyholders named in the voting instruction form and insert the beneficial shareowner’s (or such other person’s) name in the blank space provided or follow the corresponding instructions provided by the intermediary.

Voting by Proxy through Intermediary

Internet: If your intermediary is registered with Computershare or Broadridge, both of which we have retained to manage beneficial shareowner Internet voting, you may vote over the Internet by following the proxy login and voting instructions on your voting instruction form.

Through Intermediary: A beneficial shareowner who does not vote via the Internet will be given a voting instruction form or other document by his or her intermediary that must be submitted by the beneficial shareowner in accordance with the instructions provided by the intermediary. In such case, you cannot use the Internet voting procedures described above and must follow the intermediary’s instructions (which in some cases may allow the completion of the voting instruction form by telephone or on the intermediary’s Internet website). Occasionally, a beneficial shareowner may be given a form of proxy that has been signed by the intermediary and is restricted to the number of shares owned by the beneficial shareowner but is otherwise not completed. This form of proxy does not need to be signed by the beneficial shareowner. In this case, you can complete the form of proxy and vote by mail or facsimile only in the same manner as described above under “Voting by Registered Shareowners—Voting by Proxy” beginning on page 1 of this proxy statement.

In all cases, beneficial shareowners should carefully follow the instructions provided by the intermediary.

Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the beneficial shareowner with respect to the voting of certain shares, or because under applicable stock exchange or other rules, the intermediary does not have the discretion to vote those shares on one or more of the matters that come before the meeting, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum for the meeting. In addition to being able to submit to Cott or the intermediary, as applicable, a voting instruction form, beneficial shareowners are permitted to submit any other documents in writing that requests that the beneficial shareowner or a nominee thereof be appointed as a proxyholder.

Confidentiality of Vote

Computershare counts and tabulates proxies in a manner that preserves the confidentiality of your votes. Proxies will not be submitted to management unless:

•	there is a proxy contest;

•	the proxy contains comments clearly intended for management; or

•	it is necessary to determine a proxy’s validity or to enable management and/or the Board to meet their legal obligations to shareowners or to discharge their legal duties to Cott.

Quorum

The annual meeting requires a quorum, which for this meeting means:

•	at least two persons personally present, each being a shareowner entitled to vote at the meeting or a duly appointed proxy for an absent shareowner so entitled; and

•	persons owning or representing not less than a majority of the total number of our shares entitled to vote.

Vote Counting Rules

All matters that are scheduled to be voted upon at the meeting, other than as set out below, are ordinary resolutions. Ordinary resolutions are passed by a simple majority of votes – if more than half of the votes that are cast are cast in favor, the resolution passes.

Ten directors nominated must be elected by ordinary resolution of the shareowners. Pursuant to Cott’s Majority Voting and Director Resignation Policy, if a nominee in an uncontested election does not receive the vote of at least the majority of the votes cast (including votes “for” and votes “withheld”), such director is required to promptly deliver written notice to the Corporate Governance Committee offering to resign from the Board. Cott’s Majority Voting and Director Resignation Policy is described more particularly below under the heading “Majority Voting and Director Resignation Policy” on page 12 of this proxy statement.

The approval of Cott’s independent registered certified public accounting firm must be approved by ordinary resolution of the shareowners.

Due to the non-binding advisory nature of the matter to be voted upon in respect of the compensation of Cott’s executive officers, there is no minimum vote requirement for the proposal. However, the matter will be considered to have passed with the affirmative vote of a majority of the votes cast by shareowners that are present or represented and entitled to vote at the meeting.

Proxies may be marked “FOR,” “AGAINST” or “WITHHOLD/ABSTAIN.” Abstentions/withholding and broker non-votes are counted for purposes of establishing a quorum, but they are not counted as votes cast for or against a proposal.

Solicitation of Proxies

The cost of soliciting proxies will be borne by Cott. In addition, Cott may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, without additional compensation, personally or by telephone, telegram, letter or facsimile. We have hired MacKenzie Partners, Inc., a professional soliciting organization, to assist us in distributing proxy solicitation materials and responding to information requests from shareowners with respect to the materials. For these services, MacKenzie Partners, Inc. will be paid a fee of $12,000, plus limited reimbursement for out-of-pocket expenses.

Please Complete Your Proxy

Our management, with the support of the Board, requests that you fill out your proxy to ensure your votes are cast at the meeting. This solicitation of your proxy (your vote) is made on behalf of management and the Board.

PROCEDURE FOR CONSIDERING SHAREOWNER PROPOSALS

If you want to propose any matter for inclusion in our 2020 proxy statement, it must be received by our Vice President, General Counsel and Secretary no later than November 20, 2019 at Cott Corporation, Corporate Center III, Suite 400, 4221 W. Boy Scout Blvd., Tampa, Florida U.S.A. 33607.

Our by-laws fix a deadline by which shareowners must submit director nominations prior to any meeting of shareowners. In the case of annual meetings, advance notice must be delivered to us not less than 30 nor more than 60 days prior to the date of the annual meeting; provided, however, that if the annual meeting is called for a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, advance notice may be made not later than the close of business on the 10th day following the date on which the public announcement of the date of the annual meeting is first made by us. In the case of a special meeting of shareowners (which is not also an annual meeting), advance notice must be delivered to us no later than the close of business on the 15th day following the day on which the public announcement of the date of the special meeting is first made by us. Our by-laws also require any shareowner making a director nomination to provide certain important information about its nominees with its advance notice. Only shareowners who comply with these requirements will be permitted to nominate directors to the Board unless the “advance notice” requirements of our by-laws are waived by the Board in its sole discretion. You are advised to review our by-laws, which contain additional requirements about advance notice of director nominations.

PRINCIPAL SHAREOWNERS

We are not aware of any person who, as of March 11, 2019, beneficially owned or exercised control or direction, directly or indirectly, over more than 5% of our common shares except as set forth below:

Name and Address	Nature of Ownership or Control	Number of Shares	Percentage of Class
Lord, Abbett & Co. LLC(1) 90 Hudson Street Jersey City, NJ 07302	Beneficial ownership	7,683,480	5.56%
Levin Capital Strategies, L.P.(2) 595 Madison Avenue, 17th Floor New York, New York 10022	Beneficial ownership	7,323,047	5.40%
Nitorum Capital, L.P.(3) 598 Madison Avenue, 15th Floor New York, New York 10022	Beneficial ownership	7,220,466	5.24%

(1)

Based solely on information reported in a Schedule 13G filed by Lord, Abbett & Co. LLC (“Lord Abbett”) on February 14, 2019 with the United States Securities and Exchange Commission (the “SEC”). As reported in such filing, Lord Abbett is the beneficial owner of 7,683,480 shares, constituting approximately 5.56% of the shares outstanding, with sole voting power with respect to 7,299,469 shares, and sole dispositive power with respect to 7,683,480 shares.

(2)

Based solely on information reported in a Schedule 13G filed jointly by Levin Capital Strategies, L.P. (“LCS”), Levin Capital Strategies GP, LLC (“LCSGP”), LCS, LLC (“LCSL”) and Mr. John A. Levin, the Chief Executive Officer and controlling person of LCS, LCSGP and LCSL, on March 4, 2019 with the SEC. As reported in such filing, (i) LCS, LCSGP and Mr. Levin are the beneficial owners of 7,323,047 shares, constituting approximately 5.40% of the shares outstanding, with shared voting power with respect to 5,615,747 shares and shared dispositive power with respect to 7,323,047 shares, and (ii) LCSL is the beneficial owner of 20,500 shares, constituting less than 1.00% of the shares outstanding, with shared voting power and shared dispositive power with respect to 20,500 shares.

(3)

Based solely on information reported in a Schedule 13G filed jointly by Nitorum Capital, L.P. (“Nitorum Capital”), Nitorum GP, LLC (“Nitorum GP”), and Mr. Seth Rosen on January 10, 2019 with the SEC. As disclosed in the Schedule 13G, Nitorum Fund, L.P. and Nitorum Master Fund, L.P. (together, the “Nitorum Funds”) hold the common stock directly. Nitorum Capital serves as the investment adviser to the Nitorum Funds, Nitorum GP serves as the general partner of the Nitorum Funds, and Mr. Rosen serves as the Managing Partner of Nitorum Capital and the Managing Member of Nitorum GP. As indicated in the Schedule 13G, each of Nitorum Capital, Nitorum GP and Mr. Rosen have shared voting power and shared dispositive power over 7,220,466 shares, constituting 5.24% of the shares outstanding.

FINANCIAL STATEMENTS

At the meeting, we will submit to our shareowners Cott’s annual consolidated financial statements for the year ended December 29, 2018, and the related report of Cott’s independent registered certified public accounting firm. No vote will be taken regarding the financial statements.

ELECTION OF DIRECTORS

The Corporate Governance Committee of the Board (the “Corporate Governance Committee”) reviews annually the qualifications of persons proposed for election to the Board and submits its recommendations to the Board for consideration.

The Corporate Governance Committee believes that the Board should be comprised of directors with a broad range of experience and expertise. The following table reflects the diverse skill set requirements of the Board and identifies the specific experience and expertise brought by each individual director nominee.

	Industry Experience	International Experience	Executive Experience	Investment Banking/Private Equity/M&A Experience	Finance	Accounting	Legal	Governance
Britta Bomhard		X	X	X				X
Jerry Fowden	X	X	X	X	X			X
Stephen Halperin		X		X			X	X
Thomas Harrington	X	X	X	X	X
Betty Jane Hess		X	X	X				X
Gregory Monahan				X	X	X		X
Mario Pilozzi	X	X	X		X			X
Eric Rosenfeld		X		X	X			X
Graham Savage			X	X	X	X	X	X
Steven Stanbrook		X	X	X	X	X		X

In the opinion of the Corporate Governance Committee and the Board, each of the ten nominees for election as a director is well qualified to act as a director of Cott and, together, the nominees bring the mix of independence, diversity, expertise and experience necessary for the Board and its committees to function effectively. Our approach to corporate governance and the roles of the Board and its committees are described under “Corporate Governance” on page 55 of this proxy statement.

During 2018, the Board held five meetings. Each of our incumbent directors attended, in person or by telephone, 75% or more of the applicable meetings of the Board and committees on which they served in 2018.

Set forth below is certain information concerning our nominees for election as directors of Cott, including information regarding each person’s service as a director, committee membership, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Corporate Governance Committee and the Board to determine that the person should serve as a director of Cott. Because Cott is a Canadian corporation, we are required to have at least 25% of our directors be Canadian residents. The directors who are Canadian residents are identified below. If elected, each director will hold office until the next annual meeting of shareowners.

The Board has considered the independence of each of the nominees for election as directors of Cott for purposes of the rules of the SEC, New York Stock Exchange (“NYSE”) and National Instrument 58-101—Disclosure of Corporate Governance Practices (“NI 58-101”) of the Canadian Securities Administrators. All nominees are independent except for Mr. Harrington, our Chief Executive Officer, and Mr. Fowden, our former Chief Executive Officer and current Executive Chairman of the Board. See “Certain Relationships and Related Transactions” on page 17 of this proxy statement for further discussion of the Board’s determinations as to independence.

Nominee	Committee Membership
Britta Bomhard, 49, of Princeton, New Jersey, U.S.A., is the Executive Vice President and Chief Marketing Officer of Church & Dwight, Inc. a producer of household, personal care, and specialty products, and has held that position since 2016. She previously held the role of General Manager of Europe at Church & Dwight from 2013 to 2016. From 2005 to 2013, Ms. Bomhard served in a variety of marketing and general management roles across Europe at Energizer Holdings, Inc. Prior to Energizer, Ms. Bomhard worked for Wella AG and GlaxoSmithKline in their marketing organizations. Ms. Bomhard has served on Cott’s board since November 2018. The board nominated Ms. Bomhard to be a director because she is a current executive of an international business with extensive experience in strategic planning, sales and marketing and operational improvements.	Corporate Governance Committee
Jerry Fowden, 62, of Tampa, Florida, U.S.A., took up the position of Cott’s Executive Chairman of the board of directors on December 30, 2018 and, prior to that, was Cott’s Chief Executive Officer from 2009 until December 29, 2018. Prior to his service as Cott’s Chief Executive Officer, he served as President of Cott’s international operating segment, Interim President North America and Interim President of Cott’s UK and European business from 2007 to 2009. Prior to joining Cott, Mr. Fowden served as Chief Executive Officer of Trader Media Group and was a member of the Guardian Media Group plc’s board of directors from 2005 to 2007. Prior to this time, Mr. Fowden served in a variety of roles at multiple companies, including global Chief Operating Officer of ABInBev S.A. Belgium, an alcoholic beverage company, Chief Executive Officer of Bass Brewers Ltd., a subsidiary of AB InBev S.A. Belgium, Managing Director of the Rank Group plc’s Hospitality and Holiday Division and member of the Rank Group plc’s board of directors, Chief Executive Officer of Hero AG’s European beverage operations and various roles within PepsiCo Inc.’s beverage operations and Mars, Incorporated’s pet food operations. Mr. Fowden currently serves on the board of directors of Constellation Brands Inc., a premium alcoholic beverage company, and is a member of its Corporate Governance Committee and Chair of its Human Resources Committee. Mr. Fowden previously served as a member of the board of directors of the American Beverage Association and the British Soft Drinks Association and as a member of the advisory board of Tchibo Coffee UK, a premium coffee company. He has served on Cott’s board since 2009. The board nominated Mr. Fowden to be a director because he is Cott’s former Chief Executive Officer and has extensive international business and industry experience.	—
Stephen H. Halperin, 69, of Toronto, Ontario, Canada, is of counsel at the law firm of Goodmans LLP. He was a partner with Goodmans from 1987 until his retirement from the partnership at the end of 2017. He also serves as a director of Gluskin Sheff + Associates, Inc., a Toronto Stock Exchange listed wealth management company and is a member of the Board of Governors of McGill University and the audit committee of that board. Mr. Halperin served on the board of trustees of KCP Income Fund, a custom manufacturer of national brand and retailer brand consumer products, and has served on the boards of five other publicly listed issuers. He has served on Cott’s board since 1992. The board nominated Mr. Halperin to be a director because he is an expert in Canadian corporate law, with over 40 years of experience counseling boards and senior management regarding corporate governance, mergers and acquisitions, compliance, disclosure, international business conduct, capital markets, corporate strategy and other relevant issues. Mr. Halperin is a Canadian resident.	Chair, Human Resources and Compensation Committee; Corporate Governance Committee

Nominee	Committee Membership
Thomas Harrington, 61, of Tampa, Florida, U.S.A., was appointed as Cott’s Chief Executive Officer effective as of the beginning of fiscal 2019. Prior to this appointment, Mr. Harrington served as the Chief Executive Officer of our DS Services business unit upon our acquisition of DS Services in December 2014 and was appointed President Route Based Services in July 2016. Prior to the acquisition, Mr. Harrington served in various roles with DS Services from 2004 to 2014, including Chief Executive Officer beginning in February 2013, as well as President, Chief Operating Officer, West Division President, and Senior Vice President, Central Division. Prior to joining DS Services, Mr. Harrington served in various roles with Coca-Cola Enterprises, Inc. including Vice President and General Manager of Coca-Cola Enterprises New York and Chicago divisions. He also served in various sales and marketing roles with Pepperidge Farm from 1979 to 1985. Mr. Harrington previously served as a member of the board of directors of the National Automatic Merchandising Association, the International Bottled Water Association and the Water Quality Association. He has served on Cott’s board since the beginning of fiscal 2019. The board nominated Mr. Harrington to be a director because he is Cott’s Chief Executive Officer and has extensive international business and industry experience.	—
Betty Jane (BJ) Hess, 70, of Naples, Florida, U.S.A., was Senior Vice President, Office of the President, of Arrow Electronics, Inc., an electronics distributor listed on the NYSE, for five years prior to her retirement in 2004. At Arrow Electronics, Inc., Ms. Hess was responsible for global operations and led or participated in the integration of 62 acquisitions in the Unites States, Europe and Asia over a 20-year period. She served on the board of directors of the ServiceMaster Company, a company providing home maintenance and lawn care services, and Harvest Power, a firm specializing in the management of organic waste. Ms. Hess is the protagonist in case studies at Harvard Business School and MIT Sloan School of Management on integration strategy and operational excellence in the supply chain at Arrow Electronics, Inc. She has served on Cott’s board since 2004. The board nominated Ms. Hess to be a director because it believes that her executive experience, integration expertise, leadership and communication skills are valuable assets to the board.	Human Resources and Compensation Committee
Gregory Monahan, 45, of Darien, Connecticut, U.S.A., has been a Senior Managing Director of Crescendo Partners, L.P., a New York-based investment firm, since December 2014. Prior to December 2014, he served as Managing Director of Crescendo Partners and has held various positions at Crescendo Partners since May 2005. He is also a Managing Member and Portfolio Manager for Jamarant Capital, LP, a private investment firm. Previously, he was co-founder of Bind Network Solutions, a consulting firm focused on network infrastructure and security. Mr. Monahan is currently on the board of directors of Absolute Software Corp., a leader in firmware-embedded endpoint security and management for computers and ultra-portable devices. He also serves on the board of directors of BSM Technologies Inc., a global commercial fleet telematics provider. He previously served on the board of directors of COM DEV International Ltd., a supplier of space equipment and services, SAExploration Holdings Inc., a seismic data services company, ENTREC Corporation, a heavy haul and crane services provider, Bridgewater Systems, a telecommunications software provider, and O’Charley’s Inc., a multi-concept restaurant company. Mr. Monahan has served on Cott’s board since June 2008. The board nominated Mr. Monahan to be a director because it believes he possesses valuable financial expertise, including extensive expertise with capital markets transactions and investments in both public and private companies. He has served in managing roles in investment and technology consulting firms, which experience informs his judgment and risk assessment as a board member.	Audit Committee

Nominee	Committee Membership
Mario Pilozzi, 72, of Oakville, Ontario, Canada, was, until January 2008, President and CEO of Wal-Mart Canada. He joined Wal-Mart Canada in 1994 as Vice-President of Hardline Merchandise and was promoted to Senior Vice-President of Merchandise and Sales, and later Chief Operating Officer, before serving as President and CEO. Prior to joining Wal-Mart Canada, Mr. Pilozzi held a broad range of positions with Woolworth Canada spanning more than 30 years, including the positions of Vice-President of Hardline Merchandise, Administrator of Store Openings, District Manager, Store Manager and several other key roles in Woolworth’s variety and discount-store divisions. Since his retirement in 2008, Mr. Pilozzi has served as a consultant for Wal-Mart’s businesses in Puerto Rico, Brazil, Argentina, Chile, Mexico, China and Japan. Mr. Pilozzi has served on Cott’s board since June 2008. The board nominated Mr. Pilozzi to be a director because he has extensive executive experience with two well-known, multinational corporations and understands the retail sales business of our retailer partners. Mr. Pilozzi is a Canadian resident.	Audit Committee
Eric Rosenfeld, 61, of New York, New York, U.S.A., has been the President and Chief Executive Officer of Crescendo Partners, L.P., a New York based investment firm, since its formation in November 1998. Prior to forming Crescendo Partners, he held the position of Managing Director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. for 14 years. Mr. Rosenfeld currently serves as Chairman Emeritus for CPI Aerostructures Inc., a company engaged in the contract production of structural aircraft parts, and as a director for Absolute Software Corp., a leader in firmware-embedded endpoint security and management for computers and ultraportable devices and Pangaea Logistics Solutions Ltd., a logistics and shipping company that merged with Quartet Merger Corp., a blank-check company, for which he served as Chairman and CEO. He is also a director of Aecon Group Inc., a Canada-based construction and infrastructure development company, and NextDecade Corp., a liquefied natural gas development and project management company that merged with Harmony Merger Corp., a blank-check company for which he served as Chairman and CEO. Mr. Rosenfeld has also served as Chairman and CEO for Arpeggio Acquisition Corporation, Rhapsody Acquisition Corporation and Trio Merger Corp., all blank-check corporations that later merged with Hill International, a construction management firm, Primoris Services Corporation, a specialty construction company, and SAExploration Holdings Inc., a seismic data services company, respectively, where he continued as a director. He also served on the board of directors of AD OPT Technologies, an airline crew planning service, Sierra Systems Group Inc., an information technology, management consulting and systems integration firm, Emergis Inc., an electronic commerce company, Matrikon Inc., a company that provides industrial intelligence solutions, DALSA Corp., a digital imaging and semiconductor firm, HIP Interactive, a video game company, GEAC Computer, a software company, and Computer Horizons Corp., an information technology services company, where he was Chairman, Pivotal Corp, a cloud software firm, and Call-Net Enterprises, a telecommunication firm. Mr. Rosenfeld has served on Cott’s board since June 2008 and is our Lead Independent Director. The board nominated Mr. Rosenfeld to be a director because he has extensive experience serving on the boards of multinational public companies and in capital markets and mergers and acquisitions transactions. Mr. Rosenfeld also has valuable experience in the operation of a worldwide business faced with a myriad of international business issues. Mr. Rosenfeld’s leadership and consensus-building skills, together with his experience as senior independent director of all boards on which he currently serves, make him an effective Lead Independent Director for the board.	Chair, Corporate Governance Committee

Nominee	Committee Membership
Graham Savage, 69, of Toronto, Ontario, Canada, is a corporate director. Between 2002 and 2007, Mr. Savage served as the Chairman of Callisto Capital L.P., a Toronto-based private equity firm. Prior to this, since 1998, Mr. Savage was Managing Director at Savage Walker Capital Inc., Callisto Capital L.P.’s predecessor. Between 1975 and 1996, Mr. Savage was with Rogers Communications Inc. in various positions culminating in being appointed the Senior Vice President, Finance and Chief Financial Officer, a position he held for seven years. In addition, Mr. Savage serves on the boards of Postmedia Network Canada Corp. and Sears Canada Inc. (“Sears”) and is Chairman of the latter. He has also served on the boards of Canadian Tire Corporation, Rogers Communications Inc., Alias Corp., Lions Gate Entertainment Corp. and Royal Group Technologies Limited, among others. Mr. Savage has served on Cott’s board since February 2008. The board nominated Mr. Savage to be a director because of his financial expertise, including expertise in the area of private equity. He is our audit committee financial expert and has served as Chief Financial Officer of a large public company. Mr. Savage also has board and committee experience at both public and private companies, and his extensive executive experience brings strong financial and operational expertise to the board. Mr. Savage is a Canadian resident.	Chair, Audit Committee
Steven Stanbrook, 61, of Racine, Wisconsin, U.S.A., is a corporate director, currently serving on the board of directors for Imperial Brands PLC, a multinational company listed on the London Stock Exchange, Vee Pak, Inc., a contract manufacturer of personal and beauty care products, and The Vollrath Company, LLC, a commercial and institutional foodservice equipment supplier. Mr. Stanbrook previously served on the board of directors of Hewitt Associates, Inc., a provider of human capital and management consulting services, and Chiquita Brands International, Inc., a producer and distributor of fresh fruit and produce, fruit ingredients and other processed foods, both listed on the New York Stock Exchange. From 1996 to 2015, Mr. Stanbrook served in various roles at S.C. Johnson & Son, Inc., a global manufacturer of consumer products, including Chief Operating Officer, International Markets. Prior to S.C. Johnson & Son, he served as Chief Executive Officer of Sara Lee Bakery. Mr. Stanbrook has served on Cott’s board since November 2018. The board nominated Mr. Stanbrook to be a director because he has extensive executive experience gained through his various roles with international consumer packaged goods businesses and extensive governance experience gained from serving on the boards of multinational companies.	Human Resources and Compensation Committee

It is intended that each director will hold office until the close of business of the 2020 annual meeting or until his or her earlier resignation, retirement or death. Pursuant to Cott’s Corporate Governance Guidelines, no director may stand for election or re-election to the Board after the director has reached the age of 75 (a director that turns 75 during his or her term, however, may serve out the remainder of that term). No nominee identified above will reach the age of 75 prior to the date of the 2020 annual meeting.

Unless otherwise instructed, the persons named in the accompanying form of proxy intend to vote FOR the election to the Board of the ten nominees who are identified above. Management and the Board do not contemplate that any of the nominees will be unable to serve as a director. If, for any reason at the time of the meeting, any of the nominees are unable to serve, then the persons named in the accompanying form of proxy will, unless otherwise instructed, vote at their discretion for a substitute nominee or nominees.

Cease Trade Orders, Corporate and Personal Bankruptcies, Penalties and Sanctions

Except as set forth below, to the knowledge of Cott, none of its directors and officers is, or within 10 years prior to the date hereof has been, a director, chief executive officer or chief financial officer of any company (including Cott) that (i) was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued while the director or officer was acting in the capacity as director, chief executive officer or chief financial officer, or (ii) was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued after the director or officer ceased to be a director, chief executive officer or chief financial officer and that resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Except as set forth below, to the knowledge of Cott, none of its directors and officers is, or within 10 years prior to the date hereof has been, a director or executive officer of any company (including Cott) that, (i) while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, or (ii) has, within 10 years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director or executive officer.

Mr. Savage served as a director of Sun-Times Media Group, Inc. (“Sun Times”), formerly Hollinger International Inc. He served as a director of that company from July 2003 until November 2009. Sun Times filed for protection under Chapter 11 of the United States Bankruptcy Code in April 2009, and the principal operating assets of Sun Times were subsequently sold.

Mr. Savage has been a director of Sears since April 2015 and is currently the Chairman of the board. On June 22, 2017, Sears announced that it and certain of its subsidiaries (the “Sears Group”) had been granted an order from the Ontario Superior Court of Justice (Commercial List) that, among other things, granted the Sears Group protection from their creditors under the Companies’ Creditors Arrangement Act (Canada). On June 29, 2017, Sears received notice that the Continued Listings Committee of the Toronto Stock Exchange (the “TSX”) had determined to delist Sears’ common shares effective at the close of market on July 28, 2017. Sears did not appeal the decision. Subsequently, on October 16, 2017, Sears announced that it had received approval from the Ontario Superior Court of Justice to proceed with a liquidation of all of its inventory and furniture, fixtures and equipment located at its remaining stores.

Mr. Fowden served on the board of directors of Chesapeake Corporation (now known as Canal Corporation), a supplier of specialty paperboard products, when it filed a voluntary Chapter 11 petition in the United States on December 29, 2008. He served as a director of such company until May 2009.

To the knowledge of Cott, none of its directors and officers has been subject to (i) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or (ii) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to invest in Cott.

Majority Voting and Director Resignation Policy

Pursuant to Cott’s Majority Voting and Director Resignation Policy, if a nominee in an uncontested election does not receive the vote of at least the majority of the votes cast, the director is required to promptly deliver a written notice to the Corporate Governance Committee offering to resign from the Board. Following receipt of an offer of resignation, the Corporate Governance Committee must consider whether or not to accept the offer of resignation and recommend to the Board whether or not to accept it. With the exception of exceptional circumstances that would warrant the continued service of the applicable director on the Board, the Corporate Governance Committee is expected to accept and recommend acceptance of the resignation by the Board. In considering whether or not to accept the resignation, the Corporate Governance Committee may consider factors provided as guidance by the TSX and all factors deemed relevant by members of the Corporate Governance Committee including, without limitation, any stated reasons why shareowners withheld votes from the election of that nominee, the length of service and the qualifications of the director whose resignation has been submitted, such director’s contributions to Cott, Cott’s governance guidelines and Cott’s obligations under applicable laws. The Board must make its decision on the Corporate Governance Committee’s recommendation within 90 days following the meeting of Cott’s shareowners. In considering the Corporate Governance Committee’s recommendation, the Board will evaluate the factors considered by the Corporate Governance Committee and such additional information and factors that the Board deems relevant and, with the exception of exceptional circumstances that would warrant the continued service of the applicable director on the Board, the Board will accept the resignation. If an offer of resignation is accepted in accordance with this policy, the Board may in accordance with the provisions of Cott’s articles and by-laws appoint a new director to fill any vacancy created by the resignation or reduce the size of the Board.

COMPENSATION OF DIRECTORS

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. We set director compensation at a level that reflects the significant amount of time and high skill level required of directors in performing their duties for Cott and for its shareowners. In 2018, other than Jerry Fowden, our former Chief Executive Officer and current Executive Chairman of the Board, no employees served as directors. Mr. Fowden was not compensated for serving as a director in 2018 and his compensation as Chief Executive Officer during 2018 has been fully reflected in the Summary Compensation Table on page 38 of this proxy statement. We provided the following annual compensation to our non-employee directors in 2018:

Name	Fees Earned or Paid in Cash ($)(6)	Stock Awards ($)(7)
Britta Bomhard(1)	12,106	—
David Gibbons (2)	231,000	119,000
Stephen Halperin(3)	97,016	119,000
Betty Jane Hess	81,000	119,000
Kenneth C. Keller, Jr. (4)	47,601	119,000
Gregory Monahan	81,000	119,000
Mario Pilozzi(3)	81,000	119,000
Andrew Prozes (5)	32,153	—
Eric Rosenfeld	121,000	119,000
Graham Savage(3)	98,500	119,000
Steven Stanbrook(1)	12,106	—

(1)	Ms. Bomhard and Mr. Stanbrook were appointed to the Board on November 5, 2018.

(2)	On August 1, 2018, Mr. Gibbons notified the Company of his decision to retire from the Board effective as of December 29, 2018.

(3)

Messrs. Halperin, Pilozzi and Savage are compensated in Canadian dollars. The amounts paid to such individuals are converted from the U.S. dollar amounts listed above to Canadian dollar amounts at the U.S. to Canadian conversion rate in effect at the time of payment.

(4)

As reported in the Company’s Form 8-K filed with the SEC on August 2, 2018, Mr. Keller informed the Board of a change in his principal employment responsibilities (Mr. Keller resigned from his position as Chief Portfolio Officer of the Mars Wrigley Confectionary business and accepted a position as Chief Executive Officer of Peet’s Coffee, a U.S.-based specialty coffee company). In accordance with Cott’s Corporate Governance Guidelines, a director whose principal employment responsibilities change must volunteer to resign from the Board, and Mr. Keller did so. In light of Mr. Keller’s new role with an industry participant, the Board, with the assistance of its Corporate Governance Committee, decided to accept Mr. Keller’s resignation, effective as of August 1, 2018.

(5)

On February 27, 2018, Mr. Prozes advised the Board that he would not stand for re-election as a director at the end of his term, which concluded immediately prior to the 2018 Annual and Special Meeting of Shareowners.

(6)

Non-employee directors are also reimbursed for certain business expenses, including travel expenses, in connection with Board and committee meeting attendance. These amounts are not included in the above table.

(7)

Represents common shares issued in payment of the annual director long-term incentive fee for non-employee directors. The awards were made under the Amended and Restated Cott Corporation Equity Incentive Plan. The values of the awards reflect the grant date fair values, as computed in accordance with FASB ASC Topic 718 (“ASC 718”).

Directors’ Compensation Schedule

The compensation of directors is considered in light of the overall governance structure of Cott. Compensation for directors is recommended to the Board by the Human Resources and Compensation Committee (the “Compensation Committee”) and is approved by the independent directors. Director compensation is set solely on an annual fee basis (paid quarterly in arrears) and per-meeting attendance fees are not paid. Generally, directors are not separately compensated for service on Board committees in roles other than the committee chair.

During 2018, directors of Cott were entitled to the following annual fees:

Category	Annual Fees
Annual Board retainer	$81,000
Annual fee for the non-executive chair of the Board	$150,000
Annual fee for chairing the:
Audit Committee	$17,500
Compensation Committee	$15,000
Corporate Governance Committee	$10,000
Annual fee for the lead independent director	$30,000
Annual long-term equity incentive fee (stock award)	$119,000

Share Ownership Requirements for Board Members

The Board has adopted minimum share ownership requirements for non-management directors. Under the requirements, each such director must own common shares having a minimum aggregate value equal to five times his or her annual board retainer fee (excluding additional committee or chairman retainers). The Compensation Committee or the Board may, from time to time, reevaluate and revise these guidelines to give effect to changes in Cott’s common share price or capitalization. The value of shares owned by each director is recalculated on an annual basis on December 31 of each year. Compliance with the requirements is measured on December 31 of each year and reported to the Compensation Committee. Directors are not required to attain the minimum ownership level by a particular deadline. However, until the guideline amount is achieved, such directors are required to retain an amount equal to 100% of net shares received as equity compensation. Once a director achieves the applicable ownership guideline, such director will be considered in compliance, regardless of any changes in the price of Cott common shares, so long as such director continues to own at least the number of Cott common shares owned in order to achieve the applicable guideline. “Net shares” are defined as those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and taxes payable upon the grant of a stock payment or the vesting of restricted shares, restricted share units, performance shares, or performance share units or the exercise of stock options or stock appreciation rights. Failure to meet or to show sustained progress toward meeting the guidelines may be a factor considered by the Compensation Committee in determining future long-term incentive equity grants to such directors. Shares purchased on the open market may be sold in compliance with Cott’s policies and applicable securities law.

These requirements are designed to ensure that directors’ long-term interests are closely aligned with those of our shareowners. Each of the incumbent non-management directors, other than Britta Bomhard and Steven Stanbrook, who were appointed to the Board on November 5, 2018, holds common shares in excess of the threshold required by the share ownership guidelines as of December 31, 2018.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

Security Ownership

The following table and the notes that follow show the number of our common shares beneficially owned as of March 11, 2019 by each of our directors and the individuals named in the Summary Compensation Table, as well as by our current directors and executive officers as a group.

Name	Common Shares Beneficially Owned, Controlled or Directed(1)		Options Exercisable within 60 days	Total	Common Shares Percentage of Class(2)
Britta Bomhard	—		—	—	*
Stephen Halperin	100,000		—	100,000	*
Betty Jane Hess	89,460		—	89,460	*
Gregory Monahan(3)	122,383		—	122,383	*
Mario Pilozzi	141,210		—	141,210	*
Eric Rosenfeld(4)	532,122		—	532,122	*
Graham Savage	32,706		—	32,706	*
Steven Stanbrook	13,500		—	13,500	*
Jerry Fowden(5)	1,023,689		1,545,900	2,569,589	1.89%
Jay Wells(5)	146,235		494,409	640,644	*
Thomas Harrington(5)(6)	111,096		211,124	322,220	*
Charles R. Hinson (5)	197,344		—	197,344	*
Marni Morgan Poe(5)	133,258		310,192	443,450	*
Directors and executive officers as a group (consisting of 15 persons, including the directors and executive officers named above)	2,793,472	(2)	2,626,178	5,419,650	3.99%

*	Less than 1%

(1)

Each director and officer has provided the information on shares beneficially owned, controlled or directed. The shareowners named in this table have sole voting and investment power over all shares shown as beneficially owned by them.

(2)	Percentage of class is based on 135,965,656 shares outstanding as of March 11, 2019.

(3)	Includes 12,000 shares indirectly held by Mr. Monahan through Jamarant Capital, L.P.

(4)	Includes 125,000 shares indirectly held by Mr. Rosenfeld through Crescendo Partners III, L.P.

(5)	Amounts reported in the above table do not include unvested time-based restricted share units included in the amount of securities beneficially owned by such person as reported on Form 4.

(6)	Includes 52,493 shares held indirectly by Mr. Harrington through TAH Capital LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers and any beneficial owner of more than 10% of our common shares, as well as certain affiliates of those persons, must file reports with the SEC showing the number of common shares they beneficially own and any changes in their beneficial ownership. Based on our review of these reports and written representations of our directors and executive officers, we believe that all required reports in 2018 were filed in a timely manner, except that, as a result of an administrative error, one Form 4 reporting one transaction was not timely filed on behalf of Mr. Graham Savage.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board has determined that eight of the nominees for director, Britta Bomhard, Stephen Halperin, Betty Jane Hess, Gregory Monahan, Mario Pilozzi, Eric Rosenfeld, Graham W. Savage and Steven Stanbrook, are independent within the meaning of the rules of the SEC, NYSE and NI 58-101. In addition, based on such rules, the Board has determined that the following former directors who served during the fiscal year ended December 29, 2018 were independent: David Gibbons, Kenneth C. Keller, Jr. and Andrew Prozes. A director is “independent” in accordance with the rules of the SEC, NYSE and NI 58-101 if the Board affirmatively determines that such director has no material relationship with us (either directly or as a partner, shareowner or officer of an organization that has a relationship with us). Mr. Harrington is a management director and therefore is not independent. Mr. Fowden is our former Chief Executive Officer and current Executive Chairman of the Board and is considered a management director and therefore is not independent.

Mr. Halperin is of counsel at Goodmans LLP, a law firm that provides services to Cott on a regular basis, where he previously served as a partner prior to December 31, 2017. The amount of fees earned by Goodmans LLP for legal services rendered to Cott was and has been financially immaterial to Goodmans LLP and is unrelated to Mr. Halperin’s compensation from such firm. Following his retirement from the partnership, Mr. Halperin (i) has not received and is not anticipated to receive any compensation from Goodmans LLP, other than in respect of de minimis payments on account of ongoing benefit programs; and (ii) is not involved in the management or oversight of Goodmans LLP operations. Prior to his retirement, Mr. Halperin did not provide and was not involved in the provision of legal services by Goodmans LLP to Cott, and following his retirement, he has not and does not intend to provide or be involved in the provision of such services by Goodmans LLP to Cott. The Board considered these matters and determined that Mr. Halperin is independent.

Each director and nominee for election as director delivers to Cott annually a questionnaire that includes, among other things, a request for information relating to any transactions in which both the director or nominee, or their family members, and Cott participates, and in which the director or nominee, or such family member, has a material interest. Pursuant to Cott’s Corporate Governance Guidelines and the charter of the Corporate Governance Committee, the Corporate Governance Committee is required to review all transactions between Cott and any related party (including transactions reported to it by a director or nominee in response to the questionnaire, or that are brought to its attention by management or otherwise), regardless of whether the transactions are reportable pursuant to Item 404 of Regulation S-K under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

After considering advice from the Corporate Governance Committee, the Board is required to review, and, if appropriate, approve or ratify, such related party transactions. A “related party transaction” is defined under the Corporate Governance Guidelines as any transaction in which Cott was or is to be a participant and in which any related party has a direct or indirect material interest, other than transactions that (i) are available to all employees generally, (ii) involve compensation of executive officers or directors duly authorized by the appropriate board committee, or (iii) involve reimbursement of expenses in accordance with Cott’s established policy.

A “related party” is defined under the Corporate Governance Guidelines as any person who is, or at any time since the beginning of Cott’s last fiscal year was, an executive officer or director (including in each case nominees for director), any shareowner owning in excess of 5% of Cott’s common shares, or an immediate family member of an executive officer, director, nominee for director or 5% shareowner.

An “immediate family member” is defined under the Corporate Governance Guidelines as a person’s spouse, parents, stepparents, children, stepchildren, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than employees) who shares such person’s home.

Management and directors must also update the Board as to any material changes to proposed transactions as they occur.

Because related party transactions potentially vary, the Corporate Governance Committee or the Board has not to date developed a written set of standards for evaluating them, but rather addresses any such transactions on a case-by-case basis.

Mr. Charles R. Hinson is the Chief Executive Officer of S&D Coffee and Tea, a subsidiary of Cott. Mr. Hinson’s son is a National Account Manager at S&D Coffee & Tea and earned $131,979 in 2018 (comprised of his base salary, annual bonus and use of car) and receives other regular and customary benefits generally available to all S&D Coffee & Tea employees. His compensation is commensurate with his position. After considering advice from the Corporate Governance Committee, the Board reviewed and ratified these arrangements with Mr. Hinson’s son.

Other than the above-mentioned transaction, to the knowledge of the directors, no insider, director or proposed nominee for election as a director, or any associate or affiliate of any such persons, had any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any material transaction with Cott since December 30, 2018.

None of the directors, executive officers, employees, former executive officers, former directors or former employees of Cott has any indebtedness to Cott or any of its subsidiaries.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Executive Summary

We seek to incentivize management to increase long-term, sustainable shareowner value, giving appropriate consideration to risk and reward. We strive to focus management on executing our mission to be the leading North American and European water, coffee, tea and filtration service provider within home and office delivery, foodservice, convenience and hospitality with strong margins and compound growth in revenue and free cash flow. In 2018, our mission was executed through a concentration in six areas: (1) growth in water and coffee categories that are aligned with healthy hydration trends, (2) growth in key channels of home and office delivery, foodservice, convenience and hospitality, (3) capture of acquisition synergies, (4) continuation of our value-creating tuck-in acquisition strategy and (5) the divestiture of our traditional beverage manufacturing business and deleveraging of our balance sheet and (6) the return of funds to shareowners through our quarterly dividend and opportunistic share buyback program. Our compensation programs are designed to reward executives based on the achievement of both individual and corporate performance targets, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Our named executive officers’ total compensation consists of a base salary, opportunities for annual performance-based cash bonus compensation, and long-term compensation in the form of equity ownership.

This Compensation Discussion and Analysis focuses on the compensation of our named executive officers for 2018, who were:

Jerry Fowden	Chief Executive Officer
Jay Wells	Chief Financial and Administrative Officer
Thomas Harrington	President Route Based Services / Chief Executive Officer—DSS
Charles R. Hinson	Chief Executive Officer—S&D Coffee and Tea
Marni Morgan Poe	Vice President, General Counsel and Secretary

We believe that our named executive officers were instrumental in helping us execute our mission in 2018, as follows:

•	Revenue increased 5% compared to 2017, and we exceeded our cash flow goals for the year.

•

We continued to focus on synergy capture and integration of our acquired businesses, focusing on “back of the house” synergies within procurement, distribution, information technology, selling, general and administrative expenses, as well as cost-down measures within operations.

•

We exceeded our 2018 goal of tuck-in acquisitions of $40 to $60 million, which included two slightly larger transactions: Crystal Rock (which strengthened our presence in New York and New England) and Mountain Valley (which added an American premium glass brand to our portfolio).

•

On January 30, 2018, we closed on the sale of our traditional carbonated soft drink and juice business in the United States, Canada, Mexico and the United Kingdom (the “traditional business”) for $1.25 billion. The proceeds from the sale were utilized to deleverage our balance sheet and create further optionality around capital deployment.

•	We returned $108 million to our shareowners in 2018, including the repurchase of $75 million of shares and the distribution of $33 million of dividends.

In 2018, the Compensation Committee and management continued to implement compensation and corporate governance best practices that reflect our financial position and our business, including:

•	Salary, bonus and perquisite decisions reflecting our results for the year, including:

o	Each of our named executive officers, other than the Chief Executive Officer—S&D Coffee and Tea (the “S&D CEO”), received an increase in base salary;

o

Each of our named executive officers, other than the President Route Based Services / Chief Executive Officer—DSS (the “DSS CEO”) and S&D CEO, received a performance bonus equal to 91.0% of target award opportunity. The DSS CEO received a performance bonus equal to 37.3% of target award opportunity, and the S&D CEO received a performance bonus equal to 76.0% of target award opportunity;

o	Perquisites available to our named executive officers continued to be limited to an annual executive physical examination and a car allowance.

•

For grants in the 2018 annual grant cycle made in December 2017, we awarded a combination of performance-based restricted share units weighted 37.5%, time-based restricted share units weighted 25%, and stock options weighted 37.5% to each of our named executive officers, other than the S&D CEO. The performance-based restricted share units vest based upon the achievement of a specific level of cumulative pre-tax income over the three-year period ending at the end of fiscal 2020. All of the time-based restricted share units and stock options provide for pro rata vesting (vesting in three equal annual installments). Dividends will accrue on unvested time-based restricted share units and performance-based restricted share units and will be paid only to the extent the underlying award vests. Our goal in linking an element of our long-term incentives to three-year financial results is to align our named executive officers’ incentives with the long-term interests of our shareowners. For grants in the 2019 annual grant cycle made in December 2018, each of our named executive officers received the types and relative percentages of equity awards as noted above. Since these awards were granted in 2018, their grant date fair values are reflected in the Summary Compensation Table on page 38, while the awards granted in December 2017 are reflected in the Summary Compensation Table in our 2018 annual meeting proxy statement.

•	A number of policies are designed to further our compensation goals and strategies:

o

A clawback policy to allow the Board to recoup any excess annual or long-term incentive compensation paid to our current and former executive officers in the event of a required accounting restatement of a financial statement of Cott, whether or not based on misconduct, due to material non-compliance with any financial reporting requirement under the securities laws of the United States. The clawback policy is intended to reduce potential risks associated with our incentive plans, and thus better align the long-term interests of our named executive officers and shareowners.

o

A “no-hedging” policy that prohibits our directors, officers, employees and consultants from engaging in any hedging or monetization transactions, such as zero-cost collars and forward sale contracts, with respect to Cott securities.

o

A policy prohibiting directors and employees, including named executive officers, from engaging in any short-term, speculative transactions involving Cott securities, including purchasing securities on margin, engaging in short sales, buying or selling put or call options, and trading in options.

o	A policy prohibiting directors and employees, including named executive officers, from holding Cott securities in a margin account or pledging Cott securities as collateral for a loan.

o

Share ownership guidelines that require our directors, named executive officers, and other key employees to hold a certain amount of shares received as equity compensation from Cott, with the amount set at a particular multiple of base salary.

•

The Compensation Committee’s continued engagement of an independent compensation consultant that does not provide any services to management and that had no relationship with management prior to the engagement.

•	The continued administration of a robust risk management program, which includes our Compensation Committee’s oversight of the ongoing evaluation of the relationship between our compensation programs and risk, as well as the oversight of risk by the Audit Committee on behalf of the full Board pursuant to the Audit Committee Charter.

We believe that the following table is helpful in understanding the targeted versus actual payout of the performance-based cash bonuses to our named executive officers over the previous three fiscal years. This table supplements the information in the Summary Compensation Table appearing following Compensation Discussion and Analysis.

PERFORMANCE-BASED CASH BONUS ACHIEVEMENT HISTORY

Named Executive Officer	Fiscal Year	Cash Incentives Actual Payout Against Target
Jerry Fowden Chief Executive Officer	2018	91.0%
	2017	85.0%
	2016	81.0%

Jay Wells Chief Financial and Administrative Officer	2018	91.0%
	2017	85.0%
	2016	81.0%
Thomas Harrington President Route Based Services / Chief Executive Officer—DSS	2018	37.3%
	2017	53.7%
	2016	— (1)
Charles R. Hinson(2) Chief Executive Officer—S&D Coffee and Tea	2018	76.0%
	2017	121.0%
	2016	—
Marni Morgan Poe Vice President, Secretary and General Counsel	2018	91.0%
	2017	85.0%
	2016	81.0%

(1)	Mr. Harrington did not receive a performance bonus for 2016, as actual EBITDA results for the DSS business that year were below the “threshold” target established for the DSS bonus pool.

(2)	Mr. Hinson was not a named executive officer in 2016.

As we believe the above information indicates, Cott’s annual performance bonus plan emphasizes compensation that is at-risk and generally only payable based on the achievement of challenging corporate and individual targets. We encourage you to read this Compensation Discussion and Analysis for details regarding our executive compensation program, including information about the 2018 compensation of the named executive officers.

Say-on-Pay and Say-on-Frequency Results

At the 2018 annual and special meeting of shareowners, we solicited from our shareowners an advisory vote on the compensation of our named executive officers. The shareowners voted to approve, on an advisory basis, the compensation of our named executive officers, as such information is disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, set forth in our 2018 annual meeting proxy statement. The vote was 97.5% of the shares voting “For,” 1.8% of the shares voting “Against,” and 0.7% of the shares “Withholding” their votes.

The Compensation Committee took into account the result of the shareowner vote in determining executive compensation policies and decisions since the 2018 annual and special meeting of shareowners. The Compensation Committee viewed the vote as an expression of the shareowners’ general satisfaction with our current executive compensation programs.

Consistent with our shareowners’ determination, on an advisory basis, at the 2017 annual and special meeting of shareowners, the Board determined that an advisory vote on the compensation of our named executive officers will be conducted every year. The next advisory vote on the frequency of an advisory vote on executive compensation will take place at the 2023 annual meeting of shareowners.

Overview of Compensation Program

The Compensation Committee is responsible for overseeing Cott’s compensation reward programs, which include compensation (base salary, bonus and equity compensation) and limited perquisites as described below and as set forth in the Summary Compensation Table. In addition, the Compensation Committee is responsible for overseeing talent management and succession planning for the senior management team, as well as setting objectives and evaluating the performance of Cott’s Chief Executive Officer. To assist in executing its responsibilities, the Compensation Committee may retain independent compensation consultants, at Cott’s expense, who report solely to the Compensation Committee. The Compensation Committee is responsible for ensuring that the total compensation paid to our Chief Executive Officer and the officers who directly report to him is fair, reasonable and competitive. The Compensation Committee must recommend to the independent members of the Board, and the Board must review and, if it deems appropriate, approve any changes to our Chief Executive Officer’s compensation package. The Compensation Committee reviews and approves all compensation packages and any adjustments thereto for the direct reports. The Compensation Committee also approves any severance packages to departing direct reports, as well as the severance plans that govern the terms of the severance packages. We refer to the officers who report directly to our Chief Executive Officer as “direct reports.” In 2018, each of our named executive officers, other than Mr. Fowden, were direct reports.

Company Objectives

The primary objectives of our current compensation program are to incentivize management to increase long-term, sustainable shareowner value, giving appropriate consideration to risk and reward, and to focus management on executing our mission. Periodically, the Compensation Committee reviews and approves the design of our compensation programs to ensure that it provides sufficient compensation opportunities for executives in order to attract, retain and motivate the best possible management team. Our compensation programs are designed to:

•

Establish pay levels with reference to personal performance and external competitiveness with relevant labor markets and the relative value of the role in Cott’s business, with the ultimate objective of aligning our named executive officers’ compensation with the market median of the compensation of executives performing similar functions in the competitive market and in Cott’s peer group;

•

Achieve this alignment by making incremental adjustments to components of named executive officers’ compensation over time, with the type and magnitude of such adjustments made in light of Cott’s overall business performance;

•	Reward executives based on the achievement of both individual and corporate performance targets, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking; and

•	Deliver conservative, market-based executive benefits.

Our compensation packages for named executive officers consist of a base salary, opportunities for annual performance-based cash bonus compensation, and long-term compensation in the form of equity ownership. The Compensation Committee has selected these components because it believes they align the interests of our named executive officers with those of our long-term shareowners and motivate these executives to achieve our goals.

Setting Executive Compensation and the Role of Executive Officers in Compensation Decisions

Periodically, the Compensation Committee determines what adjustments, if any, to base salary, cash performance bonus amounts, performance targets for performance-based compensation, and the applicable levels and targets for other compensation would be appropriate for our Chief Executive Officer, and recommends any adjustments to the Board. The Board considers the Compensation Committee’s proposals and, if acceptable, approves them.

The Compensation Committee also determines whether any adjustments to compensation would be appropriate for the direct reports. The Compensation Committee, annually and as it otherwise deems appropriate, meets with our Chief Executive Officer and our Vice President Corporate Human Resources to obtain recommendations with respect to our compensation programs and packages for the direct reports. The Chief Executive Officer and our Vice President Corporate Human Resources may make recommendations to the Compensation Committee on base salary, long-term incentive plan awards, performance targets, and other compensation terms for the direct reports that the Compensation Committee may consider. The Compensation Committee considers management’s proposals, reviews independent data to validate these recommendations and, if acceptable, approves them. The Compensation Committee is not bound to, and does not always accept, management’s recommendations with respect to executive compensation for the direct reports. In addition, the Compensation Committee has the authority to access (at Cott’s expense) independent, outside compensation consultants and other advisors for both advice and competitive data as it determines the level and nature of Cott’s executive compensation.

In 2018, the Compensation Committee continued to retain Frederic W. Cook & Co. (“FW Cook”) as its sole independent compensation consultant. FW Cook only performs work for and reports directly to the Compensation Committee and attends Compensation Committee meetings as requested. FW Cook provided recommendations to the Compensation Committee on the competitiveness and appropriateness of all elements of executive compensation, including the Chief Executive Officer’s compensation. FW Cook did not provide any additional services to the Board or management in 2018.

The Compensation Committee has considered the independence of FW Cook in light of SEC rules and NYSE listing standards. In connection with this process, the Compensation Committee has reviewed, among other items, a report from FW Cook addressing the independence of FW Cook and the members of the consulting team serving the Compensation Committee, including the following factors: (i) other services provided to Cott by FW Cook; (ii) fees paid by Cott as a percentage of FW Cook’s total revenue; (iii) policies or procedures of FW Cook that are designed to prevent conflicts of interest; (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the Compensation Committee; (v) any Cott stock owned by the senior advisor or any immediate family member; and (vi) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by FW Cook and its senior advisor involved in the engagement did not raise any conflict of interest.

The Compensation Committee periodically reviews compensation data and pay practices from Cott’s peer group and general industry surveys to determine the “market median” of the compensation of executives performing similar functions in the competitive market and in Cott’s peer group. However, the Board and the Compensation Committee retain discretion in setting the compensation for our Chief Executive Officer and his direct reports, respectively. As a result, compensation for these executives may differ materially from the peer group and may vary according to factors such as experience, position, tenure, individual and organizational factors, and retention needs, among others. The Compensation Committee periodically evaluates and selects which companies to reference for purposes of executive compensation competitiveness. With guidance from its compensation consultant and input and discussion with management, the Compensation Committee discusses annually whether the mix of companies in the peer group produces a valid competitive analysis relative to our talent requirements.

The Compensation Committee, with input from FW Cook, determined that the peer group below, consisting of selected North American companies, was appropriate for setting 2018 target compensation.

Companies used for Compensation Comparison
ABM Industries Incorporated	Lancaster Colony Corp.
Brown-Forman Corp.	Maple Leaf Foods Inc.
Cal-Maine Foods, Inc.	Monster Corporation
Cintas Corporation	Post Holdings, Inc.
Coca-Cola Bottling Co. Consolidated	Sanderson Farms, Inc.
Constellation Brands, Inc.	Servicemaster Global Holdings Inc.
Dr Pepper Snapple Group, Inc.	Snyders-Lance, Inc.
Flowers Foods, Inc.	TreeHouse Foods, Inc.
The Hain Celestial Group, Inc.	United Natural Foods, Inc.
J&J Snack Foods Corp.

During its April 2018 meeting, the Compensation Committee, with input from FW Cook, reviewed the peer group that would be used for setting 2019 target compensation and determined to make the following changes to the peer group to reflect Cott’s new business and financial profile following the sale of the Traditional Business:

Removals	Additions	Revised Peer Group
ABM Industries Incorporated	A.O. Smith Corporation	A.O. Smith Corporation
Cal-Maine Foods, Inc.	AMN Healthcare Services, Inc.	AMN Healthcare Services, Inc.
Constellation Brands, Inc.	The Brink’s Company	The Brink’s Company
Dr Pepper Snapple Group, Inc.	Chemed Corporation	Brown-Forman Corp.
Flowers Foods, Inc.	Domino’s Pizza, Inc.	Chemed Corporation
The Hain Celestial Group, Inc.	Evoaqua Water Technologies Corp.	Cintas Corporation
J&J Snack Foods Corp.	Frontier Communications Corporation	Coca-Cola Bottling Co. Consolidated
Lancaster Colony Corp.	IDEX Corporation	Domino’s Pizza, Inc.
Maple Leaf Foods Inc.	Intuit Inc.	Evoaqua Water Technologies Corp.
Post Holdings, Inc.	Papa John’s International, Inc.	Frontier Communications Corporation
Sanderson Farms, Inc.	Rexnord Corporation	IDEX Corporation
Snyders-Lance, Inc.	Shutterfly, Inc.	Intuit Inc.
TreeHouse Foods, Inc.	Stericycle Inc.	Monster Corporation
United Natural Foods, Inc.	Tetra Tech, Inc.	Papa John’s International, Inc.
	TripAdvisor, Inc.	Rexnord Corporation
	UniFirst Corporation	Servicemaster Global Holdings Inc.
	Watts Water Technologies Inc.	Shutterfly, Inc.
	Weight Watchers International, Inc.	Stericycle Inc.
	Windstream Holdings, Inc.	Tetra Tech, Inc.
	Xylem Inc.	TripAdvisor, Inc.
UniFirst Corporation
Watts Water Technologies Inc.
Weight Watchers International, Inc.
Windstream Holdings, Inc.
Xylem Inc.

In addition, the Compensation Committee reviews size-adjusted median compensation data from two general industry surveys in which management annually participates: the Aon Hewitt Total Compensation Measurement survey and the Willis Towers Watson Compensation Data Bank survey. The Aon Hewitt survey in

2017 included over 500 companies ranging in size from $14 million to over $200 billion in annual revenue, and the Willis Towers Watson survey in 2017 included over 500 organizations ranging in size from $100 million to over $175 billion in annual revenue.

The Compensation Committee annually reviews peer group and survey data in recommending our Chief Executive Officer’s compensation to the Board and in setting compensation for the direct reports. We consider the compensation paid by companies in our peer group as one factor in setting compensation for our named executive officers, and we may review peer group data with respect to individual components of compensation in addition to overall compensation. Compensation for the majority of our named executive officers has historically fallen at the low end of our “market median range.” Our market median range is defined as plus or minus 10% of the market median for base salary, plus or minus 15% of the market median for all other elements of compensation, and plus or minus 15% of the market median for total direct compensation. Our goal, over time and depending on the success of our overall business, is to more closely align components of our named executive officers’ compensation with the market median range for all compensation elements. In 2018, total direct compensation opportunities for our Chief Executive Officer, Chief Financial and Administrative Officer and Vice President, General Counsel and Secretary were within the market median range. Total direct compensation opportunities for the DSS CEO and for the S&D CEO, which were originally set by employment agreements negotiated as part of acquisitions of DSS and S&D, respectively, were above the high end of our market median range.

The Compensation Committee intends to continue to make adjustments to executive compensation in light of the objectives of our compensation program, our financial and competitive position and our business. The Compensation Committee may exercise discretion as to the type and magnitude of these adjustments. In addition, the Compensation Committee may choose to set compensation based on factors other than external data and company performance, including individual responsibilities, potential and achievement. The Compensation Committee believes that its 2018 decisions supported the objectives of Cott’s compensation program.

Long-Term versus Currently-Paid Compensation

Currently-paid compensation to our named executive officers includes base salaries, which are paid periodically throughout the fiscal year, annual cash performance bonuses based on performance targets proposed by management and approved by the Compensation Committee, which are awarded after the end of the fiscal year, and limited perquisites and personal benefits, which are paid consistent with our policies in appropriate circumstances. Our named executive officers historically have been eligible to participate in our long-term equity incentive plans, including the Amended and Restated Cott Corporation Equity Incentive Plan (the “Amended and Restated Equity Plan”) and the Cott Corporation 2018 Equity Incentive Plan (the “2018 Equity Plan” and together with the Amended and Restated Equity Plan, the “Equity Plans”). The Equity Plans provide the Compensation Committee and management with the flexibility to design compensatory awards responsive to Cott’s business needs and goals. Awards under the Equity Plans may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance units or stock payments. As of December 29, 2018, all of our outstanding equity awards were issued under the Amended and Restated Equity Plan. The Equity Plans are described in more detail under the heading “Equity Compensation Plan Information” on page 54 of this proxy statement. Our executive officers may also participate in our 401(k) Plan, which is available to all employees in the United States, except for certain union employees.

The compensation structure for our named executive officers is intended to balance the need of these executives for current income with the need to create long-term incentives that are directly tied to achievement of our operational targets and growth in shareowner value. For our Chief Executive Officer, the Compensation Committee reviews peer group and survey data and recommends to the Board the terms of his compensation arrangements. The Board reviews the recommendation and, if acceptable, approves such arrangements. Our Chief Executive Officer and Vice President Corporate Human Resources review peer group and survey data and recommend to the Compensation Committee the terms of the compensation arrangements for direct reports. The Compensation Committee reviews those recommendations and, if acceptable, approves them.

Compensation Components

For 2018, the principal compensation components for Cott’s named executive officers consisted of the following:

Base salary	Fixed pay that takes into account an individual’s role and responsibilities, experience, expertise, and individual performance, and compensates named executive officers for services rendered during the fiscal year.

Cash performance bonuses	Performance-based compensation that is paid to reward attainment of annual corporate and individual performance targets.

Long-term equity incentive awards	Equity compensation that reinforces the link between incentives and long-term Company performance, incentivizes our named executive officers, aligns the interests of our named executive officers with those of our shareowners, and encourages executive retention.

Retirement benefits	Retirement benefits that provide the opportunity for financial security in retirement consistent with programs for our broad-based employee population, including limited matching contributions under Cott’s 401(k) Plan.

Limited perquisites and benefits	Limited perquisites and benefits that effectively facilitate job performance, including an annual executive physical examination and a car allowance.

Base Salary

We provide named executive officers and other employees with base salary, paid over the course of the year, to compensate them for services rendered during the fiscal year. Base salary is determined by an annual assessment of a number of factors, including position and responsibilities, experience, individual job performance relative to responsibilities, impact on development and achievement of our business strategy, and competitive market factors for comparable talent in the peer group. However, the Board and the Compensation Committee retain discretion in setting the compensation for our Chief Executive Officer and the direct reports, respectively, and as a result, base salary for these executives may differ from that of comparable executives in the peer group.

In 2017, the Compensation Committee recommended, and the Board approved, an increase to the base salary for our Chief Executive Officer. Similarly, upon the recommendation of our Chief Executive Officer and our Vice President Human Resources in 2017, the Compensation Committee determined to increase the base salaries for our other named executive officers, other than the S&D CEO. In making such determinations, the Board and the Compensation Committee considered the achievement of individual performance goals, a review of peer group and survey data, the results of Cott’s performance and input from FW Cook. The following table sets forth the 2018 base salary, 2017 base salary, and, if applicable, the percentage increases for each named executive officer:

Name	2018 Base Salary	2017 Base Salary	% Increase
Jerry Fowden	$940,905	$913,500	3.0	%(1)
Jay Wells	$553,019	$439,824	25.7%
Thomas Harrington	$807,649	$784,125	3.0	%(2)
Charles R. Hinson	$1,000,000	$1,000,000	0.0%
Marni Morgan Poe	$389,612	$378,264	3.0%

(1)

On August 1, 2018, we entered into an offer letter with Mr. Fowden to serve as the Executive Chairman of the Board, effective as of December 30, 2018, the first day of our 2019 fiscal year. In connection with his appointment as Executive Chairman of the Board, Mr. Fowden retired as the Company’s chief executive officer, effective December 29, 2018. The agreement has a one-year term and provides for an annual base salary of $680,000.

(2)

On August 1, 2018, we entered into an employment letter agreement with Thomas Harrington to serve as our Chief Executive Officer, effective as of December 30, 2018, the first day of our 2019 fiscal year. The agreement has an indefinite term and provides for an annual base salary of $850,000.

In 2019, upon the recommendation of our Chief Executive Officer and our Vice President Corporate Human Resources, the Compensation Committee determined to increase the base salary for our Vice President, Secretary and General Counsel, effective April 1, 2019.

Performance Bonuses

General

The Compensation Committee believes that some portion of overall cash compensation for named executive officers should be performance-based, that is, contingent on successful achievement of corporate and individual targets. To that end, and depending on our financial and operating performance, the Compensation Committee may approve performance-based bonuses. The addition of performance bonuses in these situations more closely aligns a named executive officer’s overall compensation with his or her individual performance and the profitability of the business unit for which he or she is accountable. Eligibility for performance bonuses is set forth in a named executive officer’s employment offer letter, and is based on market competitiveness, the impact of the executive’s role within Cott, and the executive’s long-term contributions. Any changes to the target bonus levels set forth in the employment offer letter for our Chief Executive Officer are recommended by the Compensation Committee and determined by the Board. Any changes to the target bonus levels set forth in the employment offer letters for the direct reports are reviewed and approved by the Compensation Committee. The targets related to performance-based bonuses are reviewed and approved by the Compensation Committee. The Compensation Committee believes that this bonus arrangement presents executives with clear, quantified targets that will focus them on strategic issues and align management’s interests with those of our long-term shareowners in the sustained growth of shareowner value.

At the end of each fiscal year, an individual performance review is conducted for each named executive officer. If an individual performance review results in a rating below acceptable levels for the relevant period, all or a portion of the performance bonus may be withheld, even if corporate targets were met. During the performance review for our Chief Executive Officer and for his direct reports, the Compensation Committee determines whether the individual performance targets were met. Our Board retains the discretion to make adjustments to the performance bonus for our Chief Executive Officer, and the Compensation Committee retains the discretion to make adjustments to the performance bonuses for the direct reports.

Company Performance Targets

Performance bonus eligibility in 2018 was determined based in part on achieving corporate targets and in part on achieving individual targets. In 2018, the performance bonus of our named executive officers, other than the DSS CEO, was calculated based on achievement of a specified level of EBITDA, operating free cash flow and revenue, weighted 70%, 15% and 15%, respectively. The performance bonus for the DSS CEO was calculated based on DSS performance and Eden Springs performance, weighted 70% and 30%, respectively, with DSS performance calculated based on achievement of DSS EBITDA and DSS operating free cash flow, weighted 85% and 15%, respectively, and with Eden Springs performance calculated based on achievement of Eden EBITDA, Eden revenue and Eden operating free cash flow, weighted 70%, 15% and 15%, respectively.

For performance bonus purposes, (i) “EBITDA” is GAAP earnings before interest, taxes, depreciation, and amortization, (ii) “operating free cash flow” is GAAP net cash provided by operating activities, less capital expenditures, and (iii) “revenue” is GAAP revenue. The metrics utilized for performance bonus purposes may be adjusted to exclude the impact of certain items as approved by the Compensation Committee, and as a result, they may not correspond to the reported measures used in Cott’s other disclosures or filings.

The business unit in which an individual is employed determines the bonus pool from which he or she is eligible to receive a performance bonus payment and the metrics applicable for the payment of the bonus. There were seven company-wide bonus pools in 2018: DSS, Eden Springs, S&D, Aimia, Decantae, RCI and Corporate. All of our named executive officers, other than the DSS CEO and S&D CEO, participated in the Corporate bonus pool in 2018. The DSS CEO participated in the DSS/Eden bonus pools, and the S&D CEO participated in the S&D bonus pool.

The metrics described above closely correspond with the performance of our business, and the Compensation Committee therefore viewed them as appropriate performance targets for measuring the achievement of Cott’s business goals by our named executive officers. Once the corporate performance targets were achieved, the individual performance of the named executive officer was considered, and if expectations for his or her role had been met, the executive was paid a bonus in full. A bonus could have been withheld in whole or in part if the executive did not meet expectations for his or her role. No bonus or portion of a bonus was withheld in 2018.

Performance bonuses in 2018 had a “threshold” level, a base “target” level and an “outperform” level. Performance bonuses may be paid if the actual result for each metric is less than the applicable “threshold” level, with the exceptions noted below. For each of our named executive officers, other than the DSS CEO, if the actual results for the EBITDA metric are below the “threshold” level, no performance bonuses will be paid, subject to the discretion of the Board and the Compensation Committee to modify the performance bonus of our Chief Executive Officer and his direct reports, respectively, based on achievement of individual performance targets. For the DSS CEO, if the actual results for either of the EBITDA metrics (DSS or Eden Springs EBITDA) is below the “threshold” level, but the other EBITDA metric exceeds the “threshold” level, a performance bonus would be paid, subject to the discretion of the Compensation Committee to modify the performance bonus based on achievement of individual performance targets (a performance bonus would not be paid if both of the EBITDA metrics were below the “threshold” level). Management generally recommends the performance criteria targets each year to the Compensation Committee for review and approval. For 2018, our named executive officers could earn a performance bonus of up to a maximum level of 200% of the target bonus amount based on achievement of goals in excess of the “outperform” level. The target bonus awards for 2018 for our named executive officers varied between 75% and 100% of annual base salary.

The Compensation Committee believes that setting an achievable goal is important in motivating our employees appropriately and in constructing a pay package that allows us to compete successfully in the market for talented employees. The following chart sets forth the “threshold,” “target” and “outperform” performance targets established by the Compensation Committee in December 2017 for the bonus pools in which our named executive officers participate, and the actual results achieved for those bonus pools.

2018 Performance Bonus Program

Targets applicable to named executive officers (other than DSS CEO) ($ in millions)

	Corporate Pool (enterprise level)			S&D Unit Pool (operating unit level)
	EBITDA $	Operating Free Cash Flow $	Revenue $	S&D EBITDA $	S&D Operating Free Cash Flow $	S&D Revenue $
“Threshold”	244.1	94.8	2,243.1	36.8	26.9	594.6
“Target”	305.1	118.5	2,361.2	46.0	33.6	625.9
“Outperform”	366.1	142.2	2,526.5	55.2	40.3	669.7

Actual	287.3	125.6	2,312.2	39.8	33.9	600.7

Targets applicable to DSS CEO ($ in millions)

	DSS Unit Pool (operating unit level) (70%)		Eden Unit Pool (operating unit level) (30%)
	DSS EBITDA $	DSS Operating Free Cash Flow $	Eden EBITDA $	Eden Operating Free Cash Flow $	Eden Revenue $
“Threshold”	183.6	116.3	72.7	48.6	373.9
“Target”	204.2	129.4	80.8	54.0	415.4
“Outperform”	238.3	151.0	105.0	70.2	540.0

Actual	187.5	123.3	75.3	46.1	409.2

These metrics are interpolated on a straight-line basis between the “threshold,” “target” and “outperform” performance levels, resulting in a payout percentage for each metric. The relative weighting for each metric as set forth in the chart below is applied to the payout percentages, and the results are aggregated, resulting in a bonus payout as a percentage of the target award. This percentage is then applied to the target bonus amount to determine the amount of a named executive officer’s bonus, subject to the discretion of the Board and the Compensation Committee to modify the performance bonus.

The following chart sets forth the calculation of the bonus payouts as a percentage of target award opportunities for the bonus pools in which our named executive officers participate.

2018 Performance Bonus Program

Calculation of bonus payout as a percent target award (other than DSS CEO)

	Corporate Pool (enterprise level)			S&D Unit Pool (operating unit level)
	EBITDA 70%	Operating Free Cash Flow 15%	Revenue 15%	S&D EBITDA 70%	S&D Operating Free Cash Flow 15%	S&D Revenue 15%
% Payout (Per Metric)	86.0%	130.0%	79.0%	66.0%	104.0%	92.0%
% Payout—Weighted (Per Metric)	60.0%	20.0%	11.0%	46.0%	16.0%	14.0%

Bonus Payout % Target Award	91.0%			76.0%

Calculation of bonus payout as a percent target award (DSS CEO)

	DSS Unit Pool (operating unit level) (70%)		Eden Unit Pool (operating unit level) (30%)
	DSS EBITDA 85%	DSS Operating Free Cash Flow 15%	Eden EBITDA 70%	Eden Operating Free Cash Flow 15%	Eden Revenue 15%
% Payout (Per Metric)	34.0%	52.0%	36.0%	0%	85.0%
% Payout—Weighted (Per Metric)	29.0%	8.0%	25.0%	0%	13.0%

Bonus Payout % Target Award	37.0%		38.0%

Total Bonus Payout % Target Award	37.3%

As noted above, actual results, when weighted as described above, resulted in a bonus payout of 91.0% of target award opportunity for our named executive officers other than the DSS CEO and the S&D CEO, 37.3% of target award opportunity for the DSS CEO and 76.0% of target award opportunity for the S&D CEO.

The Compensation Committee has determined to align the metrics and weighting utilized for the corporate performance metrics for 2019 for the calculation of performance bonuses for the named executive officers to EBITDA (50%), operating free cash flow (25%) and revenue (25%).

Individual Performance Targets

During 2018, we used individual performance targets for named executive officers in two ways. First, the Compensation Committee could have reduced a performance bonus based on a named executive officer’s achievement of or failure to achieve individual performance targets. The Compensation Committee determined that our named executive officers met their respective individual performance targets and, as a result, no reductions would be made to performance bonuses. Second, the Compensation Committee made salary adjustment decisions with respect to a named executive officer based in part upon achievement of individual performance targets, as discussed above under the heading “Compensation Components—Base Salary” on page 26 of this proxy statement. The targets set for 2018 varied by business unit and the named executive officer’s function within Cott. The individual targets for the Chief Executive Officer were approved by the Compensation Committee, and the individual targets for the other named executive officers were approved by the Chief Executive Officer. The targets were set to reflect the executive’s role in ongoing and planned business initiatives and were designed to closely correlate with our business plan for 2018. In setting specific target levels, a variety of factors were considered, including our areas of focus for the year, our relationships with customers and suppliers and general economic conditions. A description of the individual 2018 performance targets applicable to our named executive officers is set out below:

Chief Executive Officer:

•	Develop and implement strategic and operational initiatives for long-term growth of Cott; and

•	Achieve specific financial and operational targets.

Chief Financial and Administrative Officer:

•	Implement strategic and operational initiatives for long-term growth of Cott; and

•	Achieve specific financial and operational targets.

DSS CEO:

•	Deliver certain operational and financial targets; and

•	Implement operational initiatives for long-term growth of the Route Based Services business.

S&D CEO:

•	Deliver certain operational and financial targets; and

•	Implement operational initiatives for long-term growth of the S&D business.

Vice President, General Counsel and Secretary:

•	Develop and oversee legal support function for implementation of strategic and operational initiatives for long-term growth of Cott; and

•	Resolve certain litigation matters in a cost effective manner.

The individual performance targets are set in order to accomplish two objectives. First, the targets represent management’s and the Compensation Committee’s goals for Cott’s performance over time, based on market factors and other operational considerations that we weigh in preparing internal forecasts. Second, they provide executives with meaningful objectives, directly related to their job function, that motivate them to positively contribute to our success.

Long-Term Incentive Plans

In 2018, our senior-level employees were eligible to participate in our Equity Plans. Generally, we use a methodology to determine award size based on benchmarking against our peer group and the industry in general, among other factors. The Equity Plans provide the Compensation Committee and management with the flexibility to design compensatory awards responsive to Cott’s needs. Awards under the Equity Plans may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance units or stock payments.

Beginning in December 2016, we began granting awards in the annual grant cycle for the following fiscal year. In December 2017, each of our named executive officers (other than the S&D CEO) received an equity award for the 2018 annual grant cycle, and in December 2018, each of our named executive officers received an equity award for the 2019 annual grant cycle. Each of these awards is comprised of a combination of performance-based restricted share units weighted 37.5%, time-based restricted share units weighted 25% and stock options weighted 37.5%. The Compensation Committee determined to award this combination of equity to the named executive officers following a review of peer group and survey data. All of the time-based restricted share units and stock options vest in three equal annual installments, and the performance-based restricted share units vest based upon the achievement of a specific level of cumulative pre-tax income over a three-year period. The Compensation Committee selected a three-year performance period based upon input received from FW Cook regarding the time period utilized with respect to similar awards made by Cott’s peer group companies, as well as the Compensation Committee’s belief that a three-year measurement period reinforces the link between incentives and long-term Company performance. We believe that these equity awards incentivize our named executive officers, align the interests of our named executive officers with those of our shareowners and encourage executive retention. The December 2018 equity awards are reflected in the Summary Compensation Table on page 38, while the awards granted in December 2017 are reflected in the Summary Compensation Table in our 2018 annual meeting proxy statement.

The performance-based restricted share units granted in 2016 were originally granted with a pre-tax income target of $166.1 million. Following the sale of our traditional business to Refresco in 2018, the Compensation Committee determined to revise such target to $91.2 million to exclude from the target the pre-tax income attributable to the traditional business (discontinued operations) and to exclude the traditional business (discontinued operations) pre-tax income from the pre-tax income achieved for the three-year period ending at the end of 2018. Set forth below are the pre-tax income thresholds and variable vesting percentages based on the level of pre-tax income achieved:

Achievement	Pre-Tax Income	Percentage of Performance Units Vested
125% of Target or greater	$114.0 million	200%
100% of Target	$91.2 million	100%
70% of Target	$63.8 million	40%
Less than 70% of Target	Less than $63.8 million	0%
Actual (continuing operations)	$110.6 million	185.0%

As noted above, our actual cumulative pre-tax income for our remaining businesses (or continuing operations) during the three-year period ending at the end of fiscal 2018 was $110.6 million, which included the benefit of pre-tax income contributed by acquired companies (notably Eden and S&D) and lower interest costs. As a result, the percentage of performance-based restricted share units that vested in February 2019 was 185.0%. For performance-based restricted share unit purposes, “pre-tax income” is GAAP income before income taxes. This metric may be adjusted to exclude the impact of certain items as approved by the Compensation Committee and, as a result, it may not correspond to similarly titled reported measures used in Cott’s other disclosures or filings.

Retirement Benefits

In 2018, as part of our cost management efforts, we continued to limit executive benefits to those specifically granted pursuant to employment agreements (as discussed in the narrative following the Summary Compensation Table and below). Our named executive officers are eligible to participate in our 401(k) Plan, which is generally open to all employees in the United States except certain union employees. Employees can contribute a percentage of their eligible earnings, subject to annual contribution limits set by the Internal Revenue Service.

Perquisites and Other Personal Benefits

We provide our named executive officers with limited perquisites and other personal benefits that are not otherwise available to all of our employees, including an annual executive physical examination and a car allowance. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers to ensure that they are appropriately limited and effectively facilitate job performance. Perquisites and personal benefits are taken into account as part of the total compensation to executive officers.

Perquisites and other personal benefits for our named executive officers are set forth in the Summary Compensation Table, under the heading “All Other Compensation” and related footnotes on page 38 of this proxy statement.

Severance Arrangements

We have arrangements with our named executive officers to provide for payment and other benefits if such executive’s employment is terminated under certain circumstances. We have entered into such arrangements in order to discourage these executives from voluntarily terminating their employment with us in order to accept other employment opportunities, and to provide assurances to these executives that they will be compensated if terminated by us without cause. The specific arrangements for each officer may differ, depending on the terms of the officer’s employment agreement or whether such officer participates in the Severance Plan (as defined below).

Severance Plan

As of the last day of fiscal 2018, each of our named executive officers, other than the DSS CEO and the S&D CEO, participated in the Cott Corporation Severance and Non-Competition Plan (the “Severance Plan”), which we implemented in 2009. Subject to certain exceptions, the Severance Plan defines the entitlements for these executives upon a qualified termination of employment and replaces all previous termination and severance entitlements to which they may have been entitled. The Severance Plan and entitlements under such plan are described in more detail under the heading “Potential Payments Upon Termination or Change of Control—Severance Plan” on page 49 of this proxy statement.

Other Severance Payments

As of the last day of fiscal 2018, neither the DSS CEO nor the S&D CEO participated in the Severance Plan. Their entitlements under a qualified termination of employment as of such date would be governed by their respective employment letter agreements. The terms of these arrangements are described in more detail under the heading “Potential Payments Upon Termination or Change of Control—Payments to Other Named Executive Officers” on page 52 of this proxy statement. As described under the heading “Named Executive Officer Employment Agreements – Thomas Harrington Employment Agreement” on page 42 of this proxy statement, effective December 30, 2018, Mr. Harrington participates in the Severance Plan as a “Level 1” participant.

Treatment of Equity Awards upon Termination or Change of Control

Our Equity Plans (see “Equity Compensation Plan Information” on page 54 of this proxy statement) contain provisions triggered by a change of control of Cott, thus providing assurances to our named executive officers and employees that their equity investment in Cott will not be lost in the event of the sale, liquidation, dissolution or other change of control of Cott. These terms provide for the acceleration of equity awards in limited circumstances, namely, when the awards (1) are not continued, assumed, or replaced by the surviving or successor entity or (2) are so assumed, but where a named executive officer or employee is involuntarily terminated for reasons other than Cause, or terminates his or her employment for Good Reason (as such capitalized terms are defined in the Amended and Restated Equity Plan), within two years after the change of control.

Additionally, our Equity Plans contain provisions triggered when a named executive officer or employee retires, is terminated without Cause or resigns with Good Reason. The Equity Plans provide for different vesting terms depending on the type of award. Performance-based awards, restricted shares and restricted share units contemplate partial vesting after termination based on the length of employment relative to the performance or vesting period. Options contemplate accelerated vesting, generally on the employment termination date.

A more detailed discussion of payments in connection with a termination or change of control is set forth under “Potential Payments Upon Termination or Change of Control” on page 47 of this proxy statement.

Share Ownership Guidelines

The Board has established minimum share ownership requirements for the Chief Executive Officer, Chief Financial and Administrative Officer, all other direct reports to the Chief Executive Officer, and certain other members of senior management. Under these requirements, the Chief Executive Officer must own common shares having a minimum aggregate value equal to six times his annual base salary. The Chief Financial and Administrative Officer must own common shares having a minimum aggregate value equal to two times his annual base salary. Other direct reports must own common shares having a minimum aggregate value equal to one and a half times his or her annual base salary. The Compensation Committee or the Board may, from time to time, reevaluate and revise these guidelines to give effect to changes in Cott’s common share price, capitalization, or changes in the base salary or the title of the above mentioned persons.

The value of shares owned by each of the above persons necessary to maintain compliance with the guidelines is recalculated on an annual basis on December 31 of each year. Compliance with the requirements is measured on December 31 of each year and reported to the Compensation Committee. Individuals are expected to monitor their own compliance throughout the year. Individuals subject to the guidelines are not required to attain the minimum ownership level by a particular deadline; however, until the guideline amount is achieved, the CEO is required to retain an amount equal to 100% of net shares received as equity compensation, and each other named executive officer is required to retain an amount equal to 75% of the net shares received as equity compensation. Once an individual achieves the applicable ownership guideline, he or she will be considered in compliance, regardless of any changes in base salary (except for promotional increases) or the price of Cott common shares, so long as he or she continues to own at least the number of Cott common shares owned at the time he or she achieved the applicable guideline. “Net shares” are defined as those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and taxes payable upon the grant of a stock payment or the vesting of restricted shares, restricted share units, performance shares, performance share units or the exercise of stock options or stock appreciation rights. Shares purchased on the open market may be sold in compliance with Cott’s policies and applicable securities laws. Failure to meet or to show sustained progress toward meeting the guidelines may be a factor considered by the Compensation Committee in determining future long-term incentive equity grants to such persons. These requirements are designed to ensure that the economic interests of senior management correlate with the value of our stock and are thus closely aligned with the interests of Cott’s shareowners.

Employee Share Purchase Plan

We have maintained the Cott Corporation Employee Share Purchase Plan (the “ESPP”) since 2015. The purpose of the ESPP is to provide eligible employees of Cott and our designated subsidiaries with an opportunity to acquire an ownership interest in us through the purchase of our common shares through payroll deductions at a discounted price. Eligible employees may purchase common shares at a price equal to 90% of the lower of the closing price of common shares on the NYSE on the first and last day of the offering period. We believe the ESPP further aligns the interests of our employees and shareowners and aids in the recruitment and retention of employees.

Insider Trading Restrictions and Policy Against Hedging

Our insider trading policy prohibits directors, officers, employees and consultants of Cott and certain of their family members from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information. Trades by directors, executive officers and certain other employees are prohibited during certain prescribed blackout periods and are required to be pre-cleared by our Vice President, General Counsel and Secretary, subject to limited exceptions for approved Rule 10b5-1 plans. This policy prohibits directors, officers, employees and consultants of Cott from engaging in “short sales” with respect to our securities, trading in put or call options, or engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, with respect to our securities. This policy also prohibits employees and directors, including the named executive officers, from holding Cott securities in a margin account or pledging Cott securities as collateral for a loan.

Policy Regarding Clawback of Incentive Compensation

Our Board has adopted a clawback policy that allows the Board to recoup any excess annual or long-term incentive compensation paid to our current and former executive officers in the event of a required accounting restatement of a financial statement of Cott, whether or not based on misconduct, due to material non-compliance with any financial reporting requirement under the securities laws of the United States. The clawback policy is intended to reduce potential risks associated with our incentive plans, and thus better align the long-term interests of our named executive officers and shareowners.

We believe that the clawback policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides a right of recovery in the event that an executive officer took actions that, in hindsight, should not have been rewarded.

Risk Management Considerations

The Compensation Committee believes that Cott’s performance-based cash bonus and long-term incentive plans provide incentives for our executives and other employees to create long-term shareowner value. Several elements of the program are designed to promote the creation of long-term value and thereby discourage behavior that leads to excessive risk:

•

The base salary portion of compensation is designed to provide a steady income regardless of Cott’s performance so that executives do not feel pressured to focus on achievement of certain performance goals at the expense of other aspects of Cott’s business.

•

The performance goals used to determine the amount of an executive’s bonus are measures that the Compensation Committee believes drive long-term shareowner value. The Compensation Committee attempts to set ranges for these measures that promote success without encouraging excessive risk-taking to achieve short-term results.

•

The measures used to determine whether performance-based restricted share units vest are based on performance over a three-year period. The Compensation Committee believes that the three-year measurement period reinforces the link between incentives and long-term Company performance, and the performance cycles overlap to reduce any incentive to maximize performance in a particular period at the expense of another.

•	Cash bonuses are capped at 200% of target. Similarly, vesting for performance-based restricted share units is capped at 200% of target.

•

The equity awarded to our named executive officers is a mix of performance-based restricted share units, time-based restricted share units and stock options. The Compensation Committee believes that this mix avoids having a relatively high percentage of compensation tied to one element, and that the time-based restricted share units and stock options should reduce risky behavior because these awards are designed to retain employees and because they are earned over time.

•	Compensation is balanced between short-term and long-term compensation, creating diverse time horizons.

•

The Compensation Committee believes that linking performance and the corresponding payout factor mitigates risk by avoiding situations where a relatively small amount of increased performance results in a relatively high corresponding amount of increased compensation.

•	Named executive officers are required to hold a certain amount of Cott shares, which aligns their interests with those of our shareowners.

•	We have implemented accounting policies and internal controls over the measurement and calculation of performance goals.

•

We have implemented a clawback policy, which is intended to reduce potential risks associated with our incentive plans, and thus better align the long-term interests of our named executive officers and shareowners.

•

We have a “no-hedging” policy that prohibits our directors, officers, employees and consultants from engaging in any hedging or monetization transactions, such as zero-cost collars and forward sale contracts, with respect to Cott securities.

•

We have a policy prohibiting employees from engaging in any short-term, speculative transactions involving Cott securities, including purchasing securities on margin, engaging in short sales, buying or selling put or call options, and trading in options.

•	We have a policy prohibiting employees from holding Cott securities in a margin account or pledging Cott securities as collateral for a loan.

•

The Compensation Committee approves our short-term and long-term incentive compensation programs, which mitigates risk by empowering a group of independent directors with substantial experience and expertise.

•

The Compensation Committee has engaged an outside, independent compensation consultant who is knowledgeable regarding various compensation policies and their associated risks and is free from any conflict of interest.

The Compensation Committee has reviewed Cott’s compensation policies and practices for its employees and determined that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on Cott.

Tax and Accounting Implications

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee considers the accounting cost associated with the grants. Under FASB ASC Topic 718, “Share-based Payments,” grants of equity-classified awards result in compensation expense for Cott. The Compensation Committee considers the accounting and tax treatment accorded to equity awards and takes steps to ensure that any issues are addressed by management; however, such treatment has not been a significant factor in establishing Cott’s compensation programs or in the decisions of the Compensation Committee concerning the amount or type of equity award.

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Prior to 2018, Section 162(m) limited the deductibility of compensation in excess of $1 million paid to our Chief Executive Officer and our three other most highly compensated executive officers (other than our principal financial officer) serving on the last day of the year. Beginning in 2018, as a result of the passage of the Tax Cuts and Jobs Act of 2017 (the “TCJA”), the $1 million deductibility limitation of Section 162(m) also applies to compensation paid to our principal financial officer and will continue to apply to each of these officers for all future years (including after death). Our Amended and Restated Equity Plan was intended to provide for the deductibility of payments in excess of the $1 million limitation with respect to awards under Cott’s annual performance bonus plan and awards of stock options and performance-based restricted share units, by designing these awards to constitute “qualified performance-based compensation.” Prior to 2018, qualified performance-based compensation was exempt from the deductibility limitations of Section 162(m). Beginning in 2018, however, the TCJA eliminated the qualified performance-based compensation exemption from Section 162(m), except for certain grandfathered payments related to awards made under plans in effect on November 2, 2017, which are not modified after such date. The adoption of the 2018 Equity Plan in May 2018 was intended, in part, to help preserve the grandfathered status of such awards under the Amended and Restated Equity Plan. In contrast, time-based restricted share units generally did not qualify as “performance-based compensation” under Section 162(m). Therefore, the payment of vested time-based restricted share units in some cases could be non-deductible due to the limitations of Section 162(m). While we view preserving tax deductibility as an important objective, we believe the primary purpose of our compensation program is to support our strategy and the long-term interests of our shareowners, and we intend to continue to make performance-based awards notwithstanding the elimination of the qualified performance-based compensation exception to the Section 162(m) deductibility limitation. In specific instances we have authorized, and in the future may authorize, compensation arrangements that are not fully tax deductible but that promote other important objectives of Cott and of our executive compensation program.

Summary Compensation Table

Name and Principal Position	Year		Salary ($)	Bonus ($)		Stock Awards(1) ($)		Option/ SAR Awards(2) ($)		Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)		Total ($)
Jerry Fowden	2018		934,581	—		4,787,076	(5)	378,750		850,468	28,615	(6)	6,979,490	(5)
Executive Chairman and former Chief Executive Officer(4)	2017		902,596	—		2,812,500		1,687,500		767,207	18,927		6,188,730
	2016		900,000	—		4,687,500	(7)	2,812,500	(7)	729,000	22,794		9,151,794	(7)

Jay Wells	2018		473,051	—		562,500		337,500		322,857	18,573	(8)	1,714,482
Chief Financial and Administrative Officer	2017		432,859	—		556,250		333,750		275,947	19,140		1,617,945
	2016		431,200	—		1,737,500	(7)	1,042,500	(7)	261,954	19,866		3,493,020	(7)

Thomas Harrington	2018		802,220	250,000	(10)	1,437,500		862,500		301,253	20,914	(11)	3,674,388
Chief Executive Officer and former President Route Based Services / Chief Executive Officer—DSS(9)	2017		784,125	500,000		875,000		525,000		421,075	18,169		3,123,369
	2016		774,663	—		1,312,500	(7)	787,500	(7)	—	22,200		2,896,863	(7)

Charles R. Hinson	2018		1,000,000	—		468,750		281,250		760,000	25,522	(13)	2,535,522
Chief Executive Officer—S&D Coffee and Tea	2017	(12)	1,000,000	—		—		—		1,210,000	22,385		2,232,385

Marni Morgan Poe	2018		386,993	—		437,500		262,500		264,123	18,044	(14)	1,369,160
Vice President, General Counsel and Secretary	2017		372,273	—		421,875		253,125		237,324	18,063		1,302,661
	2016		370,847	—		1,062,500	(7)	637,500	(7)	225,290	15,525		2,311,662	(7)

(1)

Stock awards made in 2018 were time-based and performance-based restricted share units granted under the Amended and Restated Equity Plan. The amounts reported in this column for 2018 reflect the aggregate grant date fair values for time-based and performance-based restricted share units computed in accordance with ASC 718, excluding the effect of estimated forfeitures, and with respect to Mr. Fowden, include the modification charges as further explained in footnote 5. The assumptions used for the valuations are set forth in Note 8 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018. Assuming achievement of the highest level of performance for these awards, the grant date fair values of awards subject to performance conditions would have been as follows: Mr. Fowden: $757,500; Mr. Wells: $675,000; Mr. Harrington: $1,725,000; Mr. Hinson: $562,500; and Ms. Poe: $525,000.

(2)

The values of option awards reflect the grant date fair values, as computed in accordance with ASC 718. The assumptions used for the valuations are set forth in Note 8 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 29, 2018.

(3)	The amounts under the Non-Equity Incentive Plan Compensation column reflect amounts earned under Cott’s annual performance bonus plan.

(4)

On August 1, 2018, we entered into an offer letter with Mr. Fowden to serve as the Executive Chairman of the Board, effective as of December 30, 2018, the first day of our 2019 fiscal year. In connection with his appointment as Executive Chairman of the Board, Mr. Fowden retired as the Company’s chief executive officer, effective December 29, 2018.

(5)

Mr. Fowden assumed the role of Executive Chairman of the Board, effective as of December 30, 2018. Under the terms of his offer letter to serve as Executive Chairman, outstanding awards will vest in accordance with their normal applicable vesting schedules regardless of continued service. The entry into this offer letter resulted in an equity award modification. The incremental fair values of the modified awards computed as of the modification date are included in the Stock Awards column, even though the grant date fair values for such equity awards are or have been reported in the Summary Compensation Table for fiscal 2018 and for prior fiscal years. Accordingly, the Summary Compensation Table shows a significant increase in the total compensation for fiscal 2018 for Mr. Fowden. This increase in compensation relates to accounting charges resulting from the modification of Mr. Fowden’s equity awards, and not an increase in the realizable value of the awards. The table below sets forth equity modification charges required by the applicable accounting rules and the total compensation amounts for fiscal 2018 after excluding such modification charges:

Name	Time-Based Restricted Share Unit Modification Charge	Performance- Based Restricted Share Unit Modification Charge	Total Modification Charge	Total (Without Equity Accounting Modification Charge)
Jerry Fowden	$1,009,796	$3,146,030	$4,155,826	$2,823,664
(6)	Includes a car allowance, an annual medical exam, a 401(k) match and amounts for assistance with income tax preparation.

(7)

The amounts reported include (i) awards granted in connection with the 2016 annual grant cycle in February 2016 to each of our named executive officers (other than the DSS CEO), (ii) awards granted to our Chief Financial and Administrative Officer, Vice President, General Counsel and Secretary, and DSS CEO in August 2016 for the reasons noted below, and (iii) awards granted in connection with the 2017 annual grant cycle in December 2016. The table below sets forth the grant date fair values for each of these awards.

Name	Grant Cycle		Time- Based RSUs ($)	Performance- Based RSUs ($)	Stock Awards ($)	Options ($)
Mr. Fowden	2017		1,000,000	1,500,000	2,500,000	1,500,000
	2016		875,000	1,312,500	2,187,500	1,312,500

Total					4,687,500	2,812,500

Mr. Wells	2017		135,000	202,500	337,500	202,500
	2016	*	175,000	262,500	437,500	262,500
	2016		385,000	577,500	962,500	577,500

Total					1,737,500	1,042,500

Mr. Harrington	2017		350,000	525,000	875,000	525,000
	2016	**	175,000	262,500	437,500	262,500

Total					1,312,500	787,500

Ms. Poe	2017		106,250	159,375	265,625	159,375
	2016	*	175,000	262,500	437,500	262,500
	2016		143,750	215,625	359,375	215,625

Total					1,062,500	637,500

*

Represents an equity award granted in August 2016 in recognition of efforts on the acquisitions of Eden Springs and S&D Coffee and to align total compensation more closely with our market median range.

**

Represents an equity award granted in August 2016 in recognition of efforts on the acquisitions of Eden Springs and S&D Coffee. Mr. Harrington did not receive a grant in February 2016 during the 2016 annual grant cycle.

(8)	Includes a car allowance, an annual medical exam and a 401(k) match.

(9)

On August 1, 2018, we entered into an employment letter agreement with Thomas Harrington to serve as our Chief Executive Officer, effective as of December 30, 2018, the first day of our 2019 fiscal year.

(10)

Represents amounts paid to Mr. Harrington for relocation assistance to the Tampa, Florida area pursuant to the terms of the employment offer letter agreement with Mr. Harrington to serve as our Chief Executive Officer, effective as of December 30, 2018.

(11)	Includes a car allowance and a 401(k) match.

(12)	Mr. Hinson was not a named executive officer in 2016.

(13)	Includes a car allowance and a 401(k) match.

(14)	Includes a car allowance, an annual medical exam and a 401(k) match.

CEO Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. The 2018 annual total compensation of Mr. Fowden was $6,979,490, the 2018 annual total compensation of our median compensated employee was $42,834, and the ratio of these amounts is 163 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described below.

Mr. Fowden assumed the role of Executive Chairman, effective as of December 30, 2018. Under the terms of his offer letter to serve as Executive Chairman, his outstanding awards were modified to provide that they will continue to vest in accordance with their normal vesting schedules regardless of continued service. As discussed in footnote 5 to the Summary Compensation Table, this resulted in an incremental fair value of the modified awards in the Stock Awards column of the Summary Compensation Table, even though the grant date fair values for the awards were already reported in the Summary Compensation Table, and there was no increase in the realizable value of the awards. Without the impact of the award modification, Mr. Fowden’s annual total compensation would have been $2,823,664 and the ratio of his annual total compensation to the annual total compensation of our median employee would have been 66 to 1.

Methodology for Determining Our Median Employee

As permitted by the SEC rules, we used the same median employee as in 2017, as there were no significant changes to our median employee’s status, our employee population or our compensation programs in 2018. The methodology and the material assumptions and estimates we used to determine our median employee in 2017 were as follows:

Determination Date and Employee Population

We determined that, as of October 31, 2017, the date we selected to identify our median employee, our employee population consisted of approximately 10,400 individuals working for Cott Corporation and its consolidated subsidiaries. No employees were excluded under the de minimis or data privacy exemptions under the rule.

Compensation Measure Used to Identify Our Median Employee

To identify our median employee, we used base salary/wages and overtime pay, plus actual annual cash incentive compensation (annual bonus) paid through October 31, 2017 as the compensation measure. In addition, we annualized the compensation of all employees to cover the full calendar year, and the compensation of new hires in 2017 as if they were hired at the beginning of the fiscal year. We did not make any cost-of-living adjustments.

Annual Total Compensation of Median Employee

In order to determine the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2018 in accordance with SEC requirements, resulting in annual total compensation in the amount of $42,834.

Annual Total Compensation of Chief Executive Officer

With respect to the annual total compensation of our CEO, we included the amount reported for Mr. Fowden in the “Total” column for 2018 in the Summary Compensation Table included in this proxy statement.

Named Executive Officer Employment Agreements

Each of our named executive officers has a written employment agreement or offer letter setting forth the material terms of his or her employment. Under these employment agreements or offer letters, these executives receive annual base salaries, which may be adjusted from time to time. Each of these agreements provides for:

•	eligibility to earn bonuses based upon the achievement of agreed-upon criteria established from time to time by the Compensation Committee; and

•	customary allowances and limited perquisites.

Each of the named executive officers employed by Cott as of the end of 2018 participates in both short-term and long-term incentive programs provided by us. The level of participation is determined by the Compensation Committee and varies by named executive officer. Each of our named executive officers is bound by restrictive covenants that generally limit their ability to compete with us in any countries in which we conduct business. They have also agreed to non-solicitation and non-disparagement covenants. These limitations continue during the term of employment and for a period of time following termination (regardless of the cause of the termination).

Potential severance payments in the event of termination or change of control of Cott for each named executive officer, as applicable, are described more particularly below under the heading “Potential Payments Upon Termination or Change of Control” on page 47 of this proxy statement.

Jerry Fowden Employment Agreement

On August 1, 2018, we entered into an offer letter with Mr. Fowden to serve as the Executive Chairman of the Board, effective as of December 30, 2018, the first day of our 2019 fiscal year. The agreement has a one-year term and provides for an annual base salary of $680,000 and a car allowance. The agreement provides that Mr. Fowden is eligible to participate in our annual performance bonus plan with a target bonus equal to 75% of his base salary. Under the terms of his offer letter, he received a long-term incentive award in December 2018 with a grant date fair value equal to $1,010,000, which was allocated as follows: 25% restricted share units with time-based vesting; 37.5% stock options; and 37.5% restricted share units with performance-based vesting. The stock options and time-based restricted share units will vest in three equal annual installments, commencing on the first anniversary of the grant date. The performance-based restricted share units will vest based upon the achievement of a specific level of cumulative pre-tax income over the three-year period ending at the end of fiscal 2021. Under the terms of his offer letter, outstanding awards will continue to vest in accordance with their normal applicable vesting schedules regardless of continued service. The grants to Mr. Fowden under our long-term incentive plans are set forth in the “Grants of Plan-Based Awards in Fiscal 2018” Table on page 43 of this proxy statement. Following expiration of the one-year term of the offer letter, it is expected that Mr. Fowden will assume the traditional role of Chairman of the Board.

Mr. Fowden will continue to participate in the Severance Plan as a “Level 1” participant, pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a non-competition covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of one year following termination, regardless of the cause of the termination.

Prior to his appointment as Executive Chairman, the employment letter agreement entered into in February 2009 governed the terms of Mr. Fowden’s employment as our Chief Executive Officer. That agreement had an indefinite term and provided for an annual base salary, which was increased to $940,905 in March 2018, and a car allowance. Mr. Fowden was eligible to participate in our annual performance bonus plan with an annual bonus target of 100% of his base salary, and was eligible to participate in all of our long-term incentive plans made available from time to time to our senior executives at the discretion of the Compensation Committee.

Jay Wells Employment Agreement

In January 2012, we entered into an offer letter agreement with Jay Wells to serve as our Chief Financial Officer. In October 2018, Mr. Wells assumed the additional role of Chief Administrative Offer. The agreement has an indefinite term and provides for an annual base salary, which was increased to $553,019 in October 2018, and a car allowance. Mr. Wells is eligible to participate in our annual performance bonus plan with an annual target bonus equal to 75% of his base salary.

Mr. Wells is also eligible to participate in our benefit plans made available to our employees and senior executives, as well as our long-term incentive plans at the discretion of the Compensation Committee. The grants to Mr. Wells under our long-term incentive plans are set forth in the “Grants of Plan-Based Awards in Fiscal 2018” Table on page 43 of this proxy statement.

Mr. Wells participates in the Severance Plan, pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a non-competition covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of nine months following termination, regardless of the cause of the termination.

Thomas Harrington Employment Agreement

On August 1, 2018, we entered into an employment letter agreement with Thomas Harrington to serve as our Chief Executive Officer, effective as of December 30, 2018, the first day of our 2019 fiscal year. The agreement has an indefinite term and provides for an annual base salary of $850,000, and a car allowance. Mr. Harrington is eligible to participate in our annual performance bonus plan with a target bonus equal to 100% of his base salary. Mr. Harrington is also entitled to up to $250,000 for relocation assistance to the Tampa, Florida area, which is subject to repayment under certain circumstances if Mr. Harrington is terminated for Cause or voluntarily resigns from his position without Good Reason (as such terms are defined in the Severance Plan) in the first two years of his tenure as Chief Executive Officer.

Mr. Harrington is eligible to participate in all of our long-term incentive plans made available from time to time to our senior executives at the discretion of the Compensation Committee. Under the terms of his offer letter, he received a long-term incentive award in December 2018 with a grant date fair value equal to $2,300,000, which was allocated as follows: 25% restricted share units with time-based vesting; 37.5% stock options; and 37.5% restricted share units with performance-based vesting. The stock options and time-based restricted share units will vest in three equal annual installments, commencing on the first anniversary of the grant date, and the performance-based restricted share units will vest based upon the achievement of a specific level of cumulative pre-tax income over the three-year period ending at the end of fiscal 2021. The grants to Mr. Harrington under our long-term incentive plans are set forth in the “Grants of Plan-Based Awards in Fiscal 2018” Table on page 43 of this proxy statement.

Mr. Harrington participates in the Severance Plan as a “Level 1” participant, pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a non-competition covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of one year following termination, regardless of the cause of the termination.

Prior to his appointment as Chief Executive Officer, the amended and restated employment agreement entered into in December 2014 governed the terms of Mr. Harrington’s employment as the Chief Executive Officer of DSS and President of Route Based Services. The agreement had an indefinite term and provided for an annual base salary, which was increased to $807,649 in March 2018, and a car allowance. Under the terms of his employment agreement, Mr. Harrington received in 2014 a grant of performance-based restricted share units with a grant date fair value of $5,000,000, which ultimately did not vest. Additionally, the terms of Mr. Harrington’s agreement provided for a retention bonus equal to one year of base salary, one-third of which was paid on December 16, 2015, with the remaining amount paid on December 16, 2017. Under the terms of his prior employment agreement, Mr. Harrington was eligible to participate in our annual performance bonus plan with an annual target bonus equal to 100% of his base salary, and was eligible to participate in all of our long-term incentive plans made available from time to time to our senior executives at the discretion of the Compensation Committee.

Charles R. Hinson Employment Agreement

On November 6, 2017, we entered into an amended and restated employment agreement with Charles R. Hinson, which amended and restated his prior employment agreement with S.& D. Coffee, Inc. (“S&D”), to serve as the Chief Executive Officer of S&D. The agreement has an indefinite term and provides for an annual base salary of $1,000,000. Mr. Hinson is eligible to participate in our annual performance bonus plan with an annual target bonus equal to 100% of his base salary.

Mr. Hinson is also eligible to participate in benefit plans made available to S&D employees and senior executives, as well as our long-term incentive plans at the discretion of the Compensation Committee. The grants to Mr. Hinson under our long-term incentive plans are set forth in the “Grants of Plan-Based Awards in Fiscal 2018” Table on page 43 of this proxy statement.

Mr. Hinson is subject to a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of one year following termination, regardless of the cause of the termination.

Marni Morgan Poe Employment Agreement

In January 2010, we entered into an offer letter agreement with Marni Morgan Poe to serve as our Vice President, General Counsel. The agreement has an indefinite term and provides for an annual base salary, which was increased to $401,300 in February 2019, and a car allowance. Ms. Poe is eligible to participate in our annual performance bonus plan, and since 2012 her annual bonus target has been 75% of her base salary.

Ms. Poe is also eligible to participate in our benefit plans made available to our employees and senior executives, as well as our long-term incentive plans at the discretion of the Compensation Committee. The grants to Ms. Poe under our long-term incentive plans are set forth in the “Grants of Plan-Based Awards in Fiscal 2018” Table below.

Ms. Poe participates in the Severance Plan, pursuant to which she is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of her employment, regardless of the cause of the termination. She is also subject to a non-competition covenant that generally limits her ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of six months following termination, regardless of the cause of the termination.

Grants of Plan-Based Awards in Fiscal 2018

The following table sets forth information with respect to performance-based restricted share units, time-based restricted share units and stock options granted under the Equity Plans during the year ended December 29, 2018 to each of our named executive officers, as well as the range of possible cash payouts to each of our named executive officers under our annual performance bonus plan for achievement of specified levels of performance in fiscal 2018.

Name	Grant Date	Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards and Options(5) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jerry Fowden	—	—	467,290	934,581	1,869,161	—	—	—	—	—	—	—
	12/11/2018	8/1/2018	—	—	—	10,320	25,800	51,600	—	—	—	378,750
	12/11/2018	8/1/2018	—	—	—	—	—	—	17,200	—	—	252,500
	12/11/2018	8/1/2018	—	—	—	—	—	—	—	141,853	14.68	378,750
	8/1/2018	8/1/2018	—	—	—	143,055	357,637	715,274	—	—	—	3,146,030	(6)
	8/1/2018	8/1/2018	—	—	—	—	—	—	154,383	—	—	1,009,796	(7)
Jay Wells	—	—	177,394	354,788	709,579	—	—	—	—	—	—	—
	12/11/2018	12/10/2018	—	—	—	9,196	22,990	45,980	—	—	—	337,500
	12/11/2018	12/10/2018	—	—	—	—	—	—	15,326	—	—	225,000
	12/11/2018	12/10/2018	—	—	—	—	—	—	—	83,955	14.68	337,500
Thomas Harrington	—	—	116,604	666,310	1,615,298	—	—	—	—	—	—	—
	12/11/2018	8/1/2018	—	—	—	23,501	58,753	117,506	—	—	—	862,500
	12/11/2018	8/1/2018	—	—	—	—	—	—	39,168	—	—	575,000
	12/11/2018	8/1/2018	—	—	—	—	—	—	—	214,552	14.68	862,500
Charles R. Hinson	—	—	500,000	1,000,000	2,000,000	—	—	—	—	—	—	—
	12/11/2018	12/10/2018	—	—	—	7,663	19,158	38,316	—	—	—	281,250
	12/11/2018	12/10/2018	—	—	—	—	—	—	12,772	—	—	187,500
	12/11/2018	12/10/2018	—	—	—	—	—	—	—	69,962	14.68	281,250
Marni Morgan Poe	—	—	145,122	290,245	580,490	—	—	—	—	—	—	—
	12/11/2018	12/10/2018	—	—	—	7,152	17,881	35,762	—	—	—	262,500
	12/11/2018	12/10/2018	—	—	—	—	—	—	11,920	—	—	175,000
	12/11/2018	12/10/2018	—	—	—	—	—	—	—	65,298	14.68	262,500

(1)

The amounts in these columns show the range of possible cash payouts under our annual performance bonus plan for achievement of specified levels of performance in fiscal 2018. With respect to our named executive officers, other than Mr. Harrington, amounts reported in these columns are calculated solely based on EBITDA, operating free cash flow, and revenue targets, and assume no adjustment to bonus levels based on achievement of individual performance targets. With respect to Mr. Harrington, amounts reported in these columns are calculated solely based on DSS performance and Eden Springs performance, weighted 70% and 30%, respectively, with DSS performance calculated based on achievement of DSS EBITDA and DSS operating free cash flow (weighted 85% and 15%, respectively) and with Eden Springs performance calculated based on achievement of Eden Springs EBITDA, Eden Springs revenue and Eden Springs operating free cash flow (weighted 70%, 15% and 15%, respectively), and assume no adjustment to bonus levels based on achievement of individual performance targets. For additional information related to the annual cash incentive awards including performance goals, measures and weighting, see the “Compensation Discussion and Analysis” section of this proxy statement.

(2)

The amounts in these columns represent performance-based restricted share unit awards. The performance-based restricted share unit awards vest based on the achievement of a specified target level of cumulative pre-tax income over a three-year period. The amounts included in the “Threshold” column reflect the total number of shares that would be issued at the end of the three-year performance period if 70% of the “target” pre-tax income level is achieved. The amounts included in the “Target” column reflect the total number of shares that would be issued at the end of the three-year performance period if 100% of the “target” pre-tax income level is achieved. The amounts included in the “Maximum” column reflect the total number of shares that would be issued at the end of the three-year performance period if 125% of the “target” pre-tax income level is achieved.

(3)

The amounts in this column represent grants of time-based restricted share units. Time-based restricted share units granted in 2018 vest in three equal installments on the first, second and third anniversaries of the grant date.

(4)	The amounts in this column represent grants of stock options. Stock options granted in 2018 vest in three equal installments on the first, second and third anniversaries of the grant date.

(5)

The “Grant Date Fair Value of Stock Awards and Options” column shows the full grant date fair values of the stock options and performance- and time-based restricted share units granted in fiscal 2018. The grant date fair values of the awards are determined under ASC 718 and represent the amounts we would expense in our financial statements over the vesting schedule for the awards. In accordance with SEC rules, the amounts in this column reflect the actual ASC 718 accounting cost without reduction for estimates of forfeitures related to service-based vesting conditions. The assumptions used for determining values are set forth in Note 8 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018. The amounts reflect our accounting for these grants and do not correspond to the actual values that may be realized by the named executive officers.

(6)

This amount represents the incremental fair value, computed in accordance with FASB Topic 718, of the modification on August 1, 2018 of performance-based restricted share units granted to Mr. Fowden, as further described in Footnote 5 to the Summary Compensation Table.

(7)

This amount represents the incremental fair value, computed in accordance with FASB Topic 718, of the modification on August 1, 2018 of time-based restricted share units granted to Mr. Fowden, as further described in Footnote 5 to the Summary Compensation Table.

Outstanding Equity Awards at 2018 Fiscal Year End

The following table sets forth information with respect to equity awards outstanding at December 29, 2018 for each of our named executive officers.

	OPTION AWARDS							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Type of Award	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jerry Fowden	—		141,853	(2)	14.68	12/11/2028	—	—		—
	116,701	(3)	233,402	(3)	17.50	12/7/2027	—	—		—
	389,104	(4)	194,553	(4)	10.40	12/6/2026	—	—		—
	299,657	(5)	149,829	(5)	11.22	2/19/2026	—	—		—
	209,302	(6)	—		9.25	2/25/2025	—	—		—
	214,844	(7)	—		8.00	2/13/2024	—	—		—
	166,463	(8)	—		9.29	5/2/2023	—	—		—
	—		—		—	—	Performance-Based RSU	25,800	(11)	352,428
	—		—		—	—	Time-Based RSU	17,200	(12)	234,952
	—		—		—	—	Performance-Based RSU	96,428	(13)	1,317,206
	—		—		—	—	Time-Based RSU	42,857	(14)	585,427
	—		—		—	—	Performance-Based RSU	144,230	(15)	1,970,182
	—		—		—	—	Time-Based RSU	32,051	(16)	437,817
	—		—		—	—	Time-Based RSU	25,996	(17)	355,105
Jay Wells	—		83,955	(2)	14.68	12/11/2028	—	—		—
	23,080	(3)	46,162	(3)	17.50	12/7/2027	—	—		—
	52,528	(4)	26,265	(4)	10.40	12/6/2026	—	—		—
	38,631	(9)	19,316	(9)	16.99	8/11/2026	—	—		—
	131,849	(5)	65,925	(5)	11.22	2/19/2026	—	—		—
	47,093	(6)	—		9.25	2/25/2025	—	—		—
	52,734	(7)	—		8.00	2/13/2024	—	—		—
	41,959	(8)	—		9.29	5/2/2023	—	—		—
	40,610	(10)	—		6.58	2/21/2022	—	—		—
	—		—		—	—	Performance-Based RSU	22,990	(11)	314,043
	—		—		—	—	Time-Based RSU	15,326	(12)	209,353
	—		—		—	—	Performance-Based RSU	19,071	(13)	260,510
	—		—		—	—	Time-Based RSU	8,476	(14)	115,782
	—		—		—	—	Performance-Based RSU	19,471	(15)	265,974
	—		—		—	—	Time-Based RSU	4,327	(16)	59,107
	—		—		—	—	Performance-Based RSU	15,450	(18)	211,047
	—		—		—	—	Time-Based RSU	3,434	(19)	46,908
	—		—		—	—	Time-Based RSU	11,438	(17)	156,243
Thomas Harrington	—		214,552	(2)	14.68	12/11/2028	—	—		—
	36,307	(3)	72,614	(3)	17.50	12/7/2027	—	—		—
	136,186	(4)	68,094	(4)	10.40	12/6/2026	—	—		—
	38,631	(9)	19,316	(9)	16.99	8/11/2026	—	—		—
	—		—		—	—	Performance-Based RSU	58,753	(11)	802,566
	—		—		—	—	Time-Based RSU	39,168	(12)	535,035
							Performance-Based RSU	30,000	(13)	409,800
	—		—		—	—	Time-Based RSU	13,334	(14)	182,142
	—		—		—	—	Performance-Based RSU	50,480	(15)	689,557
	—		—		—	—	Time-Based RSU	11,218	(16)	153,238
	—		—		—	—	Performance-Based RSU	15,450	(18)	211,047
	—		—		—	—	Time-Based RSU	3,434	(19)	46,908
Charles R. Hinson	—		69,962	(2)	14.68	12/11/2028	—	—		—
	—		—		—	—	Performance-Based RSU	19,158	(11)	261,698
	—		—		—	—	Time-Based RSU	12,772	(12)	174,466
	—		—		—	—	Performance-Based RSU	176,574	(20)	2,412,001
Marni Morgan Poe	—		65,298	(2)	14.68	12/11/2028	—	—		—
	17,505	(3)	35,010	(3)	17.50	12/7/2027	—	—		—
	41,342	(4)	20,671	(4)	10.40	12/6/2026	—	—		—
	38,631	(9)	19,316	(9)	16.99	8/11/2026	—	—		—
	49,229	(5)	24,615	(5)	11.22	2/19/2026	—	—		—
	37,064	(6)	—		9.25	2/25/2025	—	—		—
	41,504	(7)	—		8.00	2/13/2024	—	—		—
	32,598	(8)	—		9.29	5/2/2023	—	—		—
	27,704	(10)	—		6.58	2/21/2022	—	—		—
	—		—		—	—	Performance-Based RSU	17,881	(11)	244,254
	—		—		—	—	Time-Based RSU	11,920	(12)	162,827
	—		—		—	—	Performance-Based RSU	14,464	(13)	197,578
	—		—		—	—	Time-Based RSU	6,428	(14)	87,806
	—		—		—	—	Performance-Based RSU	15,324	(15)	209,326
	—		—		—	—	Time-Based RSU	3,406	(16)	46,526
	—		—		—	—	Performance-Based RSU	15,450	(18)	211,047
	—		—		—	—	Time-Based RSU	3,434	(19)	46,908
	—		—		—	—	Time-Based RSU	4,271	(17)	58,342

(1)	The market value shown has been calculated based on the closing price of our common shares on the NYSE as of December 28, 2018 ($13.66), the last business day of our 2018 fiscal year.

(2)	This amount represents stock options granted on December 11, 2018, which vest in three equal installments on the first, second and third anniversaries of the grant date.

(3)	This amount represents stock options granted on December 7, 2017, which vest in three equal installments on the first, second and third anniversaries of the grant date.

(4)	This amount represents stock options granted on December 6, 2016, which vest in three equal installments on the first, second and third anniversaries of the grant date.

(5)	This amount represents stock options granted on February 19, 2016, which vest in three equal installments on the first, second and third anniversaries of the grant date.

(6)	This amount represents stock options granted on February 25, 2015 that vested on the last day of our 2017 fiscal year.

(7)	This amount represents stock options granted on February 13, 2014 that vested on the last day of our 2016 fiscal year.

(8)	This amount represents stock options granted on May 2, 2013 that vested on the last day of our 2015 fiscal year.

(9)	This amount represents stock options granted on August 11, 2016, which vest in three equal installments on the first, second and third anniversaries of the grant date.

(10)	This amount represents stock options granted on February 21, 2012 that vested on the last day of our 2014 fiscal year.

(11)

This amount represents performance-based restricted share units granted on December 11, 2018. The performance-based restricted share units vest based on the achievement of a specified target level of cumulative pre-tax income for the period beginning on December 30, 2018 and ending on the last day of our 2021 fiscal year. The payout percentage of the performance-based restricted share units and the related unrecognized compensation cost is subject to change based on the level of targeted pre-tax income that is achieved during such period. The amounts included reflect the total number of shares that would be issued at the end of the three-year performance period if Cott achieves 100% of the “target” pre-tax income level.

(12)	This amount represents time-based restricted share units granted on December 11, 2018, which vest in three equal installments on the first, second and third anniversaries of the grant date.

(13)

This amount represents performance-based restricted share units granted on December 7, 2017. The performance-based restricted share units vest based on the achievement of a specified target level of cumulative pre-tax income for the period beginning on December 31, 2017 and ending on the last day of our 2020 fiscal year. The payout percentage of the performance-based restricted share units and the related unrecognized compensation cost is subject to change based on the level of targeted pre-tax income that is achieved during such period. The amounts included reflect the total number of shares that would be issued at the end of the three-year performance period if Cott achieves 100% of the “target” pre-tax income level.

(14)	This amount represents time-based restricted share units granted on December 7, 2017, which vest in three equal installments on the first, second and third anniversaries of the grant date.

(15)

This amount represents performance-based restricted share units granted on December 6, 2016. The performance-based restricted share units vest based on the achievement of a specified target level of cumulative pre-tax income for the period beginning on January 1, 2017 and ending on the last day of our 2019 fiscal year. The payout percentage of the performance-based restricted share units and the related unrecognized compensation cost is subject to change based on the level of targeted pre-tax income that is achieved during such period. The amounts included reflect the total number of shares that would be issued at the end of the three-year performance period if Cott achieves 100% of the “target” pre-tax income level.

(16)	This amount represents time-based restricted share units granted on December 6, 2016, which vest in three equal installments on the first, second and third anniversaries of the grant date.

(17)	This amount represents time-based restricted share units granted on February 19, 2016, which vest in three equal installments on the first, second and third anniversaries of the grant date.

(18)

This amount represents performance-based restricted share units granted on August 11, 2016. The performance-based restricted share units vest based on the achievement of a specified target level of cumulative pre-tax income for the period beginning on January 1, 2017 and ending on the last day of our 2019 fiscal year. The payout percentage of the performance-based restricted share units and the related unrecognized compensation cost is subject to change based on the level of targeted pre-tax income that is achieved during such period. The amounts included reflect the total number of shares that would be issued at the end of the three-year performance period if Cott achieves 100% of the “target” pre-tax income level.

(19)	This amount represents time-based restricted share units granted on August 11, 2016, which vest in three equal installments on the first, second and third anniversaries of the grant date.

(20)

This amount represents performance-based restricted share units granted on August 11, 2016. The performance-based restricted share units vest based on the achievement of specified target levels of S&D EBITDA (70%), S&D revenue (15%) and S&D free cash flow (15%) for the period beginning on January 1, 2017 and ending on the last day of our 2019 fiscal year. The payout percentage of the performance-based restricted share units and the related unrecognized compensation cost is subject to change based on the level of achievement during such period. The amounts included reflect the total number of shares that would be issued at the end of the three-year performance period if S&D achieves 100% of the “target” levels of S&D EBITDA (70%), S&D revenue (15%) and S&D free cash flow (15%).

Option Exercises and Stock Vested In Fiscal 2018

The following table sets forth information with respect to option exercises and stock awards vesting during 2018 for each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Jerry Fowden	—	—	295,885	4,546,973
Jay Wells	—	—	118,657	1,832,074
Thomas Harrington	—	—	21,317	317,231
Charles R. Hinson	—	—	—	—
Marni Morgan Poe	—	—	49,876	767,657

(1)

This amount includes time-based restricted share units granted in 2016, one-third of which vested on the second anniversaries of the applicable grant dates, and time-based restricted share units granted in 2017, one-third of which vested on the first anniversary of the grant date. This amount also includes performance-based restricted share units granted in 2016, which vested in February 2019 upon certification by the Compensation Committee that the pre-tax income target with respect to such awards was achieved at the 185.0% level.

(2)

With respect to time-based restricted share units granted in 2016, the value realized on vesting has been calculated by utilizing the closing price of our common shares on the NYSE as of the applicable vesting dates (February 19, 2018 ($15.63), August 11, 2018 ($15.37) and December 6, 2018 ($14.84)). With respect to time-based restricted share units granted in 2017, the value realized on vesting has been calculated by utilizing the last closing price of our common shares on the NYSE as of the applicable vesting date (December 7, 2018 ($14.70)).With respect to performance-based restricted share units granted in 2016, the value realized on vesting has been calculated by utilizing the closing price of our common shares on the NYSE as of February 8, 2019 ($15.48), the date the Compensation Committee certified that the pre-tax income target with respect to such awards was achieved at the 185.0% level.

Potential Payments Upon Termination or Change of Control

Amended and Restated Equity Plan and 2018 Equity Plan

Under the Equity Plans, in the event of a Change of Control, the surviving or successor entity may continue, assume or replace awards outstanding as of the date of the Change of Control. If (1) such awards are continued, assumed, or replaced by the surviving or successor entity, and within two years after the Change of Control a grantee experiences an involuntary termination of employment for reasons other than Cause, or terminates his or her employment for Good Reason, or (2) such awards are not continued, assumed or replaced by the surviving or successor entity, then (i) outstanding options and stock appreciation rights issued to a participant that are not yet fully exercisable will immediately become exercisable in full and will remain exercisable in accordance with their terms, (ii) all unvested restricted shares, restricted share units, performance shares and performance units will become immediately fully vested and non-forfeitable, and (iii) any performance objectives applicable to awards will be deemed to have been satisfied at the “target” level of performance specified in connection with the applicable award. Additionally, the Compensation Committee may terminate some or all of such outstanding awards, in whole or in part, as of the effective time of the Change of Control in exchange for payments to the holders as provided in the Equity Plans.

The Equity Plans define “Change of Control” as (i) the consummation of a consolidation, merger, amalgamation, or other similar corporate reorganization of Cott with or into any other corporation whereby the voting shareholders of Cott immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged or amalgamated corporation, or any acquisition or similar transaction or series of transactions whereby any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Cott, any entity controlled by Cott, or any employee benefit plan sponsored by Cott or an entity that is controlled by Cott), is or becomes, including pursuant to a tender or exchange offer for Cott common shares, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Cott representing 50% or more of the combined voting power of Cott’s then outstanding securities; (ii) the consummation of a sale by Cott of all or substantially all of Cott’s assets; (iii) the date upon which individuals who, on the effective date of the Amended and Restated Equity Plan constitute Cott’s board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the board, provided that any person becoming a director subsequent to the effective date of the Amended and Restated Equity Plan whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the board (either by a specific vote or by approval of the proxy statement of Cott in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Cott as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the board shall be deemed to be an Incumbent Director; or (iv) a proposal by or with respect to Cott being made in connection with a liquidation, dissolution or winding-up of Cott (the 2018 Equity Plan defines this prong of “Change of Control” as the liquidation, dissolution or winding-up of Cott).

The Equity Plans define “Cause” and “Good Reason” the same way as the Severance Plan described below. If a Change of Control had occurred on December 29, 2018 and either (1) the surviving or successor entity continued, assumed or replaced awards and within two years after the Change of Control, a named executive officer was involuntarily terminated for reasons other than Cause, or terminated his or her employment for Good Reason, or (2) the surviving or successor entity did not continue, assume or replace awards outstanding as of such date, and the Compensation Committee had not in either case elected to terminate some or all of such outstanding awards in exchange for payments to the holders as provided in the Equity Plans, the unvested awards granted to our named executive officers would have vested on an accelerated basis as set forth below:

Equity Plans	Accelerated Vesting ($)(1)
Jerry Fowden	$6,963,140
Jay Wells	$1,885,449
Thomas Harrington	$3,252,280
Charles R. Hinson	$2,848,165
Marni Morgan Poe	$1,392,064

(1)

Includes the value, based on the closing price of our common shares on the NYSE as of December 28, 2018 ($13.66), the last business day of our 2018 fiscal year, of common shares issuable pursuant to (i) time-based restricted share units granted in 2016, 2017 and 2018 that had not vested as of December 29, 2018, (ii) performance-based restricted share units granted in 2017 and 2018, assuming the performance objectives applicable to such awards were satisfied at the “target” level of performance, and (iii) stock options granted in 2016, 2017 and 2018 that had not vested as of such date, assuming exercise of such options at applicable exercise prices. The stock options granted on August 11, 2016, December 7, 2017 and December 11, 2018 are not included in the table above, as the exercise price of such options exceeded the closing price of our common shares on the NYSE as of December 28, 2018.

These amounts, other than those listed for Messrs. Harrington and Hinson, are included in the applicable “Accelerated Vesting” column in the tables under the heading “Payments under the Severance Plan” on page 51 of this proxy statement.

In the case of a grantee’s termination without Cause or resignation with Good Reason, the number of restricted share units to be deemed earned by a grantee is equal to the pro rata number of restricted share units that he or she would have earned on the vesting date had he or she been continuously employed through such vesting date, as calculated by reference to the portion of the applicable restriction period or performance period during which the grantee was actually employed. Additionally, unvested options vest as of the later of the date of termination and the one year anniversary of the effective date of the award and continue to be exercisable for three years following the date of termination.

Assuming the employment of our named executive officers had been terminated on December 29, 2018 by Cott without Cause or by the named executive officers for Good Reason, they would have been entitled to the following:

Equity Plans	Equity Awards ($)(1)
Jerry Fowden	$6,963,140	(2)
Jay Wells	$1,131,228
Thomas Harrington	$1,661,131
Charles R. Hinson	$2,061,627
Marni Morgan Poe	$800,386

(1)

Includes the value, based on the closing price of our common shares on the NYSE as of December 28, 2018 ($13.66), the last business day of our 2018 fiscal year, of common shares issuable pursuant to: (i) time-based restricted share units granted in 2016, 2017 and 2018 that had not vested as of December 29, 2018, (ii) performance-based restricted share units granted in 2017 and 2018, and (iii) stock options granted in 2016, 2017 and 2018 that had not vested as of such date, assuming exercise of such options at applicable exercise prices. Because the performance periods for the performance-based restricted share units granted to our named executive officers in 2017 and 2018 have not yet been completed, the number of common shares issuable pursuant to performance-based restricted share units that such named executive officers would have been entitled to on December 29, 2018 cannot be determined. As a result, this column includes the value of such performance-based restricted share units on a pro rata basis, assuming achievement of the performance goals at “target” and a share value equal to the closing price of our common shares on the NYSE as of December 28, 2018 ($13.66). Pursuant to the terms of the Equity Plans, assuming the employment of such individuals had been terminated on December 29, 2018 by Cott without Cause or by such individual for Good Reason, the stock options granted in 2018 would vest on the one year anniversary of the grant date of such awards. Options granted on December 11, 2018 would therefore vest on December 11, 2019. The closing price of our common shares on December 11, 2019 is not yet determinable, and as a result, the value of those options are not included in the table above. Finally, the stock options granted on August 11, 2016 and December 7, 2017 are not included in the table above, as the exercise price of such options exceeded the closing price of our common shares on the NYSE as of December 28, 2018.

(2)

Mr. Fowden assumed the role of Executive Chairman of the Board, effective as of December 30, 2018. Under the terms of his offer letter to serve as Executive Chairman of the Board, outstanding restricted share units are not pro-rated, but instead vest in full in accordance with their normal applicable vesting schedules regardless of continued service.

These amounts are included in the applicable “Equity Awards” column in the tables under the headings “Payments under the Severance Plan” on page 51 of this proxy statement and “Payments to Other Named Executive Officers” on page 52 of this proxy statement.

Severance Plan

In February 2009, we commenced the Severance Plan. As of December 29, 2018, each of our named executive officers, other than Messrs. Harrington and Hinson, participated in such plan. As described under the heading “Named Executive Officer Employment Agreements – Thomas Harrington Employment Agreement” on page 42 of this proxy statement, beginning December 30, 2018, Mr. Harrington participates in the Severance Plan as a “Level 1” participant.

The triggering events for any severance payments under the Severance Plan are designed to discourage executive officers from voluntarily terminating their employment with us in order to accept other employment opportunities. The triggering events also provide assurances to the executive officers that they will be compensated if terminated by us without Cause. The Severance Plan defines the entitlements for these executives upon a qualified termination of employment and replaces all previous termination and severance entitlements to which they may have been entitled.

The Compensation Committee determines which employees participate in the Severance Plan. Each participant is assigned to one of three groups, which correspond to severance multiples as follows: Level 1 Employees–1 times; Level 2 Employees–0.75 times; Level 3 Employees–0.50 times. Messrs. Fowden and Harrington are Level 1 employees, Mr. Wells is a Level 2 employee, and Ms. Poe is a Level 3 employee (effective April 1, 2019, Ms. Poe will be a Level 2 employee).

The Severance Plan defines “Cause” to mean:

(i)

the willful failure of the participant to properly carry out the participant’s duties and responsibilities or to adhere to the policies of Cott after written notice by Cott of the failure to do so, and such failure remaining uncorrected following an opportunity for the participant to correct the failure within ten days of the receipt of such notice;

(ii)

theft, fraud, dishonesty or misappropriation by the participant, or the gross negligence or willful misconduct by the participant, involving the property, business or affairs of Cott, or in the carrying out of his duties, including, without limitation, any breach by the participant of the representations, warranties and covenants contained in the participant’s employment agreement or restrictive covenants set out in the Severance Plan;

(iii)	the participant’s conviction of or plea of guilty to a criminal offense that involves fraud, dishonesty, theft or violence;

(iv)	the participant’s breach of a fiduciary duty owed to Cott; or

(v)	the participant’s refusal to follow the lawful written reasonable and good faith direction of the Board.

The Severance Plan defines “Good Reason” to include any of the following:

(i)	a material diminution in the participant’s title or duties or assignment to the participant of materially inconsistent duties;

(ii)

a reduction in the participant’s then current annual base salary or target bonus opportunity as a percentage of annual base salary, unless such reduction in target bonus opportunity is made applicable to all participants serving in substantially the same capacity as participant;

(iii)

relocation of the participant’s principal place of employment to a location that is more than 50 miles away from his principal place of employment on the date upon which he became a participant, unless such relocation is effected at the request of the participant or with his approval;

(iv)

a material breach by Cott of any provisions of the Severance Plan, or any employment agreement to which the participant and Cott are parties, after written notice by the participant of the breach and such failure remaining uncorrected following an opportunity for Cott to correct such failure within ten days of the receipt of such notice; or

(v)

the failure of Cott to obtain the assumption in writing of its obligation to perform the Severance Plan by any successor to all or substantially all of the business or assets of Cott within 15 days after a merger, consolidation, sale or similar transaction.

If a participant’s employment is terminated by us without Cause or by the participant for Good Reason, he or she will receive a cash payment of an amount equal to the participant’s total annual base salary and average bonus (based on the actual bonus paid for the previous two years; except in the case of such a termination of Mr. Fowden in 2019 or Mr. Harrington in 2019 or 2020, in which case the bonus component will be calculated based on target bonus and not average bonus). The terminated participant would also be paid accrued salary and vacation through the date of termination, less applicable withholdings. In addition, the terminated participant would receive accelerated vesting of rights under our equity incentive plans and would continue to receive benefits under our benefit plans for the number of years equal to the severance multiple, where we may do so legally and in accordance with the applicable benefit plans in effect from time to time.

Prior to the adoption of the Severance Plan Amendment (as defined below), Level 1 Employees were entitled to gross-up payments in the event excise tax was imposed, and payments to Level 2 or 3 Employees subject to excise tax were reduced, or cut back, to an amount that would result in no portion of the payments being subject to the excise tax. On August 1, 2018, the Board approved an amendment to the Severance Plan (the “Severance Plan Amendment”) to, among other things, remove the tax gross-up provision. Following adoption of the Severance Plan Amendment, payments to all participants under the Severance Plan subject to excise tax

(other than payments to Mr. Fowden) are cut back to an amount that will result in no portion of the payments being subject to the excise tax. Pursuant to the terms of Mr. Fowden’s offer letter to serve as the Executive Chairman of the Board, Mr. Fowden will continue to receive a gross-up payment in the event excise tax is imposed.

The 280G excise tax and gross-up is an estimated amount assuming an effective individual income tax rate of 40%. This amount is determined on the basis that the amount subject to excise tax would not be decreased by amounts attributable to reasonable compensation for services before the change of control.

Participants whose employment terminates for Cause, or by voluntary resignation (other than for Good Reason), death, or disability are not entitled to benefits under the Severance Plan. Similarly, pursuant to the terms of Mr. Fowden’s offer letter to serve as the Executive Chairman of the Board, if his employment is terminated upon a determination by the Board that there is no longer a business need for the role of Executive Chairman or his employment as Executive Chairman terminates naturally on the one-year anniversary of the effective date of the agreement, Mr. Fowden will not be entitled to benefits under the Severance Plan.

Participants in the Severance Plan agree to non-competition and non-solicitation provisions that continue beyond termination for the number of years equal to the applicable severance multiple, regardless of the cause of termination. Participants agree to execute a general release of claims against us in return for payments under the Severance Plan, and, except in the case of Mr. Fowden as described below, the Severance Plan supersedes applicable provisions of each participant’s prior employment agreement.

Payments under the Severance Plan

As of December 29, 2018, each of our named executive officers, other than Messrs. Harrington and Hinson, participated in the Severance Plan (beginning December 30, 2018, Mr. Harrington participates in the Severance Plan as a “Level 1” participant). Under the Severance Plan, if their employment is terminated by Cott without Cause or by the executive for Good Reason, such executive would receive a cash payment equal to the sum of his or her annual base salary and bonus (based generally on his or her average bonus for the previous two years) times a severance multiple. Mr. Fowden’s prior employment agreement provided that he would receive a pro rata bonus for the year of termination based on the actual bonus he would have received had he been employed through the end of the year, and that if a termination occurred in connection with a change of control, his severance multiple would be 1.5 (instead of 1.0). A change of control was defined in his prior employment letter agreement as a takeover, consolidation, merger, amalgamation, sale of all or substantially all assets or a similar transaction involving Cott.

Assuming his or her employment had been terminated on December 29, 2018 by Cott without Cause or by the executive for Good Reason, the applicable named executive officers would have been entitled to the following:

	Cash Severance ($)	Non Equity Incentive Plan Payment ($)	Medical Continuation ($)	Equity Awards ($)	Total ($)
Jerry Fowden	$940,905	$748,104	$15,139	$6,963,140	$8,667,287
Jay Wells	$414,764	$201,713	$13,838	$1,131,228	$1,761,543
Marni Morgan Poe	$194,806	$115,654	$9,225	$800,386	$1,120,070

Assuming his or her employment had been terminated in connection with a Change of Control on December 29, 2018, the applicable named executive officers would have been entitled to the following:

	Cash Severance ($)	Non Equity Incentive Plan Payment ($)	Medical Continuation ($)	Accelerated Vesting ($)	Total ($)
Jerry Fowden	$1,411,358	$1,122,155	$15,139	$6,963,140	$9,519,360
Jay Wells	$414,764	$201,713	$13,838	$1,885,449	$2,515,763
Marni Morgan Poe	$194,806	$115,654	$9,225	$1,392,064	$1,711,748

Payments to Other Named Executive Officers

As of December 29, 2018, Mr. Harrington and Mr. Hinson did not participate in the Severance Plan (beginning December 30, 2018, Mr. Harrington participates in the Severance Plan as a “Level 1” participant). Mr. Harrington’s prior employment agreement, dated December 16, 2014, provided that if his employment was terminated by Cott without Cause or by Mr. Harrington for Good Reason (each as defined therein), he would be entitled to receive a cash payment in an amount equal to the sum of his then-current annual base salary and the most recently paid annual bonus, payable within 60 days of such termination, as well as an amount equal to his estimated COBRA premiums for medical, dental, and vision coverage for a twelve-month period. Mr. Hinson’s employment letter agreement, dated November 6, 2017, provides that if his employment is terminated by Cott without Cause or by Mr. Hinson for Good Reason (each as defined therein), he would be entitled to receive a cash payment in an amount equal to the sum of twelve months of his then-current annual base salary and his average bonus in the two most recently completed calendar years, less all applicable withholding taxes, payable within 30 days of such termination, except in the case of an involuntary termination that is a part of a group termination program, in which case the payment would be made within 60 days. Assuming their employment had been terminated on December 29, 2018 by Cott without Cause or by the executive for Good Reason, Mr. Harrington and Mr. Hinson would have been entitled to the following cash payments:

	Cash Payments ($)	Non Equity Incentive Plan Payment ($)	Medical Continuation ($)	Equity Awards ($)	Total ($)
Thomas Harrington	$807,649	$421,075	$15,279	$1,661,131	$2,905,134
Charles R. Hinson	$1,000,000	$1,000,000	$33,155	$2,061,627	$4,094,782

Assuming their employment had been terminated in connection with a Change of Control on December 29, 2018, the applicable named executive officers would have been entitled to the following:

	Cash Payments ($)	Non Equity Incentive Plan Payment ($)	Medical Continuation ($)	Equity Awards ($)	Total ($)
Thomas Harrington	$807,649	$421,075	$15,279	$3,252,280	$4,496,283
Charles R. Hinson	$1,000,000	$1,000,000	$33,155	$2,848,165	$4,881,320

Termination by Cott for Cause; Resignation by the Executive Officer other than for Good Reason

We are not obligated to make any cash payment or benefit to any of our executive officers if the executive officer’s employment is terminated by us for Cause or if the executive officer resigns for other than Good Reason (each as defined in applicable employment or severance arrangements), other than the payment of unpaid salary and accrued and unused vacation pay.

Termination because of Death or Disability

Upon an executive officer’s death or disability, we pay accrued salary and a prorated target bonus to the executive officer or the executive officer’s estate (except in the case of Mr. Harrington’s prior employment agreement, pursuant to which he would have received any unpaid bonus for the year preceding his death or disability at the time such bonuses were generally paid to other employees). Upon an executive officer’s death, a pro rata portion of any restricted shares, restricted share units, performance shares or performance units granted to such executive officer under the Equity Plans vest and are paid, in the case of performance shares or units, upon certification by the Compensation Committee of the achievement of the results for the applicable performance period, and in the case of restricted shares or restricted share units, following the executive officer’s death. We provide executive-level life, short-term disability, and long-term care benefits to our executive officers that are not also available to our employees generally. Amounts in respect of such benefits are disclosed in the Summary Compensation Table on page 38 of this proxy statement.

THE HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee of Cott’s Board (the “Compensation Committee”) has submitted the following report for inclusion in this proxy statement:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into Cott’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018 for filing with the SEC and with all applicable Canadian securities authorities.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

STEPHEN HALPERIN, CHAIR

BETTY JANE HESS

STEVEN STANBROOK

February  20, 2019

EQUITY COMPENSATION PLAN INFORMATION

Set out below is information about the Equity Plans. The Amended and Restated Equity Plan is the only plan with awards outstanding as of December 29, 2018. The Amended and Restated Equity Plan and the 2018 Equity Plan generally require us to issue shares that would be dilutive to our shareowners.

Plan	Number of Common Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)			Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders(1)	7,538,396	(2)	US$	12.30	(3)	2,602,043	(4)
Equity Compensation Plans Not Approved by Security Holders	—			—		—
Total	7,538,396	(2)	US$	12.30	(3)	2,602,043	(4)

(1)

Equity compensation plans approved by security holders include the Amended and Restated Equity Plan, which was approved on April 30, 2013, and the 2018 Equity Plan, which was approved on May 1, 2018. There are no outstanding awards under the 2018 Equity Plan.

(2)

Represents 427,818 shares pursuant to time-based restricted share units, 1,664,671 shares pursuant to performance-based restricted share units, and 5,445,907 shares pursuant to stock options granted (and not exercised, forfeited or cancelled, as applicable) under the Amended and Restated Equity Plan. If any of the shares to be issued pursuant to time-based restricted share units, performance-based restricted share units, or stock options are forfeited, expired, or are cancelled or settled without the issuance of shares, they will return to the pool of shares available for issuance under the Amended and Restated Equity Plan. As of March 11, 2019, there were 7,335,928 shares to be issued upon the vesting or exercise of outstanding time-based restricted share units, performance-based restricted share units and stock options under the Amended and Restated Equity Plan.

(3)	Represents the weighted-average exercise price of stock options granted under the Amended and Restated Equity Plan.

(4)

Represents the number of shares available for future issuance under the Equity Plans. Based on the share counting methodology provided for in the Equity Plans, shares issued under each of the Equity Plans, respectively, will be applied to reduce the maximum number of shares remaining available for issuance under each of the Equity Plans, respectively; provided that the total number of shares available for issuance will be reduced 2.0 shares for each share issued pursuant to “full value” awards made after April 30, 2013 or May 1, 2018 for the Amended and Restated Equity Plan and the 2018 Equity Plan, respectively. “Full value” awards include any awards other than options or stock appreciation rights. “Full value” awards that lapse or are forfeited are returned to the pool at the same 2.0 multiple at which they were debited. As of December 29, 2018, there were 4,273,606 full value awards that were issued after April 30, 2013 under the Amended and Restated Equity Plan, which reduce the shares available for future issuance under the Amended and Restated Equity Plan by 8,547,211. As of March 11, 2019, approximately 2,755,119 shares remained available for issuance under the Amended and Restated Equity Plan and 8,000,000 shares remained available for issuance under the 2018 Equity Plan.

The Equity Plans are administered by the Compensation Committee or any other Board committee as may be designated by the Board from time to time. The Equity Plans provide the Compensation Committee flexibility to design compensatory awards that are responsive to Cott’s needs. Subject to the terms of the Equity Plans and applicable statutory and regulatory requirements, the Compensation Committee has the discretion to determine the persons to whom awards will be granted under the plan, the nature and extent of such awards, the times when awards will be granted, the duration of each award, and the restrictions and other conditions to which payment or vesting of awards may be subject.

The burn rate for our Amended and Restated Equity Plan, the only equity plan under which equity awards have been granted for the past three fiscal years, for 2016, 2017 and 2018 was 6.3%, 1.5% and 1.9%, respectively. Burn rate was calculated in accordance with applicable TSX guidance by dividing (1) the number of securities granted under the Amended and Restated Equity Plan for the applicable fiscal year (counting “full-value” awards at a 2 to 1 ratio and reflecting the actual payout percentage on the performance-based restricted share units) by (2) the weighted average securities outstanding for such fiscal year.

DIRECTORS’ AND OFFICERS’ INSURANCE

We provide insurance for the benefit of our directors and officers against certain liabilities that may be incurred by them in their capacity as directors and officers, as specified in the policy. The current annual policy limit is $85,000,000. We are reimbursed for amounts paid to indemnify directors and officers, subject to a deductible of $750,000 for securities claims and a deductible of $500,000 for all other claims. The deductible is our responsibility. There is no applicable deductible if we are unable to indemnify. The annual premium, which is currently $625,745, is paid by us.

Under the terms of our by-laws and agreements with each of our directors, we indemnify our directors and officers against certain liabilities incurred by them in their capacity as directors and officers to the extent permitted by law.

CORPORATE GOVERNANCE

Board and Management Roles

The Board has explicitly assumed responsibility for the stewardship of Cott, including:

•	adopting a strategic planning process;

•	identifying the principal risks for Cott and implementing appropriate risk management systems;

•	succession planning and monitoring of senior management;

•	ensuring that we have in place a communications policy to enable us to communicate effectively and in a timely manner with our shareowners, other stakeholders and the public generally; and

•	maintaining the integrity of our internal control and management information systems.

All decisions materially affecting Cott, our business and operations, including long-term strategic and operational planning, must be approved by the Board prior to implementation. Management develops and prioritizes strategic plans on an annual basis. Management then reviews these strategic plans with the Board during an annual Board strategy meeting, along with industry dynamics, Cott’s challenges, and legal, regulatory and governance developments, among other factors. At the conclusion of this annual strategy meeting, the Board approves Cott’s strategic plan. Additionally, the Board reviews and approves the annual budget under the existing strategy. Management provides the Board with comprehensive updates throughout the year regarding the implementation and results of Cott’s strategic plans, which facilitate the Board’s assessment of Cott’s performance against its stated business objectives. This process allows the Board to understand and impact Cott’s strategic plans, including plans related to return of capital to shareowners, mergers and acquisitions, competitive challenge and changing marketplace conditions. As a result, the Board has substantial oversight of the development and implementation of Cott’s strategic plans and the Board is able to effectively monitor Cott’s progress with respect to the strategic goals and objectives.

To assist in discharging its responsibilities effectively, the Board has established three committees: the Audit Committee, the Corporate Governance Committee and the Compensation Committee. The roles of the committees as part of our governance process are outlined below, and their charters may be viewed on our website at www.cott.com. Each committee has the authority to retain its own legal, accounting or other advisors.

Allocation of Responsibility between the Board and Management

The Board has adopted a written mandate, the text of which is set out in Appendix A. The business and affairs of Cott are managed by or under the supervision of the Board in accordance with all applicable laws and regulatory requirements. The Board is responsible for providing direction and oversight, approving our strategic direction and overseeing the performance of our business and management. Management is responsible for presenting strategic plans to the Board for review and approval and for implementing our strategic direction. The Board has approved a job description for the Chief Executive Officer, which specifically outlines the responsibilities of this position. One of these responsibilities is to prepare, on behalf of management, a written statement of management’s objectives, plans and standards of performance. This report is reviewed and approved annually by both the Compensation Committee and the entire Board. Additionally, we have established a lead independent director role and position descriptions for the chairman of the Board and for each committee chair.

Board Oversight of Risk

Pursuant to the written mandate, management is responsible for day-to-day risk management and is responsible for implementing the risk management strategy for Cott. Risk oversight is a responsibility of the full Board that is administered by the Audit Committee pursuant to the Audit Committee Charter. The Audit Committee:

•	oversees Cott’s Enterprise Risk Management (“ERM”) program and requests reports from management on its monitoring and mitigation of risks;

•	discusses with management the relationship between Cott’s risk appetite and business strategies; and

•	reviews major financial risk exposures and oversees the guidelines and policies used to govern the ERM program.

Other Board committees also play the following roles in risk oversight:

•	The Audit Committee oversees the ERM program guidelines and policies, and considers Cott’s major financial risk exposures as well as risks associated with financial reporting and fraud.

•	The Compensation Committee considers executive officer succession planning as well as major compensation-related risks when reviewing our compensation strategy, plans and programs.

•	The Corporate Governance Committee considers our Board’s succession planning and our corporate governance matters.

Management implements the ERM program through its Internal Audit function, which is responsible for supporting and coordinating management’s ERM process and activities; documenting risk assessments using a consistent approach; identifying and validating controls to mitigate risk; and reporting on results of risk evaluations.

Management provides regular presentations and updates on risk management efforts to the Audit Committee and the Board. In addition, the Board or the Audit Committee may conduct additional risk assessments at any time, and the Board—and each of its committees—is empowered to engage outside advisors to assist in performing its risk oversight duties.

In 2018, the Board and Audit Committee paid particular attention to risks related to data privacy and security.

We believe that the Board’s oversight and involvement in risk assessment provides effective oversight of Cott’s enterprise risks.

Board’s Expectations of Management

The Board expects management to:

•

produce timely, complete and accurate information on our operations and business and on any other specific matter that may, in management’s opinion, have material consequences for us, our shareowners and other stakeholders;

•

act on a timely basis and make appropriate decisions with regard to our operations, in accordance with all the relevant requirements and obligations and in compliance with our policies, with a view to increasing shareowner value;

•	apply a rigorous budget process and closely monitor our financial performance in terms of the annual budget approved by the Board;

•	develop and implement a strategic plan in light of trends in the market; and

•	promote high ethical standards and practices in conducting our business.

Board Leadership

Our Board is composed of 10 directors, 8 of whom are independent. Mr. Jerry Fowden is the Executive Chairman of our Board. Mr. Eric Rosenfeld serves as our Lead Independent Director. The only nominees for director who are not independent are Mr. Thomas Harrington, our Chief Executive Officer, and Mr. Fowden. See “Certain Relationships and Related Transactions” on page 17 of this proxy statement for further discussion of the Board’s determinations as to independence.

Historically, Cott has separated the roles of Chairman of the Board and Chief Executive Officer. Effective as of December 30, 2018, Cott appointed an Executive Chairman of the Board upon the retirement of the outgoing Chairman. Because neither the Executive Chairman nor the Chief Executive Officer is an independent director, Cott anticipates utilizing the Lead Independent Director in an enhanced capacity. The Board feels that separating the role of Executive Chairman and Chief Executive Officer, together with maintaining a Lead Independent Director, reflects good governance procedures and is in the best interests of shareowners at this time. This structure ensures that independent directors play a greater role in the oversight of Cott and actively participate in establishing priorities and procedures for the work of the Board. The Board believes that its leadership structure has not been affected by the Board’s administration of the risk oversight function.

For each regular Board meeting and most special meetings, the Executive Chairman establishes the agenda. Each member of the Board may suggest items for the agenda and may also raise at any meeting subjects that are not on the agenda for that meeting.

The Board believes that it is beneficial to designate a Lead Independent Director, and our Corporate Governance Guidelines recommend doing so whenever the Chairman is not independent. Mr. Rosenfeld, who has served as our Lead Independent Director since 2008, will continue in this role. Our Lead Independent Director presides at executive sessions of the non-management directors (all of whom are independent) to ensure free and open discussion and communication among directors.

The Board conducts an annual evaluation to determine whether it and its committees are functioning effectively. This includes an evaluation of whether the leadership structure continues to be optimal for Cott and its shareowners. The Board conducted this evaluation in light of the leadership transition at the end of 2018 and determined to adapt the leadership structure to reflect the most appropriate leadership arrangements for Cott’s future.

Shareowner Communications

We seek to maintain a transparent and accessible exchange of information with all of our shareowners and other stakeholders with regard to our business and performance, subject to the requirements of all applicable laws and any other limitations of a legal or contractual nature. In addition to our timely and continuous disclosure obligations under applicable law, we regularly distribute information to our shareowners and the investment community through conferences, webcasts made available to the public and press releases. Shareowners and other interested parties are invited to communicate with one or more of our directors, including the Executive Chairman, the Lead Independent Director or with our non-management directors as a group, by sending a letter to the attention of the directors, or any one of them, c/o Cott Corporation, Corporate Center III, Suite 400, 4221 W. Boy Scout Blvd., Tampa, Florida U.S.A. 33607 or by sending an e-mail to Cottboard@cott.com. The letter or e-mail should indicate that you are a Cott shareowner or your other interest in Cott. Unless the letter or e-mail contains unsolicited advertising material, it will be forwarded to the director or directors to whom it is addressed (or, if it is not directed toward a specific director, to our Executive Chairman).

Composition of the Board

Our articles of amalgamation permit a minimum of 3 and a maximum of 15 directors. The Board is currently comprised of 10 members. All of our directors in office at the time of our 2018 annual and special meeting attended in person.

Directors are elected, on an individual basis and in accordance with our Majority Voting and Director Resignation Policy, for a term of one year. The Board does not currently impose, nor does it believe that it should establish, term limits on its directors, as such limits may cause the loss of experience and expertise important to the optimal operation of the Board. The annual self-evaluation and Board assessment process referred to below under “Corporate Governance Committee” will be an important determinant for Board tenure. The Board has adopted a mandatory retirement policy for directors, which provides that no director may stand for election or re-election to the Board after the director has reached the age of 75. A director that turns 75 during his or her term, however, may serve out the remainder of that term.

We are proud to be an equal opportunity and affirmative action employer. It is our goal to have a work force that reasonably reflects the diversity of qualified talent that is available in relevant labor markets. We seek to recruit, develop and retain the most talented people from a diverse candidate pool.

As described in our Code of Business Conduct and Ethics, we base employment decisions, including selection, development and compensation decisions, on an individual’s qualifications, skills and performance.

We do not base these decisions on personal characteristics or status, such as race, color, sex, pregnancy, national origin, citizenship, religion, age, disability, veteran status, sexual orientation, gender identity, marital status, and/or genetic information. We are fully committed to equal employment opportunity and compliance with the letter and spirit of the full range of fair employment practices and non-discrimination laws in the countries in which we do business.

Recommendations concerning director nominees are, foremost, based on merit and performance. Diversity, including gender diversity, is taken into consideration, as it is beneficial that a diversity of backgrounds, views and experiences be present at the Board and management levels. In its evaluation of a potential member of the Board, the Corporate Governance Committee will give consideration to (i) what skills and competencies the Board should possess, (ii) what skills and competencies each director currently possesses and (iii) what skills and competencies the potential nominee will bring. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. The Board, taking into consideration the recommendations of the Corporate Governance Committee, will be responsible for selecting the nominees for election to the Board, for appointing directors to fill vacancies, and determining whether a nominee or appointee is independent.

There are currently two women on the Board (i.e., 20.0%) and one in an executive officer position at Cott (i.e., 14.3%).

The Board is mindful of the benefit of diversity on the Board and management of Cott and the need to maximize the effectiveness of the Board and management and their respective decision-making abilities. Accordingly, in February 2019, the Board adopted a diversity policy, the purpose of which is to outline how Cott approaches diversity, particularly when identifying individuals to serve as members of the Board or senior management. Pursuant to the policy, the Company, the Corporate Governance Committee and the Board will consider diversity, including the level of female representation, in the identification and nomination of directors and in the hiring of senior management. The policy does not contain a specific target regarding diverse directors or senior management, as the Board does not believe that targets or quotas will necessarily result in the identification or selection of the best director and senior management candidates. Any third parties engaged by the Company to assist in identifying possible members of the Board or senior management will be advised of the Company’s recognition of the potential benefits of diversity.

The Board (or a committee of the Board) will annually review the policy and assess its implementation and effectiveness in connection with the composition of the Board and senior management. Cott will annually report in its proxy statement on the process it has used in relation to Board appointments and senior management hires.

Independence of the Board

The only nominees for director who are not independent are Mr. Harrington, our Chief Executive Officer, and Mr. Fowden, our former Chief Executive Officer and current Executive Chairman of the Board. See “Certain Relationships and Related Transactions” on page 17 of this proxy statement for further discussion of the Board’s determinations as to independence. Mr. Rosenfeld serves as our Lead Independent Director.

At all meetings of the Board and committees of the Board, any non-management Board member may request that all members of management, including management directors, be excused so that any matter may be discussed without any representative of management being present. The non-management directors, all of whom are independent, meet independently of management as part of each regularly scheduled meeting of the Board. In 2018, the non-management directors held five such meetings. In addition, directors who have a material interest in a transaction or agreement are required to disclose the interest to the Board and to refrain from voting on the matter, and they do not participate in discussions relating to the transaction or agreement.

Each of the Compensation Committee, the Corporate Governance Committee and the Audit Committee is comprised entirely of independent directors. The Board oversees the establishment and function of all committees, the appointment of committee members and their conduct. The Board has considered the independence of each of its members for purposes of the rules of the NYSE and, where applicable, NI 58-101. See “Certain Relationships and Related Transactions” on page 17 of this proxy statement.

Board Committees

The Board has the following standing committees: Corporate Governance Committee, Audit Committee and Compensation Committee. The charters of these committees are available on our website, www.cott.com. From time to time, the Board may form additional committees in its discretion.

Corporate Governance Committee

Members: Eric Rosenfeld (Chair), Stephen H. Halperin, Britta Bomhard

The Board has determined that each member of the Corporate Governance Committee is independent within the meaning of the rules of the NYSE and NI 58-101. The Corporate Governance Committee is responsible for developing and monitoring our approach to corporate governance issues in general. Specifically, the Corporate Governance Committee is responsible for:

•	developing and maintaining a set of corporate governance principles applicable to Cott and monitoring, on behalf of the Board, Cott’s approach to corporate governance issues;

•	reviewing periodically and recommending changes to the governing documents and the mandates of the Board committees;

•	establishing and articulating qualifications and other selection criteria for the members of the Board or any Board committee;

•

advising the Board regarding the appropriate number of directors, and identifying and recommending the nomination of new members to the Board and its committees from time to time and nominees for each annual meeting of shareowners (and as such functions as a nominating committee);

•

in the event that a director’s principal employment responsibilities change (except for internal promotions within his or her organization) and that director volunteers to resign from the Board as required pursuant to the Corporate Governance Guidelines, recommending to the Board whether or not to request such resignation;

•	advising the Board with respect to the Board’s leadership structure and the positions held by the members of the Board;

•

ensuring that management develops, implements and maintains appropriate orientation and education programs for directors and schedules periodic presentations for directors to ensure the Board is aware of major business trends and industry and corporate governance practices;

•	developing and recommending to the Board for approval an annual self-evaluation process of the Board and its committees (including each member thereof) and management;

•	monitoring the quality of the relationship between management and the Board and recommending any areas for improvement;

•	reporting on corporate governance as required by all applicable public disclosure requirements;

•	reviewing and assessing annually Cott’s Corporate Governance Guidelines;

•	reviewing and, as appropriate, modifying the Code of Business Conduct and Ethics, and pre-approving any request for a waiver of such Code;

•	reviewing all related party transactions, whether or not reportable pursuant to applicable U.S. and Canadian securities laws and regulations;

•	reviewing, on at least an annual basis, the way in which Cott’s corporate governance is being evaluated by relevant external organizations and publications;

•	developing and administering a mandatory retirement age policy;

•	being responsible for those matters assigned to it under Cott’s Code of Business Conduct and Ethics and Code of Ethics for Senior Officers;

•

reviewing and assessing Cott’s strategy, initiatives and policies relating to environmental, social and governance matters that are significant to Cott and receiving updates with respect thereto from management;

•	reviewing and reassessing the adequacy of the Corporate Governance Committee’s charter annually and recommending any proposed changes to the Board for approval;

•

reviewing and assessing the Corporate Governance Committee’s own performance on an annual basis and reporting regularly to the Board regarding the results of the Corporate Governance Committee’s activities; and

•

retaining, to the extent it deems necessary or appropriate, outside consultants and other outside advisors to the Committee at the expense of Cott, including any search firm engaged to identify potential candidates for directorship.

In selecting candidates for the Board, the Corporate Governance Committee applies a number of criteria, including the following:

•	each director should be an individual of the highest character and integrity;

•	each director should have sufficient experience to enable the director to make a meaningful contribution to the Board and to Cott;

•	each director should have sufficient time available to devote to our affairs in order to carry out his or her responsibilities as a director;

•	each person who is nominated as an independent director should meet all of the criteria established for independence under applicable securities or stock exchange laws, rules or regulations;

•	whether the residency of the nominee will impact residency and qualification requirements under applicable legislation relating to the composition of the Board and its committees; and

•	whether the person is being nominated, or is precluded from being nominated, to fulfill any contractual obligation we may have.

In addition to the factors considered above, the Corporate Governance Committee also considers how a nominee will contribute to the diversity of the Board, which is measured by a number of factors, including professional background, education, race, gender, and residence (subject to any applicable law or regulation).

The Corporate Governance Committee considers suggestions as to nominees for directors from any source, including any shareowner. In addition, our by-laws fix a deadline by which shareowners must submit director nominations prior to any meeting of shareowners. In the case of annual meetings, advance notice must be delivered to us not less than 30 nor more than 60 days prior to the date of the annual meeting; provided, however, that if the annual meeting is called for a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, advance notice may be made not later than the close of business on the 10th day following the date on which the public announcement of the date of the annual meeting is first made by us. In the case of a special meeting of shareowners (which is not also an annual meeting), advance notice must be delivered to us no later than the close of business on the 15th day following the day on which the public announcement of the date of the special meeting is first made by us. Our by-laws also require any shareowner making a director nomination to provide certain important information about its nominees with its advance notice. Only shareowners who comply with the requirements of our by-laws will be permitted to nominate directors to the Board unless the “advance notice” requirements of our by-laws are waived by the Board in its sole discretion.

Shareowners wishing to submit a director nomination should write to our Secretary and include the following:

•	the name, age, principal occupation and contact information of the nominee;

•	whether the nominee is a resident Canadian within the meaning of the Canadian Business Corporation Act (the “Act”);

•

the class or series and number of shares of the Company that are controlled or that are owned beneficially or of record by the nominee as of the record date for the meeting of shareowners (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

•

any relationships, agreements or arrangements between the nominee or any of its affiliates and the nominating shareowner, any person acting jointly or in concert with the nominating shareowner or any of their respective affiliates;

•

any other information relating to the nominee that would be required to be disclosed in a dissident’s proxy statement in connection with solicitations of proxies for election of directors pursuant to the Act and applicable securities laws; and

•	duly completed personal information form in respect of the nominee in the form prescribed by the NYSE and TSX.

Such nominating shareowner giving the notice must also include the following:

•	the name and record address of the nominating shareowner;

•

the class or series and number of shares of the Company which are controlled or which are owned beneficially or of record by the nominating shareowner as of the record date for the meeting of shareowners (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

•	any derivatives or other economic or voting interests in the Company and any hedges implemented with respect to the nominating shareowners’ interests in the Company;

•	any proxy, contract, arrangement, understanding or relationship pursuant to which the nominating shareowner has a right to vote any shares of the Company;

•	whether the nominating shareowner intends to deliver a proxy statement and form of proxy to any shareowners of the Company in connection with the election of directors; and

•

any other information relating to the nominating shareowner that would be required to be made in a dissident’s proxy statement in connection with solicitations of proxies for election of directors pursuant to the Act and applicable securities laws.

You are advised to review our by-laws, which contains additional requirements about advance notice of director nominations.

The Corporate Governance Committee conducts assessments of the Board and its committees at least annually. Directors are required to complete an evaluation of the performance of the Board, its committees and directors, which are then reviewed by the Corporate Governance Committee, and conclusions and recommendations resulting therefrom are reported to the full Board.

Management, working with the Corporate Governance Committee, provides orientations and education programs for new directors to familiarize them with Cott and its business. They also meet with Company representatives to review the mandates and roles of the Board and its committees, as well as applicable corporate policies. Directors regularly meet with management to discuss corporate developments and participate in plant tours from time to time. In addition, directors are provided with materials concerning matters to be discussed at an upcoming meeting prior to the meeting.

The Corporate Governance Committee may from time to time engage outside advisors to assist in identifying and evaluating potential nominees to the Board.

The Corporate Governance Committee met six times in 2018.

Audit Committee

Members: Graham W. Savage (Chair), Gregory Monahan, Mario Pilozzi

The Audit Committee reports directly to the Board. Each member has been determined by the Board to be independent within the meaning of the rules of the NYSE, NI 52-110 and Rule 10A-3 of the Exchange Act.

The Audit Committee, on behalf of the Board, oversees the integrity of our annual and interim consolidated financial statements, compliance with applicable legal and regulatory requirements, significant financial reporting issues, the internal audit function, the annual independent audit of our financial statements, the qualifications and independence of our independent auditor, the performance of our internal auditors and independent auditor and is responsible for satisfying itself that we have implemented appropriate systems of internal controls. The Audit Committee reviews the terms of engagement and proposed overall scope of the annual audit with management and the independent auditor. See “Independent Registered Certified Public Accounting Firm—Audit Committee Report” on page 66 of this proxy statement.

The Audit Committee is also tasked with fulfilling the Board’s oversight role with respect to risk management.

The Audit Committee operates pursuant to a written charter that was most recently updated in February 2019, the text of which is set out in Appendix B. Each member of the Audit Committee is financially literate. Additionally, the Board has determined that Mr. Savage qualifies as an “audit committee financial expert” as such term is defined in the rules of the SEC. The Audit Committee met five times in 2018.

Human Resources and Compensation Committee

Members: Stephen Halperin (Chair), Betty Jane Hess, Steven Stanbrook

The Board has determined that each member of the Compensation Committee is independent within the meaning of the rules of the NYSE and NI 58-101. See “Certain Relationships and Related Transactions” on page 17 of this proxy statement. The Compensation Committee’s charter includes:

•

recommending to the independent members of the Board the annual compensation of the Chief Executive Officer, including base salary, incentive bonus structure, targets, pay-out levels, long-term incentive awards and perquisites;

•	establishing the annual compensation of the direct reports to the Chief Executive Officer;

•

periodically reviewing with the Board and approving short-term and long-term incentive compensation programs and equity-based plans, including general plan administration such as determining eligibility, and setting targets;

•	reviewing and recommending to the board the remuneration to be paid to non-employee members of the Board;

•	reviewing all executive compensation disclosure before such information is publicly disclosed by Cott; and

•	evaluating whether and to what extent Cott’s compensation policies or practices create incentives that affect risk taking.

The Compensation Committee also is responsible for reviewing and reporting periodically to the Board on our organizational structure and ensuring that an appropriate succession plan for the Chief Executive Officer and our executive officers has been developed. On at least an annual basis, the Chief Executive Officer and the Vice President Corporate Human Resources present to the Compensation Committee on Chief Executive Officer and executive officer succession candidates, “next-generation” leadership development and external hiring initiatives for senior positions. The annual reviews of the succession planning process include a review of specific individuals identified as active succession candidates, and each of those individuals is reviewed with respect to progress in current job position and progress toward meeting defined development goals in strategy, leadership and execution. The Compensation Committee then reports on succession planning to the full Board, and the Board discusses such matters in executive session. The Board and individual Board members seek to become familiar with Chief Executive Officer and other senior and “next generation” leaders in the Company. Directors are expected to become sufficiently familiar with Cott’s executive officers to be able to provide perspective on the experience, capabilities and performance of potential Chief Executive Officer candidates. Board meetings are planned to specifically include presentations and attendance by active succession candidates and other senior leaders in the Company.

The Compensation Committee met five times in 2018.

In determining the amount of compensation for directors, the Compensation Committee reviews industry publications and trends provided by FW Cook to determine the appropriate level of compensation. The Compensation Committee then reports its findings and makes recommendations to the Board for approval.

In 2018, the Compensation Committee continued to retain FW Cook as its sole independent compensation consultant. FW Cook only performs work for and reports directly to the Compensation Committee and attends Compensation Committee meetings as requested. FW Cook provided recommendations to the Compensation Committee on the competitiveness and appropriateness of all elements of executive compensation, including the Chief Executive Officer’s compensation. FW Cook did not provide any additional services to the Board or management in 2018.

The Compensation Committee has considered the independence of FW Cook in light of SEC rules and NYSE and TSX listing standards. In connection with this process, the Compensation Committee has reviewed, among other items, a report from FW Cook addressing the independence of FW Cook and the members of the consulting team serving the Compensation Committee, including the following factors: (i) other services provided to Cott by FW Cook; (ii) fees paid by Cott as a percentage of FW Cook’s total revenue; (iii) policies or procedures of FW Cook that are designed to prevent conflicts of interest; (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the Compensation Committee; (v) any Cott stock owned by the senior advisor or any immediate family member; and (vi) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by FW Cook and its senior advisor involved in the engagement did not raise any conflict of interest.

For more information regarding the function of the Compensation Committee, see “Compensation Discussion and Analysis” beginning on page 19 of this proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or was during 2018 an employee, or is or ever has been an officer, of Cott or its subsidiaries. No executive officer of Cott served as a director or a member of the Compensation Committee of another company, one of whose executive officers served as a member of Cott’s Board or Compensation Committee.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Approval of Appointment of Independent Registered Certified Public Accounting Firm

At the meeting you will be asked to approve the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2019 fiscal year. A majority of the votes cast must be in favor of this resolution in order for it to be approved. The appointment of PricewaterhouseCoopers LLP will be approved if a majority of the votes cast by those of you who are present in person or represented by proxy at the meeting are in favor of this action.

We recommend that you vote FOR the approval of the appointment of PricewaterhouseCoopers LLP.

IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR SHARES WILL BE VOTED FOR THE APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP UNLESS YOU SPECIFICALLY INDICATE OTHERWISE ON THE FORM OF PROXY.

Principal Accounting Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services performed by PricewaterhouseCoopers LLP for us for 2018 and 2017 were as follows:

	Fees ($)
	2018	2017
Audit Fees (including out-of-pocket expenses)	4,123,200	7,377,600
Audit-Related Fees	265,000	2,549,400
Tax Fees	975,500	733,200
All Other Fees	7,200	11,500

Total	5,370,900	10,671,700

Audit Fees

Audit fees are those for services related to the audit of our annual financial statements for inclusion in our Annual Report on Form 10-K for the 2018 and 2017 fiscal years, including the integrated audit of internal controls over financial reporting, and for the review of the financial statements included in our Quarterly Reports on Form 10-Q for those years. In addition, services rendered in 2018 and 2017 included services related to the audit of statutory filings and various SEC filings (for example, comfort letters and consents).

Audit-Related Fees

Audit-related fees for the 2018 fiscal year consisted primarily of review of company-preparedness for new accounting standards. Audit-related fees for the 2017 fiscal year consisted primarily of audits of significant divestitures.

Tax Fees

Tax fees in 2018 and 2017 consisted of tax compliance services and advice.

All Other Fees

All Other Fees for 2018 and 2017 consisted of fees for access to accounting research and disclosure review software resources.

Pre-Approval Policies and Procedures

In engaging Cott’s independent registered certified public accounting firm, the Audit Committee considers the following guidelines:

•

For audit services, the independent auditor is to provide the Audit Committee with an engagement letter for each fiscal year outlining the scope of the audit services proposed to be performed. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee. The independent auditor is to submit an audit services fee proposal for approval by the Audit Committee.

•

For non-audit services, management and the independent auditor will periodically submit to the Audit Committee for approval in advance a description of particular non-audit services. Management and the independent auditor will each confirm to the Audit Committee that each proposed non-audit service is permissible under applicable legal requirements. The Audit Committee must approve permissible non-audit services in order for us to engage the independent auditor for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this process.

•

If management proposes that the Audit Committee engage the independent auditor to provide a non-audit service that is not contemplated or approved by the Audit Committee pursuant to the process outlined above, management will submit the request to the Audit Committee. Management and the independent auditor will each confirm to the Audit Committee that such non-audit service is permissible under all applicable legal requirements. Management will also provide an estimate of the cost of such non-audit service. The Audit Committee must approve the engagement for the non-audit service and the fees for such service prior to our engagement of the independent auditor for the purposes of providing such non-audit service.

Any amendment or modification to an approved permissible non-audit service must be approved by the Audit Committee or the chair of the Audit Committee prior to the engagement of the auditor to perform the service.

Our audit-related fees, tax fees, and all other fees in 2018 were pre-approved by the Audit Committee. The Audit Committee has determined that the provision of the non-audit services for which these fees were rendered is compatible with maintaining the independent auditor’s independence.

The Audit Committee has selected PricewaterhouseCoopers LLP as Cott’s independent registered certified public accounting firm for the 2019 fiscal year, subject to shareowner approval at the 2019 Annual Meeting of Shareowners. One or more representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have an opportunity to make a statement as he or she may desire and will be available to respond to appropriate questions.

Audit Committee Report

The Audit Committee reviewed and discussed with management Cott’s audited financial statements for the year ended December 29, 2018. The Audit Committee reviewed with the independent auditor its judgment as to the quality, not just the acceptability, of Cott’s accounting principles and such other matters as the Audit Committee and the auditor are required to discuss under generally accepted auditing standards, in particular those matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board. The Audit Committee also reviewed with management and the independent auditor the critical accounting policies underlying Cott’s financial statements and how these policies were applied to the financial statements for the year ended December 29, 2018.

The Audit Committee received the written disclosures and the letter from the auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor its independence from Cott and management. Additionally, the Audit Committee has considered the compatibility of non-audit services with the auditor’s independence.

The Audit Committee also discussed with the independent auditor the overall scope and plans for the audit. The Audit Committee met with the independent auditor, with and without management present, to discuss the results of their examination, their evaluation of Cott’s internal controls and the overall quality of Cott’s financial reporting.

In performing all of these functions, the Audit Committee acts in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of Cott’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports, and of the independent auditor, who is engaged to audit and report on Cott’s consolidated financial statements and the effectiveness of Cott’s internal control over financial reporting.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in Cott’s Annual Report on Form 10-K for the year ended December 29, 2018 for filing with the U.S. Securities and Exchange Commission and the Canadian securities regulators.

GRAHAM SAVAGE, CHAIR

GREGORY MONAHAN

MARIO PILOZZI

February 20, 2019

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our shareowners with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Consistent with our shareowners’ preference expressed in voting at the 2017 annual and special meeting of shareowners, the Board determined that an advisory vote on the compensation of our named executive officers will be conducted every year. As described in detail under the heading “Compensation Discussion and Analysis,” beginning on page 19 of this proxy statement, we seek to closely align the interests of our named executive officers with the interests of our shareowners. Our compensation programs are designed to reward executives based on the achievement of both individual and corporate performance targets, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. In considering our executive compensation program for 2018, we believe our shareowners will find important the information under the heading “Compensation Discussion and Analysis-Executive Summary” on page 19 of this proxy statement.

For these reasons, the Board is asking shareowners to vote to support our pay practices.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Although the vote we are asking you to cast is advisory and non-binding, our Board and the Compensation Committee value the views of our shareowners and will consider the outcome of the vote when making future compensation decisions for our named executive officers. We believe that Cott benefits from constructive dialogue with our shareowners, and while we will continue to reach out to our shareowners on these and other important issues, we also encourage our shareowners to contact us. Shareowners who wish to communicate with our Board should refer to “Shareowner Communications” on page 58 in this proxy statement for additional information on how to do so.

The text of the resolution is as follows:

“Be it resolved as a resolution of the shareowners that the Company’s shareowners hereby approve, on an advisory basis, the compensation paid to Cott Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion.”

The Board unanimously recommends a vote “FOR” the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement. Because the vote on executive compensation is advisory, there is technically no minimum vote requirement for this proposal. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes cast by shareowners that are present or represented and entitled to vote at the meeting. Unless a proxy specifies that the shares it represents should abstain from voting or vote against the resolution set out above, the persons named in the enclosed proxy intend to vote in favor of the resolution.

ADDITIONAL INFORMATION

Information about Cott

Upon request to our Secretary you may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 29, 2018, our 2018 audited financial statements, and additional copies of this document. Copies of these documents may also be obtained on our website at www.cott.com, on the SEDAR website maintained by the Canadian securities regulators at www.sedar.com and on the EDGAR website maintained by the SEC at www.sec.gov.

In addition, we have made available on our website our Code of Business Conduct and Ethics and our Corporate Governance Guidelines, as well as the charters of each of our Compensation Committee, Corporate Governance Committee and Audit Committee. Copies of any of these documents are available in print to any shareowner upon request to our Secretary.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one Notice, or if applicable, only one copy of our proxy statement or annual report may have been sent to multiple shareowners in your household. We will promptly deliver a separate copy of any of these documents to you if you request one by writing or calling as follows: Cott Corporation, Corporate Center III, Suite 400, 4221 W. Boy Scout Blvd., Tampa, Florida U.S.A. 33607, Attention: Investor Relations Department; telephone number (813) 313-1732. If you want to receive separate copies of future materials, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Approval

Cott’s Board has approved the contents and sending of this proxy statement.

MARNI MORGAN POE
Vice President, General Counsel and Secretary

March 19, 2019

APPENDIX A

COTT CORPORATION (the “corporation”)

MANDATE OF THE BOARD OF DIRECTORS

Purpose:

The purpose of this mandate is to set out the responsibilities of the Board of Directors of the Corporation. The Board of Directors is committed to fulfilling its statutory mandate to supervise the management of the business and affairs of the Corporation with the highest standards of ethical conduct and in the best interests of the Corporation. The Board of Directors approves the strategic direction of the Corporation and oversees the performance of the Corporation’s business and management. The management of the Corporation is responsible for presenting strategic plans to the Board of Directors for review and approval and for implementing the Corporation’s strategic direction.

This mandate should be read in conjunction with the Corporate Governance Guidelines of the Corporation which set out additional responsibilities of the Board of Directors and contain guidelines pertaining to, inter alia, board size, selection, expectations, committees and meetings.

Responsibilities:

The Board of Directors shall:

1.

Satisfy itself as to the integrity of the Chief Executive Officer and other senior officers and that the Chief Executive Officer and other senior officers create a culture of integrity throughout the Corporation.

2.

Review and approve the annual operating plan (including the capital budget), long- and short-term strategic plans (which take into account, among other things, the opportunities and risks facing the Corporation’s business) and business objectives of the Corporation that are submitted by management and monitor the implementation by management of the strategic plan.

3.

Identify and review the principal business risks of the Corporation’s business and oversee, with the assistance of the Audit Committee, the implementation and monitoring of appropriate risk management systems and the monitoring of risks.

4.

Ensure, with the assistance of the Corporate Governance Committee, the effective functioning of the Board of Directors and its committees in compliance with the corporate governance requirements of stock exchange listing rules and applicable law, and that such compliance is reviewed periodically by the Corporate Governance Committee.

5.

Develop the Corporation’s approach to corporate governance. The Corporate Governance Committee shall develop a set of corporate governance principles and guidelines that are specifically applicable to the Corporation. The Board of Directors shall review and approve the principles and guidelines applicable to the Corporation and its officers, directors, and employees, including the Code of Ethics for Senior Officers and the Code of Business Conduct and Ethics.

6.

Satisfy itself that internal controls and management information systems for the Corporation are in place, are evaluated as part of the internal auditing process and reviewed periodically at the initiative of the Audit Committee.

7.

Assess the performance of the Corporation’s executive officers, including establishing and monitoring appropriate systems for succession planning as set forth in the Corporate Governance Guidelines of the Corporation (including appointing, training and monitoring senior management) and for periodically monitoring the compensation levels of such executive officers based on determinations and recommendations made by the Human Resources and Compensation Committee.

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8.	Ensure that the Corporation has in place a policy for effective communication with shareowners, other stakeholders and the public generally.

9.

Review and, where appropriate, approve the recommendations made by the various committees of the Board of Directors, including, without limitation, to: select nominees for election to the Board; appoint directors to fill vacancies on the Board of Directors; appoint and replace, as applicable, the chairman, the lead independent director, the members of the various committees of the Board of Directors and the chair of each such committee; and establish the form and amount of director compensation.

The Board of Directors has delegated to the Chief Executive Officer, working with the other executive officers of the Corporation and its affiliates, the authority and responsibility for managing the business of the Corporation.

The Chief Executive Officer shall seek the advice and, in appropriate situations, the approval of the Board of Directors with respect to extraordinary actions to be undertaken by the Corporation, including those that would make a significant change in the financial structure or control of the Corporation, the acquisition or disposition of any significant business, the entry of the Corporation into a major new line of business or transactions involving related parties.

Measures for Receiving Shareowner Feedback:

The Corporation shall provide a mechanism for receiving feedback from shareowners regarding its publicly disseminated materials and otherwise. The Board of Directors, upon recommendation of the Corporate Governance Committee, will adopt specific procedures for permitting shareowner feedback and communication with the Board of Directors, including procedures that address consideration of persons suggested by shareowners as potential director nominees. Shareowners must comply with the “advance notice” requirements of the Corporation’s by-laws to suggest a nominee to the Board of Directors, unless such requirements are waived by the Board of Directors.

Expectations of Directors:

The Board of Directors shall develop and update, in conjunction with the Corporate Governance Committee, specific expectations of directors. Such expectations shall be set out in the Corporate Governance Guidelines of the Corporation.

Annual Evaluation:

At least annually, the Board of Directors through the Corporate Governance Committee shall, in a manner the Board of Directors determines to be appropriate:

•

Conduct a review and evaluation of the performance of the Board of Directors and its members, its committees and their members, including the compliance of the Board of Directors with this mandate and of the committees with their respective charters.

•	Review and assess the adequacy of this mandate.

No Rights Created:

This mandate is a broad policy statement and is intended to be part of the Board of Directors’ flexible governance framework. While this mandate should comply with all applicable law and the Corporation’s articles and by-laws, this mandate does not create any legally binding obligations on the Board of Directors, any committee of the Board of Directors, any director or the Corporation.

Last Approved: February 2019

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APPENDIX B

COTT CORPORATION (the “Corporation”)

AUDIT COMMITTEE (the “Committee”)

CHARTER

Purpose:

The Committee is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling the oversight responsibilities it has with respect to: (1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements, (3) the qualifications and independence of the Corporation’s independent auditor, (4) the performance of the Corporation’s internal auditors and independent auditor, and (5) disclosure controls, internal controls over financial reporting, and compliance with ethical standards adopted by the Corporation.

Committee Authority and Responsibilities:

To fulfill its responsibilities and duties, the Committee shall:

Meetings

1.

Report regularly to the Board by means of written or oral reports, submission of minutes of Committee meetings or otherwise, from time to time or whenever it shall be called upon to do so, including a review of any issues that arise with respect to the quality and integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the performance and independence of the Corporation’s independent auditor, and the performance of the internal auditors.

2.

Meet as often as it determines necessary, but not less frequently than quarterly. The Committee shall meet separately in person or telephonically, periodically, with management (including the Chief Financial Officer and Chief Accounting Officer), the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Committee deem appropriate. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The time at which, and the place where, the meetings of the Committee shall be held, the calling of meetings and the procedure in all respects of such meeting shall be determined by the Committee, unless otherwise provided for in the by-laws of the Corporation or otherwise determined by resolution of the Board.

3.

Meet privately with management and the independent auditor (together or separately) as frequently as the Committee deems appropriate for the Committee to fulfill its responsibilities, to discuss any concerns of the Committee, management or the independent auditors.

Financial Statement and Disclosure Matters

4.

Meet to review and discuss the annual audited financial statements with management and the independent auditor, including the Corporation’s specific disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K.

5.

Meet to review and discuss the quarterly financial statements with management and the independent auditor prior to filing the Corporation’s Form 10-Q, including the results of the independent auditor’s review of the Corporation’s quarterly financial statements.

6.

Discuss with management and the independent auditor significant financial accounting and reporting issues, complex or unusual transactions and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles.

7.

Review and discuss with management and the independent auditor any issues as to the adequacy of the Corporation’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

8.

Prepare the audit report required by the rules of the U.S. Securities and Exchange Commission to be included in the Corporation’s annual proxy circular and any other Committee reports required by applicable U.S. or Canadian securities laws or stock exchange listing requirements or rules.

9.

Discuss with management the Corporation’s earnings press releases (including the use of any “pro forma” or “adjusted” non-GAAP information) prior to the public disclosure thereof by the Corporation, as well as financial information and earnings guidance provided to analysts and rating agencies.

10.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Corporation’s financial statements.

11.

Review disclosures made to the Committee by the Corporation’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

12.

Review and discuss with management (including the senior internal audit executive) and the independent auditor the Corporation’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Corporation’s Form 10-K.

Oversight of the Corporation’s Risk Management Function

13.

Oversee the risk management activities of the Corporation, which will include holding periodic discussions with management regarding the Corporation’s guidelines and policies with respect to risk assessment, risk management, and major strategic, financial and operational risk exposures such as fraud, data privacy and security, environmental, competitive and regulatory risks. The Committee shall receive regular reports regarding such risks and the steps management has taken to monitor and control any exposure resulting from such risks. The Committee shall, on at least an annual basis, facilitate a discussion with the Board regarding the Corporation’s risk management function and the Corporation’s major strategic, financial and operational risk exposures.

Oversight of the Corporation’s Relationship with the Independent Auditor

14.

Subject to compliance with the requirements of applicable laws, the Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareowner ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor and advisors retained by the Committee (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The independent auditor shall report directly to the Committee.

15.

Before the engagement of the independent auditor and at least annually thereafter, review and discuss with the independent auditor the independent auditor’s written communications to the Committee regarding the relationships between the auditor and the Corporation that, in the auditor’s professional judgment, may reasonably be thought to bear on its independence and affirming in writing to the Committee that the auditor is independent.

16.

Review with the independent auditor any audit problems or difficulties and management’s response. This review should include a discussion of (a) any restrictions on the scope of the independent auditor’s activities or on access to requested information, and (b) any significant disagreements with management. The Committee may review, as it deems appropriate, (i) any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Corporation.

17.

Subject to compliance with the requirements of applicable laws, the Committee shall set clear hiring policies for employees or former employees and partners or former partners of the current and former independent auditor.

18.

The Committee shall, at least annually, obtain and review a report from the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Corporation (to assess the auditor’s independence).

19.

Based on the above mentioned report and the independent auditor’s work throughout the year, the Committee shall evaluate the qualifications performance and independence of the independent auditor, and select the Corporation’s auditor for the next year, subject to shareowner ratification. In this evaluation, the Committee shall (i) consider whether the independent auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditor’s independence, (ii) evaluate the lead partner of the independent auditor’s team and make sure that there is a regular rotation of the lead partner, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditing firm on a regular basis, (iii) evaluate the independent auditor’s team, and (iv) take into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

20.

The Committee shall review and discuss quarterly reports from the independent auditor (required by Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. Additionally, the Committee shall review with the independent auditor the matters required to be discussed under the standards of the Public Company Accounting Oversight Board.

21.

The Committee shall pre-approve all permitted auditing services and non-audit services (including the fees and terms thereof) to be performed for the Corporation or its subsidiary entities by its independent auditor. Notwithstanding the foregoing, the Chair of the Committee shall be permitted to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation or its subsidiary entities by its independent auditor; provided that any such pre-approvals shall be subject to ratification by the Committee at its next meeting. This permission is also subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee shall review and discuss with the independent auditor the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the auditor’s independence.

22.	Meet with the independent auditor prior to the annual audit to review and discuss the planning and staffing of the audit.

Oversight of the Corporation’s Internal Audit Function

23.

The senior internal audit executive will report directly to the Chair of the Committee and administratively on a dotted line to the Corporation’s Chief Financial Officer.    The Committee will review and advise management on the selection and removal of the senior internal audit executive.

24.	Review the significant reports to management prepared by the internal audit department and management’s responses.

25.	Periodically review, with the independent auditor, the internal audit department’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

26.	Periodically review, with the senior internal audit executive, any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function’s work.

27.	Annually review and recommend changes (if any) to the internal audit charter.

Compliance Oversight Responsibilities

28.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

29.

Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters, and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

30.

Periodically review and discuss with management, the internal auditors, and the independent auditor the overall adequacy and effectiveness of the Corporation’s legal, regulatory and ethical compliance programs, including the Corporation’s Code of Business Conduct and Ethics and Code of Ethics for Senior Officers. The Committee shall periodically receive from management confirmation of its compliance with material legal and regulatory compliance requirements. The Committee shall advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s Code of Business Conduct and Ethics and Code of Ethics for Senior Officers. Consistent with these responsibilities, the Committee shall encourage continuous improvement of, and shall foster adherence to, the Corporation’s policies, procedures, and practices at all levels. The Committee shall also provide for open communication among the independent auditor, management, the internal audit function, and the Board.

31.

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

32.	Discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies and internal controls.

33.

It is understood that in order to properly carry out its responsibilities, the Committee shall have the authority, without seeking Board approval and to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Corporation shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Corporation and to any advisors employed by the Committee, as well as the funding levels for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Committee Membership and Evaluation:

34.

Upon the recommendation of the Corporate Governance Committee, the Board shall elect annually from among its members a committee to be known as the Audit Committee to be composed of at least three independent directors, none of whom shall (a) accept directly or indirectly from the Corporation or any subsidiary of the Corporation any consulting, advisory or other compensatory fee, other than as remuneration for acting in his or her capacity as a member of the Board or any Board committee, or as a part-time chair or vice-chair of the Board or any Board committee, (b) be affiliated with the Corporation or any of its affiliates, (c) be officers or employees of the Corporation or of any of its affiliates, or have been an officer or employee of the Corporation, any of its affiliates or the independent auditor in the three years prior to being appointed to the Committee, or (d) be an immediate family member of any of these persons.

35.

Each member of the Committee shall meet the independence, experience and financial literacy requirements of any stock exchange upon which the Corporation’s stock is listed from time to time and in accordance with U.S. and Canadian securities laws, including applicable listing standards. At least one member of the Committee shall be an “audit committee financial expert” (as defined by the U.S. Securities and Exchange Commission).

36.

Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service on more than two other audit committees would not impair such member’s ability to effectively serve on the Committee. If such a determination is made, it must be disclosed in the Corporation’s annual proxy circular.

37.

A majority of the members of the Committee shall constitute a quorum. No business may be transacted by the Committee except at a meeting of its members at which a quorum of the Committee is present (in person or by means of telephone conference whereby each participant has the opportunity to speak to and hear one another) or by a resolution in writing signed by all the members of the Committee.

38.

Each member of the Committee shall hold such office until the next annual meeting of shareowners after election as a member of the Committee. However, any member of the Committee may be removed or replaced at any time by the Board, with or without cause, and shall cease to be a member of the Committee as soon as such member ceases to be a director or otherwise ceases to be qualified to be a member of the Committee. The Board shall fill Committee member vacancies by appointing a member from the Board. If a vacancy on the Committee exists, the remaining members shall exercise all the Committee’s powers so long as a quorum exists.

39.

Upon the recommendation of the Corporate Governance Committee, the Board shall elect a member of the Committee to act as Chair of the Committee (the “Chair”). The Chair will appoint a secretary who will keep minutes of all meetings (the “Secretary”), which shall be circulated to members of the Board upon completion.    The Secretary need not be a member of the Committee or a director and can be changed by simple notice from the Chair.

40.	The members of the Committee shall be entitled to receive such remuneration for acting as members of the Committee as the Board may from time to time determine.

41.

The Committee may form and delegate authority to subcommittees consisting of one or more members of the Committee when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

42.	At least annually, the Committee shall review and reassess the adequacy of this charter. The Committee shall annually review and assess the Committee’s own performance.

Disclosure:

This charter shall be made available on the Corporation’s website.

Interpretations and Determinations:

The Committee and the Board shall have the power and authority to interpret this charter and make any determinations as to whether any act taken has been taken in compliance with the terms hereof.

Limitation of Audit Committee’s Role:

It is not the duty of the Committee to prepare financial statements, to plan or conduct audits or to determine that the Corporation’s financial statements and disclosure are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

No Rights Created:

This charter is a broad policy statement and is intended to be part of the Committee’s flexible governance framework. While this charter should comply with all applicable laws, regulations and listing requirements and the Corporation’s articles and by-laws, this charter does not create any legally binding obligations on the Committee, the Board, any members of the Board or the Corporation.

Revised February 2019

Cott Corporation

1200 Britannia Road East Mississauga, Ontario L4W 4T5 www.cott.com	Corporate Center III Suite 400 4221 W. Boy Scout Blvd. Tampa, Florida U.S.A. 33607

8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com Security Class Holder Account Number Fold Form of Proxy - Annual Meeting of Shareowners of Cott Corporation to be held on April 30, 2019 This Form of Proxy is solicited by and on behalf of management and the board of directors. Notes to proxy 1. Every shareowner has the right to appoint some other person of their choice, who need not be a shareowner, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. 3. This proxy should be signed in the exact manner as the name appears on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by management to the shareowner. 5. The securities represented by this proxy will be voted or withheld from voting in accordance with the instructions of the shareowner, however, if you do not specify how to vote in respect of any matter, your proxyholder is entitled to vote your shares as he or she sees fi t. If this proxy does not specify how to vote on a matter, and if you have authorized a director or offi cer of Cott Corporation to act as your proxyholder, this proxy will be voted as recommended by management. In particular, if your proxy does not specify how to vote, this proxy will be voted: FOR the nominees listed in resolution 1. Election of Directors, FOR the appointment of Cott’s independent registered certifi ed public accounting fi rm set out in resolution 2. Appointment of Independent Registered Certifi ed Public Accounting Firm and    FOR the approval of our executive compensation by non-binding advisory vote set out in resolution 3. Non-Binding Advisory Vote on Executive Compensation.    6. This proxy confers discretionary authority in respect of amendments or variations to matters identifi ed in the Notice of Meeting or other matters that may properly come before the meeting and at any continuation of the meeting after an adjournment thereof. 7. This proxy should be read in conjunction with the accompanying documentation provided by management. Fold Proxies submitted must be received by 5:00 p.m. (local time in Toronto, Ontario, Canada) on April 26, 2019. THANK YOU VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! . . . To Vote Using the Telephone To Vote Using the Internet To Receive Documents Electronically Call the number listed BELOW from a touch tone to the following web site: You can enroll to receive future securityholder telephone. www.investorvote.com/Cot communications electronically by visiting www.investorcentre.com and clicking at the    1-866-732-VOTE (8683) Toll Free Smartphone? bottom of the page. Scan the QR code to vote now. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail is the only method by which a shareowner may appoint a person as proxyholder other than the management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER 01GS1F

This Form of Proxy is solicited by and on behalf of management and the board of directors. Appointment of Proxyholder I/We being shareowner(s) of Cott Corporation hereby appoint: Print the name of the person you are Jerry Fowden, Executive Chairman, or failing him, Marni Morgan appointing if this person is someone other Poe, Vice-President, General Counsel & Secretary OR than the Chairman or Secretary as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fi t) at the Annual Meeting of Shareowners of Cott Corporation to be held at the Toronto Airport Marriott, 901 Dixon Road, Toronto, Ontario, Canada, on Tuesday, April 30, 2019 at 8:30 a.m. (local time in Toronto, Ontario, Canada), and at any continuation of the meeting after an adjournment thereof. Discretionary authority is hereby conferred with respect to any amendments or variations to matters identifi ed in the Notice of Meeting or other matters that may properly come before the meeting and at any continuation of the meeting after an adjournment thereof. As of March 11, 2019, management is not aware of any such amendments, variations or other matters to be presented at the meeting. 1. Election of Directors The proposed nominees named in the accompanying proxy statement are: 01. Britta Bomhard; 02. Jerry Fowden; 03. Stephen H. Halperin; 04. Thomas Harrington; 05. Betty Jane Hess; 06. Gregory Monahan; 07. Mario Pilozzi; 08. Eric Rosenfeld; 09. Graham Savage; 10. Steven Stanbrook FOR all nominees listed above: Please specify the name of the Fold individual(s) from whom you FOR all nominees listed above other than: wish to withhold your vote: WITHHOLD vote for all nominees listed above: 2. Appointment of Independent Registered Certifi ed Public Accounting Firm. Appointment of PricewaterhouseCoopers LLP as the Independent Registered Certifi ed Public Accounting Firm. For Against Withhold 3. Non-Binding Advisory Vote on Executive Compensation. For Against Withhold Approval, on a non-binding advisory basis, of the compensation of Cott Corporation’s named executive offi cers. Fold Authorized Signature(s) - Sign Here - This section must be completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the meeting. If no voting instructions are indicated above, this proxy will be voted as recommended by management. Signature(s) Date Interim Financial Statements Request Annual Financial Statements Request In accordance with Canadian securities regulations, shareowners may elect to receive interim fi nancial statements, if they so request. Mark this box if you would like to Mark this box if you would like to receive annual fi nancial statements and accompanying receive interim fi nancial statements and accompanying Management’s Discussion Management’s Discussion and Analysis by mail. If you do not mark this box, or and Analysis by mail. If you do not mark this box, or do not return this PROXY, then do not return this PROXY, then the annual fi nancial statements and accompanying it will be assumed you do NOT want to receive interim fi nancial statements and the Management’s Discussion and Analysis will NOT be sent to you. accompanying Management’s Discussion and Analysis. If you are not mailing back your proxy, you may register online to receive the above fi nancial statement(s) by mail at www.computershare.com/mailinglist. CPTQ 270422 AR1